Exhibit 99.1

GAMCO Investors, Inc.
One Corporate Center
Rye, New York 10580

February 24, 2009

Dear GAMCO Investors Shareholder:

On May 8, 2008, we announced a plan to spin-off certain shares of our subsidiary, Teton Advisors, Inc.  We expect to complete this spin-off on March 20, 2009.  We will accomplish the spin-off through a pro rata dividend of the class B common stock of Teton that we own to our shareholders.  At the time of the spin-off, you will receive 14.930 shares of Teton class B common stock for every one thousand (1,000) shares of GAMCO class A and/or B common stock (“GAMCO common stock”) that you hold at the close of business on March 10, 2009, the record date for this dividend.  If you sell your shares of GAMCO common stock prior to the ex-dividend date you also will be selling your right to receive shares of Teton class B common stock.

The shares of Teton class B common stock distributed to our shareholders will be freely transferable, except for shares received by persons who may be deemed to be Teton’s “affiliates” under the Securities Act of 1933, as amended.  Persons who may be deemed to be Teton’s affiliates after the spin-off generally include individuals or entities that control, are controlled by, or are under common control with Teton, and include Teton’s directors and certain of its officers.  Teton’s affiliates will be permitted to sell their shares of Teton class B common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144.  In addition, the stock certificates representing these Teton shares will contain a legend prohibiting most sales and other dispositions of these shares for a period of 180 days from the effective date of the spin-off.

You will not need to take any action to receive Teton shares and you will not be required to pay anything for the Teton shares or surrender any of your GAMCO shares.  At this time, we have not determined whether the distribution will qualify for tax-free treatment for GAMCO, Teton, and GAMCO stockholders under U.S. tax laws.  You will be required to pay taxes on the value of the dividend if the transaction is deemed to be a taxable distribution.  Our internal estimates of the value of our interest in Teton to be distributed is approximately $926,000 or $.034 per GAMCO outstanding share.  The cost to determine that the distribution is non-taxable appears to be significant relative to the tax that might need to be paid should the distribution be so determined.  We have not incurred the cost to be certain as to the tax status of the distribution because we felt that the cost outweighed the benefit given the size of the potential tax if it were to be determined to be taxable.  Please see section “The Spin-Off – Material U.S. Federal Income Tax Consequences of the Spin-Off” beginning on page 18 for a more fulsome discussion of the issues.  You should consult your personal tax professional to advise you of the specific tax consequences of this transaction, including the applicability and effect of any U.S. federal, state, local and non-U.S. tax laws.

Enclosed please find an information statement that describes the spin-off and the business of Teton, which we are providing to all GAMCO shareholders in accordance with U.S. law.  The information statement describes in detail the distribution of Teton class B common stock to holders of GAMCO common stock and contains important business and financial information about Teton.  We encourage you to read this information carefully.  Please note that no additional shareholder vote is required for the spin-off to occur.  We are not asking you for a proxy, and you are not required to send us a proxy.

If you have any questions regarding the spin-off, please contact our investor relations department by calling (914) 921-5000 or sending a letter to:  Investor Relations, GAMCO Investors, Inc., One Corporate Center, Rye, New York  10580.

Sincerely,
/s/ Jeffrey M. Farber Jeffrey M. Farber Executive Vice President Finance/Corporate Development and Chief Financial Officer

Teton Advisors, Inc.
One Corporate Center
Rye, New York  10580

February 24, 2009

Dear Future Teton Shareholder:

It is my great pleasure to welcome you as a shareholder of Teton Advisors, Inc. and introduce you to our company.  We serve as the investment manager for The GAMCO Westwood Funds, six portfolios with aggregate assets of $418.3 million as of September 30, 2008.

As you know, the Board of Directors of GAMCO Investors, Inc. has approved a plan to spin-off shares of Teton.  GAMCO expects to complete the spin-off on March 20, 2009.

The shares of our class B common stock distributed to holders of GAMCO's class A and class B common stock will be freely transferable, except for shares received by persons who may be deemed to be our “affiliates” under the Securities Act of 1933, as amended, or the Securities Act.  Persons who may be deemed to be our affiliates after the spin-off generally include individuals or entities that control, are controlled by, or are under common control with us, and include our directors and certain of our officers.  Our affiliates will be permitted to sell their shares of Teton class B common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144.  However, the stock certificates representing these Teton shares will contain a legend prohibiting most sales and transfers of these shares for a period of 180 days from the effective date of the spin-off.

This spin-off should enable us to operate our business with even greater focus and agility.  As a Teton shareholder, you can share in our progress as we strive to continue strengthening and growing our business.  I invite you to learn more about Teton by reading the attached information statement.

Sincerely,
/s/ Nicholas F. Galluccio Nicholas F. Galluccio Chief Executive Officer and President

INFORMATION STATEMENT

Distribution of Class B Common Stock of

TETON ADVISORS, INC.

by

GAMCO INVESTORS, INC.

to Shareholders of GAMCO Investors, Inc.

Teton Advisors, Inc. ("Teton") is furnishing this information statement to holders of class A and class B common stock of GAMCO Investors, Inc. ("GAMCO") in connection with the spin-off by GAMCO to its shareholders of all of the shares of class B common stock of Teton that GAMCO owns.  GAMCO will continue to hold shares of class A common stock of Teton.

The spin-off will be made on March 20, 2009, or the distribution date, on a pro rata basis to the holders of record of GAMCO common stock as of the close of business on the record date, March 10, 2009.  If you are a holder of GAMCO common stock at the close of business on the record date, you will receive 14.930 shares of Teton class B common stock for every one thousand (1,000) shares of GAMCO common stock you hold on that date.  If you sell your shares of GAMCO common stock after the record date and prior to the spin-off, you will still receive shares of Teton class B common stock in the spin-off.

At this time, we have not determined whether the distribution will qualify for tax-free treatment for GAMCO, Teton, and GAMCO stockholders under U.S. tax laws.  Our internal estimates of the value of our interest in Teton to be distributed is approximately $926,000 or $.034 per GAMCO outstanding share.  The cost to determine that the distribution is non-taxable appears to be significant relative to the tax that might need to be paid should the distribution be so determined.  For more information on the U.S. federal income tax consequences of the spin-off, see “The Spin-Off – Material U.S. Federal Income Tax Consequences of the Spin-Off” beginning on page 18.

No shareholder vote is required for the spin-off to occur.  We are not asking you for a proxy, and you are requested not to send us a proxy.

You will not be required to make any payment for the shares of Teton class B common stock that you will receive in the spin-off, nor will you be required to surrender or exchange your shares of GAMCO common stock or take any other action in order to receive shares of Teton class B common stock in the spin-off.  You will be required to pay taxes on the value of the dividend if the transaction is deemed to be a taxable distribution.  In reviewing this information statement, you should carefully consider the risks under “Risk Factors” beginning on page 10 of this information statement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this information statement is truthful or complete.  Any representation to the contrary is a criminal offense.

This information statement is not an offer to sell, or a solicitation of an offer to buy, any securities.

GAMCO first mailed this information statement to its shareholders on February 25, 2009

The date of this information statement is February 24, 2009.

******

Teton Advisors, Inc. (formerly known as Gabelli Advisers, Inc.) Financial Statements and Independent Auditors’ Report for the Years Ended December 31, 2007, 2006 and 2005	Exhibit A

Teton Advisors, Inc. Unaudited Condensed Financial Statements and Quarterly Report for the Period Ended September 30, 2008	Exhibit B

EXPLANATORY NOTE

Teton is furnishing this information statement to you solely to provide you with information regarding both the spin-off and our company.  It is not, and should not be construed as, an inducement or encouragement to buy or sell any securities of GAMCO or Teton.

You should rely only on the information contained in this information statement.  Neither we nor GAMCO have authorized any other person to provide you with information different from that contained in this information statement.  The information contained in this information statement is believed by GAMCO to be accurate as of its date.  Therefore, you should assume that the information contained in this information statement is accurate only as of the date on the front cover of this information statement or other date stated in this information statement, regardless of the time of delivery of this information statement.  Teton’s business, financial condition, results of operations and prospects may have changed since that date, and neither we nor GAMCO will update the information except in the normal course of our respective public disclosure obligations and practices or as specifically indicated in this information statement.

_____________________________________________________

As used in this information statement, the terms “we,” “us,” “our” and the “Company” mean Teton Advisors, Inc., unless the context indicates a different meaning.

SUMMARY

This summary highlights information contained elsewhere in this information statement.  This summary does not contain all of the information that you should consider.  You should read this entire information statement carefully, especially the risks of owning Teton’s class B common stock discussed under “Risk Factors,” and Teton’s 2007 audited financial statements and related notes and 2008 unaudited quarterly report.  The audited financial statements and unaudited quarterly report are attached hereto as Exhibits A and B.

GAMCO is a widely-recognized provider of investment advisory services to mutual funds, institutional and high net worth investors, and investment partnerships, principally in the United States.  As of September 30, 2008, GAMCO had $25.6 billion of assets under management (AUM), 96% of which were in equity products.  GAMCO’s assets under management are organized into three groups: Investment Partnerships; Separate Accounts; and Open and Closed-End Funds.  The Open and Closed-End Funds consist of 37 mutual funds, six of which are within the Westwood family of funds.  The Open and Closed-End Funds had $14.3 billion of assets under management on September 30, 2008, $418 million of which were contained in the GAMCO Westwood Funds ("the Westwood Funds").

Teton acts as investment advisor to the Westwood Funds.  Teton has retained Westwood Management Corporation, a New York Stock Exchange listed company (NYSE: WHG), to act as sub-advisor for three of the six portfolios.  The other portfolios are advised solely by Teton.

Teton currently has authorized capital stock consisting of 1,200,000 shares of class A common stock, par value $.001, and 800,000 shares of class B common stock, par value $.001.  The shares of class A common stock are entitled to one vote per share and the shares of class B common stock are entitled to ten votes per share.  There are currently 347,394 shares of class A common stock outstanding and 696,000 shares of class B common stock outstanding.

On January 22, 2009, Teton's Certificate of Incorporation was amended to permit shareholders of Teton’s class B common stock to convert their shares into Teton’s class A common stock at a ratio of 1 share of class B common stock for 1 share of class A common stock.

GAMCO currently owns 30,970 shares of class A common stock and 408,800 shares of class B common stock, representing an approximately 42.1% equity interest and 85.9% voting interest.

After much consideration, GAMCO’s board of directors and management decided to pursue the separation primarily for the following reasons:

•	The senior management and board of directors of each company will be able to more fully focus on its business with a resulting increase in accountability for decisions;

•
Create a class of publicly traded equity securities, including restricted stock units, for Teton which should enable it to provide incentive compensation arrangements for its key employees which are directly related to the performance of Teton.  Teton believes such equity-based compensation arrangements should provide enhanced incentives for performance, and improve the ability for Teton to attract, retain and motivate qualified personnel.

•	Separate trading of Teton’s stock should increase the flexibility for it to issue its equity as consideration in future acquisitions and alliances;

•	Increase transparency and clarity into the businesses of GAMCO and Teton and allow investors to more appropriately value the merits, performance and future prospects of each company; and

•	Reduce brand confusion between the “Gabelli” and “GAMCO” funds, on the one hand, and the “Westwood” funds, on the other hand.

With $418.3 million in assets under management at September 30, 2008, Teton Advisors is currently overshadowed by its parent company, GAMCO Investors, Inc., which had $25.6 billion in assets under management at September 30, 2008.  We believe that Teton Advisors, following the spin-off, will devote greater attention to implementing a growth strategy for the firm as Teton will no longer be overshadowed by the GAMCO/Gabelli umbrella that it currently operates under.  In order to facilitate this separation, on July 1, 2008, the board appointed Nicholas F. Galluccio to serve as our new chief executive officer and increased the board size to five members from three.  Messrs. Galluccio, Tokar and Fiore, our new board members, are not affiliated with GAMCO.  We believe that the spin-off, with our new executive and new board representation, along with new management hires we expect to make as our revenues can bear them, will enable us to devote greater attention to implementing a growth strategy aimed at benefiting Teton and our shareholders rather than being part of a larger GAMCO/Gabelli umbrella where decisions that are made may or may not be aimed at solely benefiting Teton.

Questions and Answers About the Spin-Off

Please see “The Spin-Off” for a more detailed description of the matters summarized below.

How will the spin-off work?
All of the shares of Teton class B common stock held by GAMCO will be distributed pro rata to the holders of GAMCO common stock as of the record date.  In the spin-off, each holder of GAMCO common stock will receive 14.930 shares of Teton class B common stock for every 1,000 shares of GAMCO common stock held as of the close of business on March 10, 2009, which is the record date for the spin-off.  For a more detailed description, see “The Spin-Off.”

What will Teton’s relationship with GAMCO be after the spin-off?
After the spin-off, our relationship with GAMCO will be governed by a Separation and Distribution Agreement ("Separation Agreement") and a Transitional Administrative and Management Services Agreement ("Administrative Agreement").  We cannot assure you that these agreements will be on terms as favorable to Teton as agreements with unaffiliated third parties.  Among the principal servcies that GAMCO will provide to us pursuant to the Administrative Agreement are:

·  Senior executive functions and strategic planning and general corporate management services, including strategic planning, investment banking and financial advisory services, supervision of certatin tax and other regulatory matters;
·  Mutual fund administration services;
·  Treasury services, including insurance and risk management services and administration of benefits;
·  Operational and general administrative assistance including office space, office equipment, administrative personnel, payroll, and procurement services as needed;
·  Accounting and related financial services, including Mr. Farber's service as Chief Financial Officer;
·  Legal, regulatory and compliance advice, including the retention of a Chief Compliance Officer; and
·  Human resources functions, including sourcing of permanent and temporary employees as  needed, recordkeeping, performance reviews and terminations.

These services, other than the mutual fund administration services, will be provided to Teton in exchange for a payment of $45,000 per quarter, or $180,000 per year.  The mutual fund administration services will be provided to Teton for a monthly payment in an amount equal to 20 basis points of the average net assets managed by the Funds in such month.  This agreement is terminable by either party on 30 days' prior written notice to the other party.  This agreement has a term of 24 months.

For more information, see the section entitled “Arrangements between GAMCO and Teton following the Spin-Off” included elsewhere in this information statement.

When will the spin-off be completed?	The spin-off is expected to be completed on or about March 20, 2009.
What is the record date for the spin-off?	Close of business on March 10, 2009.
What do I have to do to participate in the spin-off?
You are not required to take any action to receive shares of Teton class B common stock in the spin-off.  No vote of GAMCO shareholders is required and none will be conducted for the spin-off.  If you own shares of GAMCO common stock as of the close of business on the record date, you will receive, on or about March 20, 2009, a pro rata number of shares of Teton. Do not mail in GAMCO common stock certificates in connection with the spin-off.

How many shares of Teton class B common stock will I receive?
Each holder of GAMCO common stock will receive 14.930 shares of Teton class B common stock for every 1,000 shares of GAMCO common stock that such holder owned as of the record date.  For additional information, see “The Spin-Off.”

How will GAMCO distribute fractional shares of Teton class B common stock?
If the spin-off would result in the issuance of a fraction of a share of Teton class B common stock, we will, in lieu of issuing any such fractional share, issue to the holder otherwise entitled to such fractional share the nearest whole share (with fractional shares equal to exactly 50% being rounded up).

Can GAMCO decide to cancel the distribution of Teton class B common stock even if all the conditions have been met?
Yes. GAMCO has the right to terminate the distribution, and the spin-off, even if all of the conditions set forth in the Separation Agreement are satisfied, if at any time the Board of GAMCO determines that the distribution is not in the best interest of GAMCO and its shareholders or that market conditions are such that it is not advisable.

What will happen to the listing of GAMCO class A common stock?	Immediately after the spin-off of Teton class B common stock, GAMCO class A common stock will continue to be traded on the New York Stock Exchange, or NYSE, under its existing symbol “GBL.”
Is the spin-off taxable for U.S. federal income tax purposes?
At this time, we have not determined whether the distribution will qualify for tax-free treatment for GAMCO, Teton, and GAMCO stockholders under U.S. tax laws.  Our internal estimates of the value of our interest in Teton to be distributed is approximately $926,000 or $.034 per GAMCO outstanding share.  The cost to determine that the distribution is non-taxable appears to be significant relative to the tax that might need to be paid should the distribution be so determined.  However, neither GAMCO nor Teton has received an opinion from legal counsel regarding the U.S. federal income tax consequences of the spin-off or applied for a private letter ruling from the Internal Revenue Services (“IRS”) with respect to the U.S. federal income tax consequences of the spin-off.  Accordingly, there can be no assurance that the IRS or another taxing authority will not assert that the spin-off is taxable to GAMCO, Teton or GAMCO stockholders.  See “The Spin-Off - Material U.S. Federal Income Tax Consequences on the Spin-Off”, page 18 for more information. Tax matters are very complicated and the tax consequences of the spin-off to any particular GAMCO shareholder will depend on that shareholder’s particular situation.  GAMCO shareholders should consult with their own tax advisors to determine the specific tax consequences of the spin-off to them.

How will the spin-off affect my tax basis in GAMCO common stock?
Your tax basis in the GAMCO common stock held by you immediately prior to the spin-off will not change as a result of the spin-off. You must consult your tax advisor on this matter, and see “The Spin-Off – Material U.S. Federal Income Tax Consequences of the Spin-Off” for more information.

Does Teton intend to pay dividends on Teton class B common stock?
Teton does not currently anticipate paying any dividends on its class B common stock for the foreseeable future.  Whether Teton pays cash dividends in the future will be at the discretion of its board of directors and will be dependent upon its financial condition, earnings, capital requirements, legal and regulatory constraints and any other factors that its board of directors decides are relevant.  See “Dividend Policy” for further information.

Will I be able to trade my shares of Teton class B common stock?
The shares of Teton class B common stock distributed to GAMCO shareholders in the spin-off will be freely transferable, except for shares received by persons who may be deemed to be Teton’s “affiliates” under the Securities Act of 1933, as amended, or the Securities Act.  Persons who may be deemed to be Teton’s affiliates after the spin-off generally include individuals or entities that control, are controlled by, or are under common control with Teton, and include Teton’s directors and certain of its officers.  Teton’s affiliates will be permitted to sell their shares of Teton class B common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144.  In addition, the certificates representing these Teton shares will contain a legend prohibiting most sales and transfers of these shares for a period of 180 days from the effective date of the spin-off.

Currently, there is no trading market for the shares of class B common stock of Teton.  We expect that the class A shares of common stock of Teton will be traded on the over-the-counter pink sheets.  We expect that prior to the spin-off, Teton's certificate of incorporation will be amended to provide for the right of class B shareholders to convert their class B shares into class A shares.

Will the number of shares of GAMCO common stock I own change as a result of the spin-off?	No. The number of shares of GAMCO common stock you own will not change as a result of this spin-off.
Where can GAMCO shareholders get more information?
Before the spin-off, if you have any questions regarding the spin-off, you should contact:
GAMCO Investors, Inc.
One Corporate Center
Rye, New York  10580
Telephone: (914) 921-5000
Attention:  Kieran Caterina
After the spin-off, if you have any questions regarding the spin-off or Teton class B common stock, you should contact:
Teton Advisors, Inc.
One Corporate Center
Rye, New York  10580
Telephone: (914) 457-1071
Attention:  Nicholas Galluccio

SUMMARY HISTORICAL FINANCIAL DATA

The following table sets forth certain summary historical financial data of Teton as of and for each of the years in the five-year period ended December 31, 2007 and as of September 30, 2008 and for the three months ended September 30, 2008 and 2007, which have been derived from our (i) audited financial statements as of December 31, 2007, 2006, and 2005 and for the years ended December 31, 2007, 2006 and 2005, which are included elsewhere in this information statement, (ii) unaudited financial statements as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003, which are not included in this information statement and (iii) unaudited condensed financial statements as of and for the nine months ended September 30, 2008 and 2007, which are included elsewhere in this information statement.  In our opinion, the summary historical financial information derived from our unaudited financial statements and our unaudited condensed financial statements is presented on a basis consistent with the information in our audited financial statements.  The summary historical financial information may not be indicative of the results of operations or financial position that we would have obtained if we had been an independent company during the periods presented or of our future performance as an independent company. See “Risk Factors.”

The summary historical financial data presented below should be read in conjunction with the Teton financial statements included elsewhere in this information statement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Summary Historical Financial Data

	For the Nine Months Ended
	September 30, 2008	September 30, 2007

Income Statement:
Revenues	$2,953,273	$2,920,369

Expenses
Marketing and administrative fees	648,697	631,711
Sub-advisory fees	606,266	628,993
Distribution costs and expense reimbursements	314,616	290,667
Compensation	385,616	157,157
Other	203,080	46,288
Total expenses	2,158,275	1,754,816

Income before taxes	794,998	1,165,553
Income tax expense	274,736	392,220
Net income (loss)	$520,262	$773,333

Net income per share:
Basic	$0.50	$0.74
Diluted	$0.50	$0.74

Weighted average shares outsanding:
Basic	1,043,394	1,051,394
Diluted	1,043,394	1,051,394

	For the Years Ended December 31,
	2007	2006	2005	2004	2003

Revenues	$3,955,725	$3,906,945	$3,798,732	$4,053,344	$4,286,387

Expenses
Management fees	-	-	1,479,227	1,486,979	1,543,477
Marketing and administrative fees	854,003	819,296	819,697	881,951	942,213
Sub-advisory fees	840,065	843,628	758,485	890,949	922,179
Distribution costs and expense reimbursements	366,882	130,368	437,613	219,933	425,623
Compensation	278,772	307,332	213,873	320,115	227,523
Other	108,487	78,632	92,467	111,136	51,462
Total expenses	2,448,209	2,179,256	3,801,362	3,911,063	4,112,477

Income before taxes	1,507,516	1,727,689	(2,630)	142,281	173,910
Income tax expense	520,802	596,688	(1,394)	43,437	61,737
Net income (loss)	$986,714	$1,131,001	$(1,236)	$98,844	$112,173

Net income per share:
Basic	$0.94	$1.08	$(0.00)	$0.09	$0.11
Diluted	$0.94	$1.08	$(0.00)	$0.09	$0.11

Weighted average shares outsanding:
Basic	1,050,715	1,051,394	1,051,394	1,051,394	1,051,394
Diluted	1,050,715	1,051,394	1,051,394	1,051,394	1,051,394

	As of September 30,
	2008	2007

Balance Sheet:
Assets
Cash equivalents	$743,239	$2,625,648
Investment advisory fees receivable	296,265	327,533
Deferred tax asset	35,711	-
Current tax receivable	-	13,649
Receivables from affiliates	-	25,775
Other assets	43,441	9,997
Total assets	$1,118,656	$3,002,602

Liabilities and stockholders’ equity
Payables to affiliates	$191,475	$1,782,336
Compensation payable	60,571	53,719
Income taxes payable	-	64,396
NTF payable	31,617	29,042
Accrued expenses and other liabilities	110,575	30,820
Total liabilities	394,238	1,960,313

Total stockholders’ equity	724,418	1,042,289
Total liabilities and stockholders’ equity	$1,118,656	$3,002,602

	As of December 31,
	2007	2006	2005	2004	2003

Balance Sheet:
Assets
Cash equivalents	$1,725,461	$2,561,080	$4,500,566	$5,175,635	$3,862,101
Investment advisory fees receivable	321,249	301,020	307,388	305,574	353,821
Deferred tax asset	-	13,649	2,042	75,757	75,904
Current tax receivable	-	16,024	-	-	-
Receivables from affiliates	-	40,582	3,689	33,494	36,658
Other assets	19,626	39,874	30,907	34,365	74,635
Total assets	$2,066,336	$2,972,229	$4,844,592	$5,624,825	$4,403,119

Liabilities and stockholders’ equity
Payables to affiliates	$669,367	$527,253	$3,629,287	$4,411,384	$3,219,508
Compensation payable	36,681	43,573	-	-	-
Income taxes payable	13,629	-	5,681	56,360	104,675
Dividend payable	-	1,366,811	-	-	-
NTF payable	48,317	272,389	193,566	90,758	59,801
Accrued expenses and other liabilities	50,792	20,118	38,163	87,192	138,848
Total liabilities	818,786	2,230,144	3,866,697	4,645,694	3,522,832

Total stockholders’ equity	1,247,550	742,085	977,895	979,131	880,287
Total liabilities and stockholders’ equity	$2,066,336	$2,972,229	$4,844,592	$5,624,825	$4,403,119

RISK FACTORS

You should carefully consider the risks described below and all of the other information in this information statement in evaluating Teton.  Teton’s business, financial condition, cash flows and/or results of operations could be materially adversely affected by any of these risks.

This information statement also contains forward-looking statements that involve risks and uncertainties. Teton’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including the risks faced by Teton described below and elsewhere in this information statement.  See “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Business of Teton following the Spin-Off

We may not achieve the benefits expected from our spin-off from GAMCO.

We expect that, as a company independent from GAMCO, we will be able to grow internally and through acquisitions. Nonetheless, we may not be able to achieve any of these benefits. Furthermore, by separating from GAMCO there is a risk that we may be more susceptible to adverse events than we would have otherwise experienced as a subsidiary of GAMCO. As a subsidiary of GAMCO, we enjoy certain benefits, including economies of scope and scale in costs, employees and business relationships. These benefits may not be as readily achievable as a smaller, stand-alone company.

At the time of the spin-off, our management team will not be fully determined.

Nicholas F. Galluccio, our President and Chief Executive Officer, is currently our sole executive officer.  Individuals fulfilling other executive officer roles will be provided to us, following the spin-off, pursuant to the Administrative Agreement between GAMCO and us.  In addition, the individuals serving as portfolio managers for the Westwood Funds which are not subadvised by Westwood Management Corporation will provide investment management services as portfolio managers of Teton.  We will not have the ability to directly manage those individuals providing services pursuant to this agreement and GAMCO may not manage those individuals in a manner consistent with how we would have if the individuals were directly employed by us.   GAMCO will have the exclusive right to name the individuals providing services under this agreement or to terminate those individuals providing services under this agreement.  We expect to be largely dependent on the individuals providing services pursuant to this agreement until we can identify and retain qualified individuals to serve as executive officers.  While the agreement is effective, the individuals providing services under this agreement will have other responsibilities at GAMCO.  These responsibilities can result in the inability of these individuals to provide the attention to us that we think appropriate, or at all.  In addition, GAMCO has the right to terminate this agreement on 30 days prior notice, and in any event this agreement terminates after two years.  There can be no assurance that by such termination date we will have identified or retained a sufficient number of individuals to serve as management on terms acceptable to us, or at all.

After the separation, certain of our directors and officers may have actual or potential conflicts of interest because of their positions in GAMCO.

We expect that following the spin-off two of our current board members, Bruce N. Alpert and Douglas R. Jamieson, will continue to serve as members of our board.  Messrs. Alpert and Jamieson serve as executive officers of GAMCO.  In addition, most of our executive officers, portfolio managers and employees will be provided pursuant to the Administrative Agreement with GAMCO and will be officers or employees of GAMCO.  These common directors could create, or appear to create, potential conflicts of interest when our and GAMCO’s management and directors face decisions that could have different implications for the two companies.

Also, some of our directors, executive officers, portfolio managers and employees own shares of GAMCO common stock, options to purchase shares of GAMCO class A common stock or other equity awards.  This ownership may create, or, may create the appearance of, conflicts of interest.  Mario J. Gabelli is deemed to control Teton by his control of GAMCO Investors, Inc. through GGCP, Inc., a private company that Mr. Gabelli controls and his control as a general partner of MJG IV Partnership, a partnership of certain of his family members.  It is anticipated that after the distribution of the Class B shares of Teton that GAMCO owns to its shareholders, Mr. Gabelli will continue to be the controlling shareholder of Teton through his ownership and control of GGCP and MJG IV Partnership.
For example, potential conflicts of interest could arise in connection with the resolution of any dispute that may arise between GAMCO and Teton regarding the terms of the agreements governing the separation and the relationship thereafter between the companies.  The officers and executive officers of GAMCO who serve as directors or executive management of Teton may interpret these agreements in their GAMCO capacity that would adversely effect the business of Teton.

In addition, GAMCO and Teton are both investment advisers.  The officers and executive officers of GAMCO who also serve as directors or executive management of Teton may make decisions in their GAMCO capacity that would adversely effect the business of Teton.

The separation from GAMCO may adversely affect the level of our assets under management.

Our revenues are dependent on the amount of assets under our management.  Many investors may have invested money in the Westwood Funds in part becuase Teton was a subsidiary of GAMCO.  There can be no assurance that we will be able to attract investors to the Westwood Funds at the same rate as in prior years.  In addition, we can make no assurance that current investors will not redeem their investments from the Westwood Funds as a result of our changed relationship with GAMCO.  The occurrence of either of these events could adversely affect our business, results of operations and financial condition.

Concerns about our prospects as a stand-alone company could affect our ability to attract and retain employees or individuals whom we are attempting to recruit as employees.

Our employees or individuals who we are attempting to recruit as employees may have concerns about our prospects as a stand-alone company, including our ability to maintain our independence and our inability to rely on GAMCO’s resources after the spin-off. If we are not successful in assuring our employees or individuals whom we are attempting to recruit as employees of our prospects as an independent company, our employees or recruits may seek other employment, which could materially adversely affect our business and our results of operations.

We may have been able to receive better terms from unaffiliated third parties than the terms provided in our agreements with GAMCO.

The agreements related to our separation from GAMCO, including the Separation Agreement, the Administrative Agreement and the Service Mark and Name License Agreement, were negotiated in the context of our separation from GAMCO while we were still majority-owned by GAMCO and, accordingly, may not reflect terms that would have been reached between unaffiliated parties. The terms of the agreements we negotiated in the context of our separation related to, among other things, indemnities and other obligations between GAMCO and us. Had these agreements been negotiated with unaffiliated third parties, they might have been more favorable to us. For more information, see the section entitled “Arrangements between GAMCO and Teton following the Spin-Off” included elsewhere in this information statement.

In connection with the spin-off, GAMCO will indemnify us for certain liabilities. There can be no assurance that the indemnity will be sufficient to insure us against the full amount of such liabilities, or that GAMCO’s ability to satisfy its indemnification obligations will not be impaired in the future.

Pursuant to the Separation Agreement, GAMCO will agree to indemnify us from certain liabilities, as discussed further in the section entitled “Arrangements between GAMCO and Teton following the Spin-Off” included elsewhere in this information statement. Third parties could seek to hold us responsible for any of the liabilities that GAMCO has agreed to retain, and there can be no assurance that the indemnity from GAMCO will be sufficient to protect us against the full amount of such liabilities, or that GAMCO will be able to fully satisfy its indemnification obligations. Moreover, even if we ultimately succeed in recovering from GAMCO any amounts for which we are held liable, we will be temporarily required to bear those losses until such recovery. Each of these risks could adversely affect our business, results of operations and financial condition.

At this time, we have not determined whether the distribution will qualify for tax-free treatment for GAMCO, Teton, and GAMCO stockholders under U.S. tax laws.  However, it could be determined in the future that the distribution should have been considered a taxable event with respect to U.S. federal income tax purposes for certain GAMCO shareholders and for GAMCO.

At this time, we have not determined whether the distribution will qualify for tax-free treatment for each GAMCO shareholder who is a citizen or resident of the United States and holds his/her shares of GAMCO common stock as a capital asset (generally, assets held for investment). However, in the future it could be determined that the distribution should have been considered a taxable dividend.  If that were to happen, each GAMCO shareholder who receives shares of Teton class B common stock in the spin-off would generally be treated as receiving a taxable distribution in an equal to the fair market value of such shares on the spin-off date, taxed first as a dividend to the extent of such holder's pro rata share of GAMCO's current and accumulated earnings and profits (as increased to reflect any GAMCO gain on a taxable distribution as discussed above), and then as a nontaxable return of capital to the extent of such holder's tax basis in the shares of GAMCO stock, with any remaining amount being taxed as capital gain (provided that the GAMCO shares were held by the shareholder as a capital asset on the spin-off date). To the extent any such shareholder is entitled to a deduction of any recognized loss related to these shares, the deduction may be delayed or otherwise adversely affected by certain loss limitation rules.  Shareholders that are corporations might be subject to additional special provisions dealing with taxable distributions, such as the dividends received deduction and the extraordinary dividend rules.

In addition, it is possible that the spin-off could be a taxable event for U.S. federal income tax purposes for GAMCO.  GAMCO would recognize a gain upon the distribution of the stock of Teton to the GAMCO shareholders based upon the excess of the fair market value of the shares of Teton common stock outstanding on the distribution date, over GAMCO’s adjusted tax basis for such shares on such date.

See “The Spin-Off – Material U.S. Federal Income Tax Consequences of the Spin-Off”, page 18 for more information.  Tax matters are very complicated and the tax consequences of the spin-off to any particular GAMCO shareholder will depend on that shareholder’s particular situation.  GAMCO shareholders should consult with their own tax advisors to determine the specific tax consequences of the spin-off to them.

Risks Related to Our Common Stock

There is currently no liquid market for our common stock.

Although we expect that our class A common stock will be traded on the pink sheets, currently no trading market exists for our class A or B common stock.  We expect that prior to the spin-off, Teton’s certificate of incorporation will be amended to provide for the right of class B shareholders to convert their class B shares into class A shares.  Our class B common stock may currently only be sold in a private transaction.  In addition, until our class A common stock is traded on the pink sheets or another exchange, even if our class B shareholders convert their class B shares into class A shares, their class A shares may only be sold in a private transaction.

Even if a market develops for our class A common stock, they will be subject to volatility and limited liquidity than shares traded on national exchanges.

We expect that following the spin-off our class A common stock will trade on the pink sheets.  When fewer shares of a security are being traded in the pink sheets, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to expected low trading volumes in shares of our class A common stock, there may be a lower likelihood of one’s orders for shares of our class A common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one's order entry.

Electronic processing of orders is not available for securities traded in the pink sheets and high order volume and communication risks may prevent or delay the execution of one's trading orders.  This lack of automated order processing may affect the timeliness of order execution reporting and the availability of firm quotes for shares of our class A common stock.  Heavy market volume may lead to a delay in the processing of security orders for shares of our class A common stock, due to the manual nature of these markets. Consequently, you may not able to sell shares of our class A common stock at the optimum trading prices.

In addition, if the trading price of our class A common stock is less than $5.00 per share, our class A common stock will become subject to the SEC’s penny stock rules. Before a broker-dealer can sell a penny stock, the penny stock rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction.  The firm must furnish the customer a document describing the risks of investing in penny stocks.  The broker-dealer must tell the customer the current market quotation, if any, for the penny stock and the compensation the firm and its broker will receive for the trade.  Finally, the firm must send monthly account statements showing the market value of each penny stock held in the customer's account.  These disclosure requirements tend to make it more difficult for a broker-dealer to make a market in penny stocks, and could, therefore, reduce the level of trading activity in a stock that is subject to the penny stock rules.  Consequently, if our class A common stock becomes subject to the penny stock rules, our shareholders may find it difficult to sell their shares.

We cannot predict the prices at which our class A common stock may trade after the spin-off.

The market price of our class A common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•	our quarterly or annual earnings, or those of other companies in our industry;
•	actual or anticipated reductions in our revenue, net earnings and cash flow resulting from actual or anticipated declines in assets under management;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	the failure of securities analysts to cover our Company after the spin-off or changes in financial estimates by analysts;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and stock price performance of other comparable companies;
•	overall market fluctuations; and
•	general economic conditions.

In particular, the realization of any of the risks described in these “Risk Factors” could have a significant and adverse impact on the market price of our class A common stock. In addition, the stock market in general has experienced extreme price and volume volatility that has often been unrelated to the operating performance of particular companies. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes can occur without regard to the operating performance of these companies. The price of our class A common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our stock price.

Risks Related to Our Regulatory Environment

Changes in laws or regulations or in governmental policies could limit the sources and amounts of our revenues, increase our costs of doing business, decrease our profitability and materially and adversely affect our business.

Our business is subject to extensive regulation in the United States, primarily at the federal level, including regulation by the SEC under the Investment Company Act and the Investment Advisers Act of 1940 (“Investment Advisers Act”). We are registered with the SEC as an investment adviser. The Westwood Funds are registered with the SEC as investment companies under the Investment Company Act. The Investment Advisers Act imposes numerous obligations on investment advisers, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities. The Investment Company Act imposes similar obligations, as well as additional detailed operational requirements, on registered investment companies and investment advisers. Our failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions, including revocation of its registration as an investment adviser. Industry regulations are designed to protect investors in the Westwood Funds and other third parties who deal with us and to ensure the integrity of the financial markets. They are not designed to protect our shareholders. Changes in laws or regulations or in governmental policies could limit the sources and amounts of our revenues, increase our costs of doing business, decrease our profitability and materially and adversely affect our business.

In response to scandals in the financial services industry regarding late trading, market timing and selective disclosure of portfolio information, various legislative and regulatory proposals are pending in or before, or have been adopted by, the U.S. Congress and the various regulatory agencies that supervise our operations, including the SEC. These proposals, to the extent enacted or adopted, could have a substantial impact on the regulation and operation of registered funds and investment advisers and could adversely affect our assets under management, revenues and net income. Additionally, the SEC, FINRA and other regulators, as well as Congress, are investigating certain practices within the mutual fund industry. These investigations could lead to further legislative and regulatory proposals that, if enacted or adopted, could adversely affect our business.

The Westwood Funds’ business involves compliance with numerous investment, asset valuation, distribution and tax requirements.  A failure to adhere to or satisfy these requirements could result in losses that could be recovered by the Westwood Funds from us in certain circumstances.  Although we have installed procedures and utilize the services of experienced administrators, accountants and lawyers to assist us in adhering to these guidelines and satisfying these requirements, and maintain insurance to protect us in the case of client losses, there can be no assurance that such precautions or insurance will protect us from potential liabilities.

Risks Related to the Business

To the extent we are forced to compete on the basis of price, we may not be able to maintain our current fee structure.

The investment management business is highly competitive and has relatively low barriers to entry. To the extent we are forced to compete on the basis of price, we may not be able to maintain our current fee structure. Although our investment management fees vary from product to product, historically we have competed primarily on the performance of our products and not on the level of our investment management fees relative to those of our competitors. In recent years, however, there has been a trend toward lower fees in the investment management industry. In order to maintain our fee structure in a competitive environment, we must be able to continue to provide clients with investment returns and service that make investors willing to pay our fees. In addition, the Board of Trustees of the Westwood Funds must make certain findings as to the reasonableness of our fees. We cannot be assured that we will succeed in providing investment returns and service that will allow us to maintain our current fee structure. Fee reductions on existing or future new business could have an adverse effect on our profit margins and results of operations.

Substantially all of our revenues are from contracts that may be terminated on short notice.

Substantially all of our revenues are derived from investment management agreements.  Investment management agreements and distribution arrangements with the Westwood Funds are terminable without penalty on 60 days' notice (subject to certain additional procedural requirements in the case of termination by a Westwood Fund) and must be specifically approved at least annually, as required by law.  Such annual renewal requires, among other things, approval by the disinterested members of the funds’ Board of Trustees.  Any failure to renew or termination of these agreements or arrangements would have a material adverse effect on us.

Investors in the Westwood Funds can redeem their investments in these funds at any time without prior notice, which could adversely affect our earnings.

Westwood Funds’ investors may redeem their investments in those funds at any time without prior notice. Investors may reduce the aggregate amount of assets under management for any number of reasons, including investment performance, changes in prevailing interest rates and financial market performance. In a declining stock market, the pace of mutual fund redemptions could accelerate. Poor performance relative to other asset management firms tends to result in decreased purchases of mutual fund shares and increased redemptions of mutual fund shares. The redemption of investments in mutual funds managed by us would adversely affect our revenues, which are substantially dependent upon the assets under management in the Westwood Funds. If redemptions of investments in the Westwood Funds caused our revenues to decline, it could have a material adverse effect on our earnings.

Certain changes in control of us would automatically terminate our investment management agreements with the Westwood Funds, unless the funds’ Board of Trustees and shareholders vote to continue the agreements, and could prevent us for a two-year period from increasing the investment advisory fees we are able to charge the Westwood Funds.

Under the Investment Company Act, an investment management agreement with a fund must provide for its automatic termination in the event of its assignment. The fund’s board and shareholders must vote to continue the agreement following its assignment, the cost of which ordinarily would be borne by us or the Westwood Funds.

Under the Investment Advisers Act, a client’s investment management agreement may not be “assigned” by the investment adviser without the client’s consent. An investment management agreement is considered under both acts to be assigned to another party when a controlling block of the adviser’s securities is transferred. In our case, an assignment of our investment management agreements may occur if, among other things, we sell or issue a certain number of additional common shares in the future. We cannot be certain that the Westwood Funds will consent to assignments of its investment management agreements or approve new agreements with us if an assignment occurs. Under the Investment Company Act, if a fund’s investment adviser engages in a transaction that results in the assignment of its investment management agreement with the fund, the adviser may not impose an “unfair burden” on that fund as a result of the transaction for a two-year period after the transaction is completed. The term “unfair burden” has been interpreted to include certain increases in investment advisory fees. This restriction may discourage potential purchasers from acquiring a controlling interest in us.

A decline in the prices of securities would lead to a decline in our assets under management, revenues and earnings.

Substantially all of our revenues are determined by the amount of our assets under management. Under our investment advisory contracts with the Westwood Funds, the investment advisory fees we receive are typically based on the market value of assets under management. Accordingly, a decline in the prices of securities generally may cause our revenues and net income to decline by causing the value of our assets under management to decrease, which would result in lower investment advisory fees, or causing the Westwood Funds’ investors to withdraw funds in favor of investments they perceive to offer greater opportunity or lower risk, which would also result in lower fees. The securities markets are highly volatile, and securities prices may increase or decrease for many reasons, including economic and political events and acts of terrorism beyond our control. If a decline in securities prices caused our revenues to decline, this could have a material adverse effect on our earnings.

Catastrophic and unpredictable events could have a material adverse effect on our business.

A terrorist attack, war, power failure, cyber-attack, natural disaster or other catastrophic or unpredictable event could adversely affect our future revenues, expenses and earnings by: interrupting our normal business operations; sustaining employee casualties, including loss of our key executives; requiring substantial expenditures and expenses to repair, replace and restore normal business operations; and reducing investor confidence.

We have a disaster recovery plan to address certain contingencies, but we cannot be assured that this plan will be sufficient in responding to or ameliorating the effects of all disaster scenarios. If our employees or vendors we rely upon for support in a catastrophic event are unable to respond adequately or in a timely manner, we may lose clients resulting in a decrease in assets under management which may have a material adverse effect on revenues and net income.

Control by Mr. Gabelli of a majority of the combined voting power of our common stock may give rise to conflicts of interests.

Mr. Gabelli indirectly beneficially owns and controls a majority of our outstanding common stock.  As long as Mr. Gabelli indirectly beneficially owns a majority of the combined voting power of our common stock, he will have the ability to elect all of the members of our board of directors and thereby control our management and affairs, including determinations with respect to acquisitions, dispositions, borrowings, issuances of common stock or other securities, and the declaration and payment of dividends on the common stock.  In addition, Mr. Gabelli will be able to determine the outcome of matters submitted to a vote of shareholders for approval and will be able to cause or prevent a change in control of us.  As a result of Mr. Gabelli's control, none of our agreements with Mr. Gabelli and other companies controlled by him have been arrived at through "arm's-length" negotiations.  There can be no assurance that we would not have received more favorable terms from an unaffiliated party.

We depend on key personnel.

Our future success depends to a substantial degree on our ability to retain and attract qualified personnel to conduct our investment management business.  The market for qualified portfolio managers is extremely competitive and has grown more so in recent periods as the investment management industry has experienced growth.  We anticipate that it will be necessary for us to add portfolio managers and investment analysts as we further diversify our investment products and strategies and operate on an independent basis.  There can be no assurance, however, that we will be successful in our efforts to recruit and retain the required personnel.  The loss of key management professionals or the inability to recruit and retain sufficient portfolio managers and marketing personnel could have a material adverse effect on our business.

The termination of our subadvisory agreement with Westwood Management Corporation could adversely affect our business, results of operations and financial condition.

Westwood Management Corporation acts as subadvisor to three of the Westwood Funds pursuant to a subadvisory agreement with us.  We believe that many investors have invested money in these three funds because of solicitations by certain individuals at Westwood Management Corporation.  If the subadvisory agreement was terminated, there can be no assurance we will be able to attract investors to invest in these funds at the same rate as those individuals at Westwood Management Corporation would have, or at all or retain current investors originally solicited by the individuals at Westwood Management Corporation.  In addition, if the subadvisory agreement was terminated, we can make no assurance that investors will not redeem their investment from these funds as a result of such termination.  The occurrence of either of these events could adversely affect our business, results of operations and financial condition.

Potential adverse effects on our performance prospects may arise from a decline in the performance of the securities markets.

Our results of operations are affected by many economic factors, including the performance of the securities markets.  During the 1990s, unusually favorable and sustained performance of the U.S. securities markets, and the U.S. equity market, in particular, attracted substantial inflows of new investments in these markets and has contributed to significant market appreciation which has, in turn, led to an increase in our assets under management and revenues.  At September 30, 2008, approximately 78% of our assets under management were invested in equity securities. More recently, the securities markets in general have experienced significant volatility. Declines in value experienced during the years 2001 and 2002 were followed by increases in subsequent years.  Any decline in the securities markets, in general, and the equity markets, in particular, could reduce our assets under management and consequently reduce our revenues.  In addition, any such decline in the equity markets, failure of these markets to sustain their prior levels of growth, or continued short-term volatility in these markets could result in investors withdrawing from the equity markets or decreasing their rate of investment, either of which would be likely to adversely affect us.  From time to time, a relatively high proportion of the assets we manage may be concentrated in particular industry sectors.  A general decline in the performance of securities in those industry sectors could have an adverse effect on our assets under management and revenues.

Future investment performance could reduce revenues and other income.

Success in the investment management and mutual fund businesses is dependent on investment performance as well as distribution and client servicing.  Good performance generally stimulates sales of our investment products and tends to keep withdrawals and redemptions low, which generates higher management fees (which are based on the amount of assets under management).  Conversely, relatively poor performance tends to result in decreased sales, increased withdrawals and redemptions in the Westwood Funds, with corresponding decreases in revenues to us.  Many analysts of the mutual fund industry believe that investment performance is the most important factor for the growth of open-end funds, such as the Westwood Funds.  Failure of our investment products to perform well could, therefore, have a material adverse effect on us.

We rely on third-party distribution programs.

We have since 1996 experienced significant growth in sales of the Westwood Funds through Third-Party Distribution Programs, which are programs sponsored by third-party intermediaries that offer their customers a variety of competing products and administrative services.  Most of the sales growth from our Third-Party Distribution Programs is from programs with no transaction fees payable by the customer, which we refer to as NTF Programs.  Approximately $223.3 million, or 53%, of our assets under management in the Westwood Funds as of September 30, 2008 were obtained through NTF Programs.  The cost of participating in Third-Party Distribution Programs is higher than our direct distribution costs, and it is anticipated that the cost of Third-Party Distribution Programs will increase in the future.  Any increase would be likely to have an adverse effect on our profit margins and results of operations.  In addition, there can be no assurance that the Third-Party Distribution Programs will continue to distribute the Westwood Funds.  At September 30, 2008, approximately 86% of the NTF Program net assets in the Westwood Funds are attributable to two NTF Programs.  The decision by these Third-Party Distribution Programs to discontinue distribution of the Westwood Funds, or a decision by Teton to withdraw one or more of the Westwood Funds from the programs, could have an adverse effect on our growth of assets under management.

Operational risks may disrupt our business, result in regulatory action against us or limit our growth.

We face operational risk arising from errors made in the execution, confirmation or settlement of transactions or from transactions not being properly recorded, evaluated or accounted for.  Our business is highly dependent on its ability to process, on a daily basis, transactions across markets in an efficient and accurate manner. Consequently, we rely heavily on our financial, accounting and other data processing systems. If any of these systems do not operate properly or are disabled, we could suffer financial loss, a disruption of our businesses, liability to clients, regulatory intervention or reputational damage.

Dependence on information systems.

We operate in an industry that is highly dependent on its information systems and technology.  Teton outsources a significant portion of our information systems operations to third parties who are responsible for providing the management, maintenance and updating of such systems.  There can be no assurance, however, that our information systems and technology will continue to be able to accommodate our growth or that the cost of maintaining such outsourcing arrangements will not increase from its current level.  Such a failure to accommodate growth, or an increase in costs related to these information systems, could have a material adverse effect on us.

We face exposure to litigation within our business.

The volume of litigation against financial services firms and the amount of damages claimed has increased over the past several years.  The types of claims that we may face are varied.  For example, we may face claims against us for purchasing securities that are inconsistent with a client’s investment objectives or guidelines, in connection with the operation of the Westwood Funds or arising from an employment dispute.  The risk of litigation is difficult to assess or quantify, and may occur years after the activities or events at issue.  Even if we prevail in a legal action brought against us, the costs alone of defending against the action could have a material adverse effect on us.

Our reputation is critical to our success.

Our reputation is critical to maintaining and developing relationships with our clients, the Westwood Fund shareholders and third-party intermediaries.  In recent years, there have been a number of well-publicized cases involving fraud, conflicts of interest or other misconduct by individuals in the financial services industry.  Misconduct by our staff, or even unsubstantiated allegations, could result not only in direct financial harm but also harm to our reputation, causing injury to the value of our brands and our ability to retain or attract assets under management.  In addition, in certain circumstances, misconduct on the part of our clients or other parties could damage our reputation.  Harm to our reputation could have a material adverse effect on us.

We face strong competition from numerous and sometimes larger companies.

We compete with numerous investment management companies, stock brokerage and investment banking firms, insurance companies, banks, savings and loan associations and other financial institutions.  Continuing consolidation in the financial services industry has created stronger competitors with greater financial resources and broader distribution channels than our own.  To the extent that existing or potential customers, including securities dealers, decide to invest in or distribute the products of our competitors, the sales of our products as well as our market share, revenues and net income could decline.  Both GAMCO and Teton have as their principal businesses asset management and derive most of their revenues through that business and, as such, may compete with each other.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this document contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. The factors described under “Risk Factors” and the following factors could cause our actual results to differ from our expectations or beliefs:

•	the adverse effect from a decline in the securities markets;

•	a decline in the performance of our products;

•	the impact of our separation from GAMCO;

•	our inability to realize the benefits of our separation from GAMCO;

•	a general downturn in the economy;

•	changes in government policy or regulation;

•	changes in our ability to attract or retain key employees; and

•	unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.

Other factors not described above, including the risk factors described in the section entitled “Risk Factors” included elsewhere in this information statement, may also cause our actual results to differ from our expectations and belief.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

THE SPIN-OFF

Background

Teton acts as investment advisor to the GAMCO Westwood family of funds.  Teton was formed in Texas as Teton Advisers LLC in December 1994.  On March 2, 1998, Teton Advisers LLC was renamed Gabelli Advisors LLC and, on the same date, merged into Gabelli Advisers, Inc., a Delaware corporation.  On January 25, 2008, Gabelli Advisers, Inc. was renamed Teton Advisors, Inc.  Teton’s principal executive office is located at One Corporate Center, Rye, New York 10580.

Mr. Gabelli owns approximately 75% of the shares of GGCP, Inc., the holder of approximately 95% of the combined voting power of the outstanding GAMCO common stock and approximately 72% of the equity interest of GAMCO as of December 31, 2008.  By virtue of his ownership of GGCP, Mr. Gabelli may be deemed to control GAMCO.

Teton currently has authorized capital stock consisting of 1,200,000 shares of class A common stock, par value $.001, and 800,000 shares of class B common stock, par value $.001.  The shares of class A common stock are entitled to one vote per share and the shares of class B common stock are entitled to ten votes per share.  As of January 31, 2009, there are currently 347,394 shares of class A common stock outstanding and 696,000 shares of class B common stock outstanding.

On January 22, 2009, Teton's Certificate of Incorporation was amended to permit shareholders of Teton’s class B common stock to convert their shares into Teton’s class A common stock at a ratio of 1 share of class B common stock for 1 share of class A common stock.

As of February 13, 2009, GAMCO owns 30,970 shares of class A common stock and 408,800 shares of class B common stock, representing an approximately 42.1% equity interest and 85.9% voting interest.

Interest of Certain Persons

Mario J. Gabelli is deemed to control Teton through his control of GAMCO and his control as a general partner of MJG-IV, LP, a partnership of certain of his family members.  It is anticipated that after the distribution of the Class B shares of Teton that GAMCO owns to its shareholders, GGCP, Inc., a private corporation of which Mr. Gabelli serves as Chief Executive Officer and is the controlling shareholder will receive approximately 299,024 shares constituting 80.9% of the voting control of Teton.  GGCP, Inc. is the holder of approximately 99% of the outstanding class B shares of GAMCO.  It is anticipated that Mr. Gabelli will continue to be the controlling shareholder of Teton after the spin-off through his ownership and control of GGCP and MJG-IV.

Bruce N. Alpert and Douglas R. Jamieson, current members of our board who are expected to remain as board members following the spin-off will receive 419 and 385 shares of Teton class B common stock in the spin-off, respectively.    Jeffrey M. Farber, our Chief Financial Officer, will not receive any shares of Teton class B common stock in the spin-off.

Reasons for the Spin-Off

The Board of Directors of GAMCO regularly reviews the various businesses conducted by GAMCO to ensure that resources are deployed and activities are pursued in the best interests of its shareholders.  In October 2007, the Board of Directors of GAMCO considered the potential distribution of the Teton shares that GAMCO owns and authorized GAMCO to hold a special meeting of shareholders to vote on the proposed distribution.  On November 30, 2007, at the Special Meeting of GAMCO shareholders, the shareholders approved, subject to final action by the Board, the distribution of the Teton shares that GAMCO owns to its shareholders.  In May 2008, GAMCO's Board continued to discuss and review the proposed distribution of the Teton shares.   In August 2008, the Board discussed the status of the distribution and Mr. Galluccio discussed with the Board his plans to develop and grow Teton.  In November 2008, GAMCO's Board determined that it was in the best interests of GAMCO to distribute to its shareholders all the  class B  shares of common stock  of Teton that GAMCO owns.  In November 2008, GAMCO's Board approved the distribution and certain other matters ancillary to the distribution.

After much consideration, GAMCO’s board of directors and management decided to pursue the separation primarily for the following reasons:

•	The senior management and board of directors of each company will be able to more fully focus on its business with a resulting increase in accountability for decisions;

•
Create a class of publicly traded equity securities, including restricted stock units, for Teton which should enable it to provide incentive compensation arrangements for its key employees which are directly related to the performance of Teton.  Teton believes such equity-based compensation arrangements should provide enhanced incentives for performance, and improve the ability for Teton to attract, retain and motivate qualified personnel.

•	Separate trading of Teton’s stock should increase the flexibility for it to issue its equity as consideration in future acquisitions and alliances;

•	Increase transparency and clarity into the businesses of GAMCO and Teton and allow investors to more appropriately value the merits, performance and future prospects of each company; and

•	Reduce brand confusion between the “Gabelli” and “GAMCO” funds, on the one hand, and the “Westwood” funds, on the other hand.

With $418.3 million in assets under management at September 30, 2008, Teton Advisors is currently overshadowed by its parent company, GAMCO Investors, Inc., which had $25.6 billion in assets under management at September 30, 2008.  We believe that Teton Advisors, following the spin-off, will devote greater attention to implementing a growth strategy for the firm as Teton will no longer be overshadowed by the GAMCO/Gabelli umbrella that it currently operates under.  In order to facilitate this separation, on July 1, 2008, the board appointed Nicholas F. Galluccio to serve as our new chief executive officer and increased the board size to five members from three.  Messrs. Galluccio, Tokar and Fiore, our new board members, are not affiliated with GAMCO.  We believe that the spin-off, with our new executive and new board representation, along with new management hires we expect to make as our revenues can bear them, will enable us to devote greater attention to implementing a growth strategy aimed at benefiting Teton and our shareholders rather than being part of a larger GAMCO/Gabelli umbrella where decisions that are made may or may not be aimed at solely benefiting Teton.

The GAMCO board of directors also considered a number of potentially negative factors in evaluating the separation, including the potential loss of synergies from operating as a subsidiary and potential increased costs, potential disruptions to Teton’s businesses as a result of the separation and the risks of being unable to achieve the benefits expected to be achieved by the spin-off.  The GAMCO Board of Directors concluded that the potential benefits of the separation outweighed these factors.

Manner of Effecting the Spin-Off

The board of directors of GAMCO approved the spin-off of the shares of Teton class B common stock owned by GAMCO to its class A and B shareholders.  GAMCO class A and B shareholders had previously approved the spin-off of the shares of Teton owned by GAMCO in November 2007 subject to final approval of GAMCO's Board.  No shareholder vote is necessary in order to effectuate the spin-off.

The general terms and conditions relating to the spin-off are set forth in a Separation Agreement between GAMCO and us.  Under that agreement, the spin-off will be effective on the distribution date.  As a result of the spin-off, each GAMCO class A and/or B shareholder will receive 14.930 shares of our class B common stock for each one thousand (1,000) shares of GAMCO class A and/or B common stock owned on the record date.

You will not be required to make any payment for the shares of Teton class B common stock that you receive nor will you be required to surrender or exchange your shares of GAMCO class A and/or B common stock or take any other action to receive Teton class B common stock.   You will be required to pay taxes on the value of the dividend if the transaction is deemed to be a taxable distribution.

Fractional Shares

If the spin-off would result in the issuance of a fraction of a share of Teton class B common stock, we will, in lieu of issuing any such fractional share, issue to the holder otherwise entitled to such fractional share the nearest whole share (with fractional shares equal to exactly 50% being rounded up).

Results of the Spin-Off

Immediately following the spin-off, we expect to have approximately 81 registered holders of shares of our common stock.  The spin-off will not affect the number of outstanding shares of GAMCO class A or B common stock or any rights of GAMCO class A or B shareholders, although it may affect the trading price of GAMCO’s class A common stock.

Mr. Gabelli owns approximately 75% of the shares of GGCP, the holder of approximately 95% of the combined voting power of the outstanding GAMCO class A and B common stock and approximately 72% of the equity interest of GAMCO as of December 31, 2008.  By virtue of his ownership of GGCP, Mr. Gabelli may be deemed to control GAMCO.  Accordingly, immediately following the spin-off, Mr. Gabelli may be deemed to control Teton.

Mr. Gabelli has served in two capacities with regard to Teton.  The first capacity is as Chief Executive Officer of GAMCO and the second is as a member of the portfolio manager team for the GAMCO Westwood Mighty MitesSM Fund.  In his role as CEO of GAMCO Mr. Gabelli made decisions that indirectly affected Teton, as a subsidiary of GAMCO.  After the spin-off Mr. Gabelli will continue in his role as CEO of GAMCO.  However, as Teton will no longer be a subsidiary of GAMCO, Mr. Gabelli’s role as CEO of GAMCO will have no bearing on Teton.  Mr. Gabelli will continue to serve as a member of the portfolio manager team for the GAMCO Westwood Mighty MitesSM Fund.  In addition, Mr. Gabelli will continue to exert influence and control by providing advice and expertise to Teton since he will be deemed a controlling shareholder through his ownership and control of the majority shareholders of Teton, GGCP and MJG IV Partnership.

We and GAMCO will be parties to agreements that govern the spin-off and our future relationship.  For a more detailed description of these agreements, please see “Arrangements between GAMCO and Teton Following the Spin-Off.”

Transferability of Shares You Receive

The shares of our class B common stock distributed to GAMCO class A and B shareholders will be freely transferable, except for shares received by persons who may be deemed to be our “affiliates” under the Securities Act of 1933, as amended.  Persons who may be deemed to be our affiliates after the spin-off generally include individuals or entities that control, are controlled by, or are under common control with us, and include our directors and certain of our officers.  Our affiliates will be permitted to sell their shares of Teton class B common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144.

Under Rule 144, an affiliate may not sell within any three-month period shares of our common stock in excess of the greater of:

•	1% of the then outstanding number of shares of our common stock; and

•	the average weekly trading volume of our common stock on the NYSE during the four calendar weeks preceding the filing of a notice with the SEC on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to certain provisions regarding the manner of sale, notice requirements and availability of current public information about us.

In addition, the certificates representing Teton shares of class B common stock will contain a legend prohibiting most sales and other dispositions of these shares for a period of 180 days from the effective date of the spin-off.

Employee Stock-Based Plans

Holders of options to purchase shares of GAMCO class A common stock and holders of GAMCO class A restricted stock are generally not entitled, pursuant to the terms of their option and restricted stock agreements, to receive non-cash dividends on their options and restricted stock.  Therefore, such holders will not receive Teton shares in the spin-off with respect to such options or restricted stock.

Material U.S. Federal Income Tax Consequences of the Spin-Off

Tax Consequences of the Spin-Off

The following discussion summarizes the material U.S. federal income tax consequences resulting from the spin-off. This discussion is based upon the U.S. federal income tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or interpretations, any of which may be applied retroactively.

Each stockholder is urged to consult his or her tax advisor as to the specific tax consequences of the spin-off to that stockholder, including the effect of any state, local or foreign tax laws or U.S. tax laws other than those relating to income taxes and of changes in applicable tax laws.

The following summary is for general information only and may not be applicable to shareholders who received their shares of Teton Advisors’ stock pursuant to an employee benefit plan or who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code (the “Code”). Each shareholder’s individual circumstances may affect the tax consequences of the spin-off to such shareholder.  In addition, no information is provided with respect to tax consequences under any applicable foreign, state or local laws. Consequently, shareholders are advised to consult their own tax advisor as to the specific tax consequences of the spin-off and the effect of possible changes in tax laws.

We have not sought and have not received, and do not plan on seeking or obtaining, a ruling from the Internal Revenue Service (“IRS”) regarding the tax consequences of the spin-off.

At this time, we have not determined whether the distribution will qualify for tax-free treatment for GAMCO, Teton, and GAMCO stockholders under U.S. tax laws.  Our internal estimates of the value of our interest in Teton to be distributed is approximately $926,000 or $.034 per GAMCO outstanding share.  The cost to determine that the distribution is non-taxable appears to be significant relative to the tax that might need to be paid should the distribution be so determined.  Provided the spin-off qualifies as a tax-free transaction, we believe that the spin-off would produce the following consequences:

•	GAMCO will not recognize any gain or loss upon the spin-off of the stock of Teton to the GAMCO shareholders;

•	no gain or loss will be recognized by, or be includible in the income of, a holder of GAMCO’s common stock solely as the result of the receipt of Teton’s common stock in the spin-off;

•
the aggregate basis of GAMCO’s common stock and Teton’s common stock in the hands of GAMCO’s shareholders immediately after the spin-off will be the same as the aggregate basis of GAMCO’s common stock held by the shareholders immediately before the spin-off, allocated between the common stock of GAMCO and Teton in proportion to the relative fair market values of each on the date of issuance of Teton; and

•
the holding period of Teton’s common stock received by GAMCO’s stockholders will include the holding period of their GAMCO common stock with respect to which the spin-off was made, provided that such GAMCO common stock is held as a capital asset on the date of the spin-off.

If the spin-off were not to qualify as a tax-free distribution under Section 355 of the Code, (i) the corporate-level tax would be based upon the excess of the fair market value of the shares of Teton common stock outstanding on the spin-off date, over GAMCO’s adjusted tax basis for such shares on such date, and (ii) each GAMCO stockholder who receives shares of Teton’s common stock in the spin-off would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of such shares on the spin-off date, taxed first as a dividend to the extent of such holder’s pro rata share of GAMCO’s current and accumulated earnings and profits (as increased to reflect any GAMCO gain on a taxable distribution as discussed above), and then as a nontaxable return of capital to the extent of such holder’s tax basis in the shares of GAMCO stock, with any remaining amount being taxed as capital gain (provided that the GAMCO shares were held by the shareholder as a capital asset on the spin-off date). Shareholders that are corporations may be subject to additional special provisions dealing with taxable spin-offs, such as the dividends received deduction and the extraordinary dividend rules.

In addition, under Section 355(e) of the Code, even if the spin-off qualifies as tax-free, the spin-off could nevertheless become taxable to GAMCO (but not GAMCO’s shareholders) if Teton Holdings or GAMCO were to undergo a change in control pursuant to a plan or a series of related transactions, which include the spin-off.  Any transaction that occurs within the four-year period beginning two years prior to the spin-off is presumed to be part of a plan or a series of related transactions, which include the spin-off unless GAMCO establishes otherwise.  In this context, a change in control generally means a shift in 50% or more of the ownership of either GAMCO or Teton.

The foregoing is a summary of the material U.S. federal income tax consequences of the spin-off under current law. The foregoing does not purport to address all U.S. federal income tax consequences or tax consequences that may arise under the tax laws of various states or other jurisdictions or that may apply to particular categories of stockholders. Each GAMCO stockholder should consult its tax advisor as to the particular tax consequences of the distribution to such stockholder, including the application of U.S. federal, state, local and foreign tax laws, and the effect of possible changes in tax laws that may affect the tax consequences described above.

Information Reporting

Treasury Regulations require certain “significant” GAMCO shareholders (who immediately before the spin-off own one percent (1%) or more of GAMCO’s common stock) who receive Teton class B common stock pursuant to the spin-off to attach to his or her U.S. federal income tax return for the taxable year in which the spin-off occurs a detailed statement setting forth certain information with respect to the spin-off.  Teton will provide adequate information to such shareholders for this purpose.

Trading Markets

There is currently no public market for our class B common stock.  We expect that our class A common stock will be listed on the over-the-counter pink sheets.  We expect that prior to the spin-off, Teton’s certificate of incorporation will be amended to provide for the right of Class B shareholders to convert their class B shares into class A shares.  We cannot predict what the trading prices for our class A common stock will be.  In addition, we cannot predict any change that may occur in the trading price of GAMCO’s class A common stock as a result of the distribution.

Beginning on or shortly before the record date and continuing up to and including through the distribution date, we expect that there will be two markets in GAMCO class A common stock: a “regular-way” market and an “ex-distribution” market.  Shares of GAMCO class A common stock that trade on the regular way market will trade with an entitlement to shares of Teton class B common stock distributed pursuant to the distribution.  Shares that trade on the ex-distribution market will trade without an entitlement to shares of Teton class B common stock distributed pursuant to the distribution.  Therefore, if you sell shares of GAMCO class A common stock in the “regular-way” market up to and including through the distribution date, you will be selling your right to receive shares of Teton class B common stock in the distribution.  If you own shares of GAMCO class A common stock at the close of business on the record date and sell those shares on the “ex-distribution” market, up to and including through the distribution date, you will still receive the shares of Teton class B common stock that you would be entitled to receive pursuant to your ownership of the shares of GAMCO class A common stock.

Spin-Off Conditions and Termination

We expect that the spin-off will occur on or about March 20, 2009, provided that, among other things:

•	no event or development has occurred or exists that in the judgment of GAMCO’s board of directors, in its sole discretion, makes the spin-off inadvisable;
•	the Form 10 shall be effective under the Exchange Act, with no stop order in effect with respect thereto, and this information statement shall have been mailed to GAMCO’s class A and B shareholders;
•
the actions and filings necessary under securities and blue sky laws of the states of the United States and any comparable laws under any foreign jurisdictions must have been taken and become effective; and

•
no order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the spin-off will be in effect and no other event outside GAMCO’s control will have occurred or failed to occur that prevents the consummation of the spin-off.

Reasons for Furnishing this Information Statement

This information statement is being furnished solely to provide information to GAMCO class A and B shareholders who will receive shares of Teton class B common stock in connection with the spin-off.  It is not provided as an inducement or encouragement to buy or sell any securities.  You should not assume that the information contained in this information statement is accurate as of any date other than the date set forth on the cover.  Changes to the information contained in this information statement may occur after the date, and neither GAMCO’s nor Teton’s management has an obligation or intention to update the information.

Accounting Treatment

The spin-off will be accounted for by GAMCO as a dividend at historical cost, and no gain or loss will be recorded.  However, we believe that GAMCO may need to record income tax expense as a result of this transaction due to some uncertainty in the tax position.  The tax will not be material to the financial position of the Company.

DIVIDEND POLICY

In 2006, Teton did not pay any dividends on any of its classes of shares of common stock.  In 2007, Teton paid dividends of $1.30 per share and $0.45 per share on January 4, 2007 and July 30, 2007 to all of its shareholders of record on December 15, 2006 and July 23, 2007, respectively.  In 2008, Teton paid a dividend of $1.00 per share on July 15, 2008 to all of its shareholders of record on July 1, 2008.

Teton does not currently anticipate declaring or paying any dividends on its shares of class B common stock for the foreseeable future.  Whether Teton pays cash dividends in the future will be at the discretion of its board of directors and will be dependent upon its financial condition, results of operations, capital requirements, and any other factors that the board of directors decides are relevant.

REGULATORY APPROVALS

We do not believe that any regulatory approvals are required in connection with the spin-off.

BUSINESS

Overview

Teton serves as the investment manager for Westwood Funds, six portfolios with aggregate assets of $418.3 million at September 30, 2008.

The Westwood Funds consist of the following six funds:

•	GAMCO Westwood Income Fund
•	GAMCO Westwood Balanced Fund
•	GAMCO Westwood Equity Fund
•	GAMCO Westwood SmallCap Equity Fund
•	GAMCO Westwood Mighty MitesSM Fund
•	GAMCO Westwood Intermediate Bond Fund

Teton Advisors has retained Westwood Management Corporation, a subsidiary of Westwood Holdings Group, Inc., a New York Stock Exchange listed company, to act as sub-advisor for the GAMCO Westwood Balanced Fund, the GAMCO Westwood Equity Fund and the GAMCO Westwood Intermediate Bond Fund.  The remainder of the funds are advised solely by Teton.

Gabelli & Company, Inc. (“Gabelli & Company”), a subsidiary of GAMCO and an affiliate of Teton, distributes the Westwood Funds pursuant to distribution agreements with each fund.

Assets Under Management

The following table sets forth Teton's total assets under management for the dates shown.

Assets Under Management
(in millions)
At September 30,	At December 31,
2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996
$418.3	$440.5	$410.9	$416.5	$424.5	$479.4	$453.8	$519.1	$445.6	$389.8	$387.1	$266.2	$83.2

The Westwood Funds

The following table lists the Westwood Funds together with the September 30, 2008 Morningstar overall ratings and provides a description of the primary investment objective, fund characteristics, fees, the date that the mutual fund was initially offered to investors and the assets under management in the Funds as of September 30, 2008.

Each of the Westwood Funds offers multiple classes of shares.  The use of multi-class share products expands the distribution of these products into the advised sector of the mutual fund investment community. During 2003, the Westwood Funds introduced Class I shares, which are no load shares with higher minimum initial investment and without distribution fees for Institutional and Group Retirement Plan Accounts placed directly through Gabelli & Company. The no-load shares are designated as Class AAA shares and are available for new and current investors. In general, distribution through Third-Party Distribution Programs has greater variable cost components and lower fixed cost components than distribution through Teton's traditional direct sales methods.

Fund (Morningstar Overall Rating) (1)	Primary Investment Objective	Fund Characteristics	Advisory Fees (%)	12b-1 Fees (%)	Initial Offer Offer Date	Net Assets as of September 30, 2008 (all classes) ($ in millions)

EQUITY INCOME:

GAMCO Westwood Income Fund ««««	High level of current income as well as long-term capital appreciation by investing primarily in income producing equity and fixed income securities.	Class AAA: No-load, Open-end, Diversified Multi-class shares (2)	1.00 (3)	.25	09/30/97	$ 7.8

GAMCO Westwood Balanced Fund «««««	Both capital appreciation and current income using portfolios containing stocks, bonds, and cash as appropriate in light of current economic and business conditions.	Class AAA: No-load, Open-end, Diversified Multi-class shares (2)	.75	.25	10/01/91	$ 146.9

VALUE:

GAMCO Westwood Equity Fund «««««	Capital appreciation through a diversified portfolio of equity securities using bottom-up fundamental research with a focus on identifying well-seasoned companies.	Class AAA: No-load, Open-end, Diversified Multi-class shares (2)	1.00	.25	01/02/87	$ 174.9

SMALL CAP VALUE:
GAMCO Westwood SmallCap Equity Fund ««	Long-term capital appreciation, investing at least 80% of its assets in equity securities of companies with market capitalizations of $2.5 billion or less at the time of purchase.	Class AAA: No-load, Open-end, Diversified Multi-class shares (2)	1.00 (3)	.25	04/15/97	$ 9.6

MICRO-CAP:

GAMCO Westwood Mighty MitesSM Fund «««««	Long-term capital appreciation by investing primarily in equity securities with market capitalization of $300 million or less at the time of purchase.	Class AAA: No-load, Open-end, Diversified Multi-class shares (2)	1.00	.25	05/11/98	$ 67.7

FIXED INCOME:
GAMCO Westwood Intermediate Bond Fund «««	Total return and current income, while limiting risk to principal. Pursues higher yields than shorter maturity funds and has more price stability than generally higher yielding long-term funds.	Class AAA: No-load, Open-end, Diversified Multi-class shares (2)	.60 (3)	.25	10/01/91	$ 11.5

(1)
Morningstar RatingTM as of September 30, 2008. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar risk-adjusted return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads and redemption fees) placing more emphasis on downward variations and rewarding consistent performance.  The top 10% of the funds in an investment category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star.  The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three, five, and ten-year (if applicable) Morningstar Rating metrics.  Morningstar Ratings are shown for the respective class shown; other classes may have different performance characteristics.  As of September 30, 2008, there were 1,180 Large Value funds rated for three years, 960 funds for five years and 435 funds for ten years (GAMCO Westwood Equity Fund). There were 335 Small Value funds rated for three years, 267 funds for five years and 117 funds for ten years (GAMCO Westwood Mighty MitesSM Fund). There were 944 Moderate Allocation funds rated for three years, 723 funds for five years and 427 funds for ten years (GAMCO Westwood Balanced Fund and GAMCO Westwood Income Fund).  There were 984 Intermediate-Term Bond funds rated for three years, 848 funds for five years and 456 funds for ten years (GAMCO Westwood Intermediate Bond Fund).  There were 556 Small Blend funds rated for three years, 438 funds for five years and 195 funds for ten years (GAMCO Westwood SmallCap Equity Fund).  © 2008 Morningstar, Inc. All Rights reserved.  This information is (1) proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely.  Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.  Past performance is no guarantee of future results.

(2)
These funds have multi-classes of shares available.  Multi-class shares include Class A shares which have a front-end sales charge, Class B shares which are subject to a back-end contingent deferred sales charge for up to 6 years and Class C shares which are subject to a 1% back-end contingent deferred sales charge for one year.  However, Class B shares are no longer offered for new purchases as of July 2004.  Class I shares are available to institutional accounts.  Net assets include all share classes.

(3)
Teton has agreements in place to reimburse expenses of the fund to maintain fund expenses at a specified level for Class AAA shares; multiclass shares have separate limits as described in the fund’s prospectus.  (GAMCO Westwood Income Fund – 1.50%; GAMCO Westwood SmallCap Equity Fund – 1.50%; GAMCO Westwood Intermediate Bond Fund – 1.00%) Such agreements are renewable annually.

The following table details the average annual rate of return for each of the six Westwood Funds as of September 30, 2008.

Fund	1 year	3 year	5 year	10 year
GAMCO Westwood Income Fund Cl AAA	(18.15%)	(2.36%)	7.33%	9.45%
GAMCO Westwood Balanced Fund Cl AAA	(8.41%)	4.54%	7.47%	6.18%
GAMCO Westwood Equity Fund Cl AAA	(16.02%)	4.45%	10.06%	6.73%
GAMCO Westwood SmallCap Equity Fund Cl AAA	(20.01%)	2.42%	8.20%	4.81%
GAMCO Westwood Mighty MitesSM Fund Cl AAA	(13.22%)	5.43%	9.89%	12.30%
GAMCO Westwood Intermediate Bond Fund Cl AAA	3.67%	3.38%	2.76%	4.14%

Distribution and Marketing

Teton's marketing efforts for the Westwood Funds are currently focused on increasing the distribution and sales of its existing funds. Teton believes that its marketing efforts for the Westwood Funds will continue to generate additional assets leading to additional revenues from investment advisory fees.

Gabelli & Company, a subsidiary of GAMCO and an affiliate of Teton, distributes the Westwood Funds pursuant to distribution agreements with each fund.  Under the distribution agreements, Gabelli & Company offers and sells the Westwood Funds’ shares on a continuous basis and pays all of the costs of marketing and selling the shares, including printing and mailing prospectuses and sales literature, advertising and maintaining sales and customer service personnel and sales and services fulfillment systems, and payments to the sponsors of Third-Party Distribution Programs, financial intermediaries and Gabelli & Company sales personnel.  Gabelli & Company receives fees for such services pursuant to distribution plans adopted under provisions of Rule 12b-1 of the Investment Company Act of 1940, as amended.

Under the distribution agreements, the no-load Class AAA shares of the Westwood Funds pay ..25% per year on the average daily net assets of the fund to Gabelli & Company and the Class A shares of the Westwood Funds pay .35% or .50% per year on the average daily net assets of the fund. Class B and Class C shares have a Rule 12b-1 distribution plan with a service and distribution fee totaling 1%.  If Gabelli & Company expends more than the distribution fees received, it is reimbursed by Teton. If Gabelli & Company expends less than the distribution fees received, it will reimburse Teton for any previously reimbursed distribution expenses.  For 2007, Teton paid Gabelli & Company approximately $12,000.

Most of the Westwood Funds have traditionally been distributed by using a variety of direct response marketing techniques, including telemarketing and advertising, and as a result Teton and Gabelli & Company maintain direct relationships with many of the no-load Westwood Fund shareholders. Beginning in late 1995, Teton expanded its product distribution by offering several of the Westwood Funds through Third-Party Distribution Programs, including No Transaction Fee, or NTF, Programs. We believe that more than 25% of the assets under management in the Westwood Funds are still attributable to Teton's direct response marketing efforts. Third-Party Distribution Programs have become an increasingly important source of asset growth for Teton. Of the $418.3 million of assets under management in the Westwood Funds as of September 30, 2008, approximately $223.3 million, or 53%, were generated through NTF Programs.  In addition, at September 30, 2008, approximately 86% of the NTF Program net assets in the Westwood Funds are attributable to two NTF Programs.  Gabelli & Company maintains agreements with seven NTF programs.  The fee paid to the NTF programs ranges from 0.25% to 0.40% of the AUM held through the NTF programs.  Gabelli & Company, as the distributor of the Westwood Funds, pays the first 0.25% of any NTF fees with Teton paying any NTF fee in excess of 0.25% subject to partial reimbursement by the Funds under certain circumstances.  In 2007, Teton paid approximately $315,000 for their share of these NTF programs.

Gabelli & Company’s distribution agreements with the Westwood Funds may continue in effect from year to year only if specifically approved at least annually by (i) the Board of Trustees or (ii) the fund’s shareholders and, in either case, the vote of a majority of the trustees who are not parties to the agreement or “interested persons” of any such party, within the meaning of the Investment Company Act. Each Westwood Fund may terminate its distribution agreement, or any agreement thereunder, at any time upon 60 days’ written notice by (i) a vote of the majority of the trustees cast in person at a meeting called for the purpose of voting on such termination or (ii) a vote at a meeting of shareholders of the lesser of either 67% of the voting shares represented in person or by proxy or 50% of the outstanding voting shares of such fund. Each distribution agreement automatically terminates in the event of its assignment, as defined in the Investment Company Act.  Gabelli & Company may terminate a distribution agreement without penalty upon 60 days’ written notice.

Investment Management Agreements

Teton provides investment advisory and management services pursuant to investment management agreements with the Westwood Funds. The investment management agreements with the Westwood Funds generally provide that Teton is responsible for the overall investment and administrative services, subject to the oversight of the Westwood Funds’ Board of Trustees (“Board of Trustees”) and in accordance with each fund’s fundamental investment objectives and policies. The administrative services include, without limitation, supervision of the calculation of net asset value, preparation of financial reports for shareholders of the Westwood Funds, internal accounting, tax accounting and reporting, regulatory filings and other services. Most of these administrative services are provided through sub-contracts with unaffiliated third parties. Transfer agency and custodial services are provided directly to the Westwood Funds by unaffiliated third parties.

The Westwood Funds’ investment management agreements may continue in effect from year to year only if specifically approved at least annually by (i) the Board of Trustees or (ii) the fund’s shareholders and, in either case, the vote of a majority of the trustees who are not parties to the agreement or “interested persons” of any such party, within the meaning of the Investment Company Act.  Each Westwood Fund may terminate its investment management agreement at any time upon 60 days’ written notice by (i) a vote of the majority of the Board of Trustees cast in person at a meeting called for the purpose of voting on such termination or (ii) a vote at a meeting of shareholders of the lesser of either 67% of the voting shares represented in person or by proxy or 50% of the outstanding voting shares of such Westwood Fund. Each investment management agreement automatically terminates in the event of its assignment, as defined in the Investment Company Act.  Teton may terminate an investment management agreement without penalty on 60 days’ written notice.

Pursuant to the terms of these investment management agreements, neither Teton nor its officers, directors, employees, agents or controlling persons (“Teton Persons”) are liable to the Westwood Funds for any act or omission or for any loss sustained by the Westwood Funds in connection with the matters to which the advisory agreement relates.  However, Teton Persons are liable to the Westwood Funds under these agreements with respect to a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligation and duties under the agreement.  The advisory agreement also set forth certain indemnification rights for the Adviser, its employees, officers, directors and agents.

Subadvisory Agreements

Teton pays Westwood Management Corporation a sub-advisory fee of 35% of net revenues for the Balanced, Equity and Intermediate Bond Funds.  “Net revenues” are defined as management fees less twenty basis points for marketing and administration expenses (which are paid to GAMCO) and less expense reimbursements to the funds for which it serves as a sub-advisor.  For 2007, the sub-advisory fee paid to Westwood Management Corporation by Teton amounted to approximately $0.8 million.  This agreement may be terminated by Westwood Management Corporation on 60 days’ prior written notice and may be terminated by the Westwood Funds or Teton on 60 days’ prior written notice, provided that termination by the Westwood Funds must be approved by a majority of the Trustees of the Westwood Funds or the holders of a “majority of the voting securities” of the Funds.

The Spin-Off

After much consideration, GAMCO’s board of directors and management decided to pursue the separation primarily for the following reasons:

•	The senior management and board of directors of each company will be able to more fully focus on its business with a resulting increase in accountability for decisions;

•
Create a class of publicly traded equity securities, including restricted stock units, for Teton which should enable it to provide incentive compensation arrangements for its key employees which are directly related to the performance of Teton.  Teton believes such equity-based compensation arrangements should provide enhanced incentives for performance, and improve the ability for Teton to attract, retain and motivate qualified personnel.

•	Separate trading of Teton’s stock should increase the flexibility for it to issue its equity as consideration in future acquisitions and alliances;

•	Increase transparency and clarity into the businesses of GAMCO and Teton and allow investors to more appropriately value the merits, performance and future prospects of each company; and

•	Reduce brand confusion between the “Gabelli” and “GAMCO” funds, on the one hand, and the “Westwood” funds, on the other hand.

With $418.3 million in assets under management at September 30, 2008, Teton Advisors is currently overshadowed by its parent company, GAMCO Investors, Inc., which had $25.6 billion in assets under management at September 30, 2008.  We believe that Teton Advisors, following the spin-off, will devote greater attention to implementing a growth strategy for the firm as Teton will no longer be overshadowed by the GAMCO/Gabelli umbrella that it currently operates under.  In order to facilitate this separation, on July 1, 2008, the board appointed Nicholas F. Galluccio to serve as our new chief executive officer and increased the board size to five members from three.  Messrs. Galluccio, Tokar and Fiore, our new board members, are not affiliated with GAMCO.  We believe that the spin-off, with our new executive and new board representation, along with new management hires we expect to make as our revenues can bear them, will enable us to devote greater attention to implementing a growth strategy aimed at benefiting Teton and our shareholders rather than being part of a larger GAMCO/Gabelli umbrella where decisions that are made may or may not be aimed at solely benefiting Teton.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with its audited combined financial statements and related notes included as Exhibit A.  Some of the information contained in this discussion and analysis constitutes forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those discussed in these forward-looking statements.  Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this information statement, particularly under “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

Teton is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Teton serves as the investment adviser of The Westwood Funds.  Investment advisory fees, which are based on the amount and composition of assets under management in Teton’s Funds, represent Teton’s largest source of revenues.  Advisory fees from open-end mutual funds are computed daily based on average net assets.  In addition to the general level and trends of the stock market, growth in our revenues depends on good investment performance, which influences the value of existing assets under management as well as contributes to higher investment and lower redemption rates and facilitates the ability to attract additional investors while maintaining current fee levels.  Growth in assets under management is also dependent on being able to access various distribution channels, which is usually based on several factors, including performance and service. Historically, we have depended primarily on direct distribution of our products and services but since 1995 we have participated in Third-Party Distribution Programs, including NTF Programs.  A majority of our cash inflows to mutual fund products have come through these channels since 1998.

Other income includes interest income earned from cash equivalents that were invested in a money market mutual fund managed by Gabelli Funds, LLC, an affiliated registered investment advisor.

Given the recent dislocations in the global credit markets and the downturn in equity markets, there appear to be additional risks associated with building an investment advisory enterprise.  The recent collapse in global equity markets, and expected global economic downturn, could result in a prolonged period of negative investor sentiment resulting in potential mutual fund liquidations.  Given that Teton’s profitability depends on asset growth among its six mutual funds, declining markets and fund redemptions could have a materially adverse effect on our business.  While the macro environment remains challenging, we believe there are significant opportunities to grow mutual fund assets given the attractive Morningstar Fund ratings accorded to our investment strategies.  The GAMCO Westwood Equity Fund, Balanced Fund and Mighty Mites Fund have been given five star ratings by Morningstar, Inc.  Typically, five star rated funds attract significant net inflows of new money during normal times.  Teton’s management has been proactive in its asset gathering marketing effort to 401(k) plans, institutional investors and registered investment advisors.  Moreover, in our GAMCO Westwood SmallCap Equity Strategy, we are also entertaining requests to consider becoming sub advisors for separate account relationships with various institutional intermediaries.  Given attractive equity valuations, we believe our funds have significant absolute return potential in the next equity market up cycle.  We remain focused on growing the business by developing home office relationships with prospective NTF “no transaction fee” third party fund distributors, as our portfolio managers remain focused on generating attractive investment returns.

We do not anticipate that the spin-off will have a material impact on Teton’s financial statements.  Teton’s revenues and expenses are expected to be substantially similar after the spin-off as prior to the spin-off.  GAMCO will continue to provide services under the Administrative Agreement for up to two years.  After such time, the costs incurred by Teton to replace the services being provided by GAMCO to Teton may be materially higher.
Statement of Financial Condition

Asset Highlights

Teton reported assets under management as follows (dollars in millions):

						% Inc (Dec)
	2003	2004	2005	2006	2007	2007 / 2006	CAGR (a)

Equities	$468	$414	$405	$401	$429	7.0%	(0.5%)
Fixed income	11	10	11	10	11	14.9	(4.0)
Total Assets Under Management	$479	$424	$416	$411	$440	7.2%	(0.6%)

(a) The % CAGR is computed for the five-year period from January 1, 2003 through December 31, 2007.

For the three years ended December 31, 2005, 2006 and 2007 our change in AUM by product lines were as follows (in millions):
2007	12/31/06	Net cash flows	Performance	12/31/07

Equities	$401	$(8)	$36	$429
Fixed income	10	1	-	11
Total Assets Under Management	$411	$(7)	$36	$440

2006	12/31/05	Net cash flows	Performance	12/31/06

Equities	$405	$(61)	$57	$401
Fixed income	11	(2)	1	10
Total Assets Under Management	$416	$(63)	$58	$411

2005	12/31/04	Net cash flows	Performance	12/31/05

Equities	$414	$(47)	$38	$405
Fixed income	10	1	-	11
Total Assets Under Management	$424	$(46)	$38	$416

For the nine months ended September 30, 2008 our change in AUM by product lines were as follows (in millions):

	12/31/07	Net cash flows	Performance	9/30/08

Equities	$429	$33	$(55)	$407
Fixed income	11	-	-	11
Total Assets Under Management	$440	$33	$(55)	$418

Operating Results for the Three Months Ended September 30, 2008 as Compared to the Three Months Ended September 30, 2007

Revenues
Total revenues were $1.0 million in the third quarter of 2008, in line with the comparable period of 2007.  Total revenues by revenue component were as follows (in thousands):

	Three months ended September 30,		Increase (decrease)
	2008	2007	$	%
Investment advisory fees	$972	$978	$(6)	(0.6)%
Other income	6	30	(24)	(82.1)
Total revenues	$978	$1,008	$(30)	(3.1)%

Investment Advisory Fees:   Investment advisory fees, which comprised 99.4% of total revenues in 2008, are directly influenced by the level and mix of assets under management (“AUM”).  Teton earns advisory fees based on the average AUM in the Funds.
Investment advisory fees were $972,000 for the period ended September 30, 2008 compared to $978,000 for the period ended September 30, 2007, a decline of $6,000, or 0.6%.  This decrease is directly correlated to the decrease in average AUM from $430.5 million in the period ended September 30, 2007 to $428.3 million in the period ended September 30, 2008, a decrease of $2.2 million, or 0.5%.

Our AUM decreased from $433.9 million at June 30, 2008 to $418.3 million at September 30, 2008.  This decrease was primarily due to a 5.6%, or $24.3 million, decrease in the market value of the Funds and gross withdrawals of $27.2 million, offset slightly by gross contributions of $35.8 million.

Our AUM increased from $432.7 million at June 30, 2007 to $443.1 million at September 30, 2007.  This increase was primarily due to a 1.8%, or $7.7 million, increase in the market value of the Funds and gross contributions of $27.4 million, offset slightly by gross withdrawals of $24.7 million.  For a detailed discussion of each Fund, including the primary investment objective and historical performance, please see the section titled BUSINESS – Assets Under Management on page 20.

Other income:  Other income includes interest income earned from cash equivalents that were invested in a money market mutual fund managed by Gabelli Funds, LLC, an affiliate. Other income in the third quarter of 2008 was $6,000, down from the $30,000 in the third quarter of 2007 due to lower cash balances held throughout the period.

Expenses

Sub-advisory Fees:  Teton has retained a sub-adviser for three of the six Westwood funds.  Sub-advisory fees, which are approximately 20-21% of the investment advisory revenues of the individual funds and are recognized as expenses as the related services are performed, were $198,000 in the third quarter of 2008, down from $212,000 in the third quarter of 2007.  This decrease was primarily due to the decrease of investment advisory revenue from the three funds.

Administrative Fees: Administrative expenses, which are charges by GAMCO and paid by Teton for administration of the mutual fund activities performed by GAMCO on behalf of Teton, were $215,000 in the third quarter of 2008, a 0.8% decrease from $217,000 in the third quarter of 2007.  These expenses are tied directly to the level of AUM and currently are approximately 22% of investment advisory revenues.

Compensation: Compensation costs, which include both direct employees of Teton, portfolio manager compensation and the salary and bonus allocated to Teton by GAMCO based upon the allocation percentage of employee work performed that affects Teton, was $217,000 in the third quarter of 2008 as compared to $11,000 in the third quarter of 2007.  Fixed compensation costs, which comprise approximately 75% of total compensation costs, have risen during the third quarter 2008 with the hiring of three full time employees in anticipation of the spin-off.  The remainder of the compensation expenses represent variable portfolio manager compensation that fluctuates with investment advisory revenues.  For the third quarter 2008 the variable portfolio manager compensation was approximately 6% of investment advisory revenues.

Distribution costs and expense reimbursements: Distribution costs, which are principally related to the sale of shares of open-end mutual funds, and expense reimbursements were $129,000 in the third quarter of 2008, increasing $21,000 from $108,000 in the third quarter of 2007.

Distribution costs are broken down into two categories, payments made to third party distributors for Funds sold through them, including their no transaction fee programs, and expenses either paid to or reimbursed from Gabelli & Company for distribution of the Funds.  Expenses paid to third parties were $44,000 during the third quarter of 2008, a decrease of $5,000 from the prior year amount of $49,000.  The arrangement between Teton and Gabelli & Company is that Teton will reimburse Gabelli & Company for any distribution costs in excess of Gabelli & Company’s distribution revenues.  Conversely, if the distribution revenues of Gabelli & Company exceed the costs, such excess is reimbursed to Teton.  For the third quarter 2008 Gabelli & Company reimbursed to Teton $6,000 while during the third quarter of 2007 Teton paid to Gabelli & Company $27,000, a decrease of $33,000.  This decrease was due to lower expenses incurred by Gabelli & Company during the third quarter 2008 as compared to the third quarter of 2007.

Expense reimbursements were $91,000 for the third quarter 2008, an increase of $59,000 from the prior year period amount of $32,000.  The primary driver of this increase has been higher expense for the Funds during the third quarter of 2008 as compared to the third quarter of 2007, which are then paid by Teton to the Fund to maintain the Fund’s expense limitations.  For the third quarter of 2008, expense reimbursement represented approximately 9% of investment advisory revenues.
Other:  General and administrative expenses, both attributable to Teton by GAMCO and incurred directly, were $102,000 in the third quarter of 2008, an increase of $90,000 from the third quarter of 2007 amount of $12,000.  This increase was primarily due to expenses related to the spin-off.  Including the rental of office space in a building being leased by GAMCO, legal expense relating to preparing, reviewing and filing documents and the $15,000 per month to be paid to GAMCO for certain allocated services.

Income Taxes

The effective tax rate for the third quarter of 2008 and the third quarter of 2007 was 34.6% and 33.6%, respectively.

Net income

Net income for the three months ended September 30, 2008 was $77,000, a decrease of $220,000 from $297,000 in the third quarter of 2007.

Operating Results for the Nine Months Ended September 30, 2008 as Compared to the Nine Months Ended September 30, 2007

Revenues
Total revenues were $3.0 million in the nine months ended September 30, 2008, slightly above the comparable period of 2007.  Total revenues by revenue component were as follows (in thousands):

	Nine months ended September 30,		Increase (decrease)
	2008	2007	$	%
Investment advisory fees	$2,921	$2,840	$81	2.9%
Other income	32	80	(48)	(60.5)
Total revenues	$2,953	$2,920	$33	1.1%

Investment Advisory Fees:   Investment advisory fees, which comprised 98.9% of total revenues in 2008, are directly influenced by the level and mix of AUM.  Teton earns advisory fees based on the average AUM in the Funds.

Investment advisory fees were $2,921,000 for the period ended September 30, 2008 compared to $2,840,000 for the period ended September 30, 2007, an increase of $81,000, or 2.9%.  This increase is directly correlated to the increase in average AUM from $422.3 million in the period ended September 30, 2007 to $433.0 million in the period ended September 30, 2008, an increase of $10.7 million, or 2.5%.

Our AUM decreased from $440.5 million at December 31, 2007 to $418.3 million at September 30, 2008.  This decrease was primarily due to a 12.5%, or $51.5 million, decrease in the market value of the Funds and gross withdrawals of $90.5 million, offset slightly by gross contributions of $119.8 million.

Our AUM increased from $410.9 million at December 31, 2006 to $443.1 million at September 30, 2007.  This increase was primarily due to a 10.2%, or $41.7 million, increase in the market value of the Funds and gross contributions of $74.9 million, offset slightly by gross withdrawals of $84.4 million.  For a detailed discussion of each Fund, including the primary investment objective and historical performance, please see the section titled BUSINESS – Assets Under Management on page 20.

Other income:  Other income includes interest income earned from cash equivalents that were invested in a money market mutual fund managed by Gabelli Funds, LLC, an affiliate. Other income for the nine months ended September 30, 2008 was $32,000, down from the $80,000 for the nine months ended September 30, 2007 due to lower cash balances held throughout the 2007 period.

Expenses

Sub-advisory Fees:  Teton has currently retained a sub-adviser for three of the six Westwood funds.  Prior to July 1, 2007 Teton had also retained a sub-advisor on two additional funds.  Sub-advisory fees, which are approximately 21-22% of the investment advisory revenues of the individual funds and are recognized as expenses as the related services are performed, were $606,000 for the nine months ended September 30, 2008, down from $629,000 in the prior year period.  This decrease was primarily due to the decrease of investment advisory revenue from the three funds and the termination of the sub-advisory relationship for two of the five funds effective July 1, 2007.

Administrative Fees: Administrative expenses, which are charges by GAMCO and paid by Teton for administration of the mutual fund activities performed by GAMCO on behalf of Teton, were $649,000 for the nine months ended September 30, 2008, a 2.7% increase from $632,000 in the prior year period.  These expenses are tied directly to the level of AUM and currently are approximately 22% of investment advisory revenues.

Compensation: Compensation costs, which include both direct employees of Teton, portfolio manager compensation and the salary and bonus allocated to Teton by GAMCO based upon the allocation percentage of employee work performed that affects Teton, was $386,000 for the nine months ended September 30, 2008, an 145.4% increase from $157,000 in the year ago period.  Fixed compensation costs, which include both direct and allocated salary and bonus, increased to approximately $238,000 for the nine months ended September 30, 2008 from $119,000 in the prior year period due primarily to the hiring of three full time employees in anticipation of the spin-off.  The remainder of the compensation expenses represents variable portfolio manager compensation that fluctuates with net investment advisory revenues, which is defined as advisory fees less expenses.  For the nine months ended September 30, 2008, portfolio manager compensation was $148,000, an increase of $110,000 from the $38,000 in the prior year period.  The primary driver of this increase was an increase in average AUM, which generates investment advisory fees, for the funds in which portfolio manager compensation is paid on.   For the nine months ended September 30, 2008 the variable portfolio manager compensation was approximately 5% of investment advisory revenues.

Distribution costs and expense reimbursements: Distribution costs, which are principally related to the sale of shares of open-end mutual funds, and expense reimbursements were $315,000 for the nine months ended September 30, 2008, increasing $24,000 from $291,000 in the prior year period.

Distribution costs are broken down into two categories, payments made to third party distributors for Funds sold through them, including their no transaction fee programs, and expenses either paid to or reimbursed from Gabelli & Company for distribution of the Funds.  Expenses paid to third parties were $120,000 during the 2008 period, a decrease of $17,000 from the prior year amount of $137,000.  The arrangement between Teton and Gabelli & Company is that Teton will reimburse Gabelli & Company for any distribution costs in excess of Gabelli & Company’s distribution revenues.  Conversely, if the distribution revenues of Gabelli & Company exceed the costs, such excess is reimbursed to Teton.  For the 2008 period Gabelli & Company reimbursed to Teton $34,000 while during the 2007 period Teton paid to Gabelli & Company $24,000, a decrease of $58,000.  This decrease was due to lower expenses incurred by Gabelli & Company during the 2008 period as compared to the 2007 period.

Expense reimbursements were $229,000 for the nine months ended September 30, 2008, an increase of $99,000 from the prior year period amount of $130,000.  The primary driver of this increase has been lower AUM in the Funds with expense reimbursements during the nine months ended September 30, 2008 as compared to the nine months ended September 30, 2007, which in turn leads to the Fund being able to cover less of the Fund expenses and Teton having to pay more to maintain the Fund’s expense limitations.  For the nine months of 2008, expense reimbursement represented approximately 8% of investment advisory revenues.

Other:  General and administrative expenses, both attributable to Teton by GAMCO and incurred directly, were $203,000 for the first nine months of 2008, an increase of $157,000 from the year ago amount of $46,000.  This increase was primarily due to expenses related to the spin-off.  Including the rental of office space in a building being leased by GAMCO, legal expense relating to preparing, reviewing and filing documents.

Income Taxes

The effective tax rate for the nine months ended September 30, 2008 and 2007 was 34.6% and 33.7%, respectively

Net income

Net income for the nine months ended September 30, 2008 was $520,000, a decrease of $253,000 from $773,000 for the nine months ended September 30, 2007

Operating Results for the Year Ended December 31, 2007 as Compared to the Year Ended December 31, 2006

Revenues

Total revenues were $4.0 million in the year ended December 31, 2007, slightly above total revenues of $3.9 million in the year ended December 31, 2006.  Total revenues by revenue component were as follows (in thousands):

			Increase (decrease)
	2006	2007	$	%
Investment advisory fees	$3,676	$3,842	$166	4.5%
Other income	231	114	(117)	(50.5)
Total revenues	$3,907	$3,956	$49	1.3%

Investment Advisory Fees:  Investment advisory fees, which comprised 97.1% of total revenues in 2007, are directly influenced by the level and mix of assets under management (“AUM”).  Teton earns advisory fees based on the average AUM in the Funds.

Investment advisory fees were $3.8 million for 2007 compared to $3.7 million for 2006, an increase of $166,000, or 4.5%.  This increase is directly correlated to the increase in average AUM to $427.3 million in 2007 compared to $409.6 million in 2006, an increase of $17.7 million, or 4.3%.

Our AUM increased from $410.9 million at December 31, 2006 to $440.5 million at December 31, 2007.  This increase was primarily due to an 9.0%, or $37.0 million, increase in the market value of the Funds and gross contributions of $108.0 million, offset slightly by gross withdrawals of $115.4 million.

Our AUM decreased from $416.5 million at December 31, 2005 to $410.9 million at December 31, 2006.  This decrease was primarily due to gross withdrawals of $136.7 million partially offset by gross contributions of $74.9 million and $56.2 million, or 13.5%, in market performance increases in the Funds.  For a detailed discussion of each Fund, including the primary investment objective and historical performance, please see the section titled BUSINESS – Assets Under Management on page 20.

Other income: Other income includes interest income earned from cash equivalents that were invested in a money market mutual fund managed by Gabelli Funds, LLC, an affiliate. Other income in the year ended December 31, was $114,000, a decrease of approximately 50% from the $231,000 in the year ended December 31, 2006, due to lower cash balances held throughout the year.

Expenses

Sub-advisory Fees: Sub-advisory fees, which are approximately 22-23% of the investment advisory revenues of the individual funds and are recognized as expenses as the related services are performed, were $840,000, in the year ended December 31, 2007, almost even with the sub-advisory fee expenses in the year ended December 31, 2006.

Administrative Fees: Administrative expenses, which are charges by GAMCO and paid by Teton for administration and management of the mutual fund activities performed by GAMCO on behalf of Teton, were $854,000, in the year ended December 31, 2007, a 4.2% increase from $819,000 in the year ended December 31, 2006.  These expenses are tied directly to the level of AUM and are approximately 22% of investment advisory revenues.

Compensation: Compensation costs, which include both portfolio manager compensation and the salary and bonus allocated to Teton by GAMCO based upon the allocation percentage of employee work performed that affects Teton, was $279,000 in the year ended December 31, 2007, a 9.3% decrease from $307,000 in the year ended December 31, 2006.  Fixed compensation costs, which include allocated salary and bonus, comprised approximately 50% of total compensation costs in both periods and decreased to approximately $137,000 in 2007 from $148,000 in 2006 due primarily to lower bonus expense in 2007 as compared to 2006.  The remainder of the compensation expenses represents variable portfolio manager compensation that fluctuates with net investment advisory revenues, which is defined as advisory fees less expenses.  For 2007, portfolio manager compensation was $142,000, a reduction of $18,000 from the $160,000 in 2006.  The primary driver of this decrease was an increase in expenses being deducted from the gross investment advisory revenues during 2007 as compared to 2006.  For both 2007 and 2006 the variable portfolio manager compensation was approximately 4% of total investment advisory revenues.

Distribution costs and expense reimbursements: Distribution costs, which are principally related to the sale of shares of open-end mutual funds, and expense reimbursements were $367,000 in the year ended December 31, 2007, an increase of $237,000 from $130,000 in the year ended December 31, 2006.

Distribution costs are broken down into two categories, payments made to third party distributors for Funds sold through them, including their no transaction fee programs, and expenses either paid to or reimbursed from Gabelli & Company for distribution of the Funds.  Expenses paid to third parties were $185,000 during 2007, an increase of $46,000 from the prior year amount of $139,000.  The arrangement between Teton and Gabelli & Company is that Teton will reimburse Gabelli & Company for any distribution costs in excess of Gabelli & Company’s distribution revenues.  Conversely, if the distribution revenues of Gabelli & Company exceed the costs, such excess is reimbursed to Teton.  For the 2007 period Teton paid to Gabelli & Company $12,000 while during the 2006 period Gabelli & Company reimbursed to Teton $124,000, an increase of $136,000.  This increase was due to expenses incurred by Gabelli & Company increasing more than the revenues received by Gabelli & Company during the 2007 period as compared to the 2006 period.

Expense reimbursements were $170,000 for 2007, an increase of $55,000 from the prior year period amount of $115,000.  The primary driver of this increase has been higher expense for the Funds during 2007 as compared to 2006, which are then paid by Teton to the Fund to maintain the Fund’s expense limitations.  For 2007 and 2006, expense reimbursement represented approximately 4% and 3%, respectively, of investment advisory revenues.

Other: General and administrative expenses attributable to Teton by GAMCO were $108,000 in the year ended December 31, 2007, a 38.0% increase from $79,000 in the year ended December 31, 2006, primarily from an increase in auditing fees of $35,000.

Income Taxes

The effective tax rate for both 2007 and 2006 was 34.5%.

Net income

Net income for the year ended December 31, 2007 was $1.0 million versus $1.1 million in the year ended December 31, 2006.

Operating Results for the Year Ended December 31, 2006 as Compared to the Year Ended December 31, 2005

Revenues

Total revenues were $3.9 million in 2006, slightly above total revenues of $3.8 million in 2005.  Total revenues by revenue component were as follows (in thousands):

			Increase (decrease)
	2005	2006	$	%
Investment advisory fees	$3,682	$3,676	$(6)	(0.2%)
Other income	117	231	114	98.0
Total revenues	$3,799	$3,907	$108	2.9%

Investment Advisory Fees:  Investment advisory fees, which comprised 94.1% of total revenues in 2006, are directly influenced by the level and mix of AUM.  Teton earns advisory fees based on the average AUM in the Funds.

Investment advisory fees were $3.7 million for both 2006 and 2005, a slight decrease of $6,000, or 0.2%.  This decrease is directly correlated to the decrease in average AUM to $409.6 million in 2006 compared to $409.9 million in 2005, a decrease of $0.3 million, or 0.1%.

Our AUM decreased from $416.5 million at December 31, 2005 to $410.9 million at December 31, 2006.  This decrease was primarily due to gross withdrawals of $136.7 million partially offset by gross contributions of $74.9 million and $56.2 million, or 13.5%, in market performance increases in the Funds.

Our AUM decreased from $424.5 million at December 31, 2004 to $416.5 million at December 31, 2005.  This decrease was primarily due to grosswithdrawals of $109.6 million partially offset by gross contributions of $60.8 million and $40.8 million, or 9.6%, in market performance increases in the Funds.  For a detailed discussion of each Fund, including the primary investment objective and historical performance, please see the section titled BUSINESS – Assets Under Management on page 20.

Other income: Other income includes interest income earned from cash equivalents that were invested in a money market mutual fund managed by Gabelli Funds, LLC, an affiliate. Other income of $231,000 in the year ended December 31, 2006 was nearly double that of the $117,000 amount from the year ended December 31, 2005 due to larger cash balances held throughout 2006.

Expenses

Management Fees: Management fees decreased 100% in 2006 from the $1.5 million amount in 2005. The Company previously paid management fees to GAMCO of $1.2 million per year and to Westwood Management of 20% of the Company’s pre-tax profits before consideration of Westwood Management’s fee.  In 2006, management of the Company and GBL agreed to eliminate the management fee.  Based on a review of the services provided on an ongoing basis it was determined that the marketing and administration fee and the allocated overhead expenses, including portfolio management compensation, were appropriate to reflect the services and costs between the parties.  Also in 2006, management of the Company and WMC agreed to eliminate the management fee.  Based on a review of the services provided on an ongoing basis it was determined that the sub-advisory fees were appropriate to reflect the services between the parties.

Sub-advisory Fees: Sub-advisory fees, which are approximately 20-23% of the investment advisory revenues of the individual funds and are recognized as expenses as the related services are performed, were $844,000, an increase of $85,000 or 11.2% over the year ended December 31, 2005 $758,000 sub-advisory fee amount.

Administrative Fees: Administrative expenses, which are charges by GAMCO and paid by Teton for administration and management of the mutual fund activities performed by GAMCO on behalf of Teton remained flat year over year at approximately $819,000.  These expenses are tied directly to the level of AUM and are approximately 22% of investment advisory revenues.

Compensation: Compensation costs, which include both portfolio manager compensation and the salary and bonus allocated to Teton by GAMCO based upon the allocation percentage of employee work performed that affects Teton, was $307,000 in the year ended December 31, 2006, a 43.7% increase from $214,000 in the year ended December 31, 2005.  Fixed compensation costs, which include allocated salary and bonus, comprised approximately 50% and 58% of total compensation costs in 2006 and 2005, respectively, and increased to approximately $147,000 in 2006 from $123,000 in 2005 due primarily to higher bonus expense in 2006 as compared to 2005.  The remainder of the compensation expenses represents variable portfolio manager compensation that fluctuates with investment advisory revenues, which is defined as advisory fees less expenses.  For 2006, portfolio manager compensation was $160,000, an increase of $69,000 from the $91,000 in 2005.  The primary driver of this increase was a decrease in expenses, in particular expense reimbursements, being deducted from the gross investment advisory revenues during 2006 as compared to 2005.

Distribution costs and expense reimbursement: Distribution costs, which are principally related to the sale of shares of open-end mutual funds, and expense reimbursements were $130,000 in the year ended December 31, 2006, a decline of $307,000 or 70.2%, from $437,000 in the year ended December 31, 2005.

Distribution costs are broken down into two categories, payments made to third party distributors for Funds sold through them, including their no transaction fee programs, and expenses either paid to or reimbursed from Gabelli & Company for distribution of the Funds.  Expenses paid to third parties were $139,000 during 2006, a decrease of $6,000 from the prior year amount of $145,000.  The arrangement between Teton and Gabelli & Company is that Teton will reimburse Gabelli & Company for any distribution costs in excess of Gabelli & Company’s distribution revenues.  Conversely, if the distribution revenues of Gabelli & Company exceed the costs, such excess is reimbursed to Teton.  For the 2006 period Gabelli & Company reimbursed to Teton $124,000 while during the 2005 period Gabelli & Company reimbursed to Teton $110,000, a decrease in expenses of $14,000 to Teton.  This decrease was due to lower expenses incurred by Gabelli & Company during the 2006 period as compared to the 2005 period.

Expense reimbursements were $115,000 for 2006, a decrease of $288,000 from the prior year period amount of $403,000.  The primary driver of this decrease has been lower expense for the Funds during 2006 as compared to 2005, which are then paid by Teton to the Fund to maintain the Fund’s expense limitations.  In particular, during 2005, one of the Funds went through a change in investment objective which resulted in additional one-time charges of approximately $100,000 incurred for the Fund and another Fund’s AUM increased enough in 2006 to cover it’s own expenses resulting in a decrease of $90,000 from 2005 to 2006.  For 2006 and 2005, expense reimbursement represented approximately 3% and 11%, respectively, of investment advisory revenues.

Other: General and Administrative expenses attributable to Teton by GAMCO were $79,000 in the year ended December 31, 2006, a decline of $14,000 or 15.0%, from the 2005 amount of $92,000, primarily related to a decline in client service expense of $13,000.

Income Taxes

The effective tax rate for 2006 was 34.5% compared to an income tax benefit rate of 53% in the prior year. The change reflects our estimate of the tax liability for 2006.

Net income

Net income for 2006 was $1.1 million versus a loss of $1,236 in 2005.

Liquidity and Capital Resources

Teton’s current liquidity and capital needs include the costs of compensation to our employees and other operating expenses such as rent and the service agreement with GAMCO.  Our principal assets consist of cash equivalents, a U.S. Treasury money market mutual fund, that is invested 100% in U.S. treasuries, managed by Gabelli Funds, Inc., an affiliate.

Summary cash flow data (in thousands) is as follows:

	Nine Months Ended September 30,
	2008	2007
Cash flows (used in) provided by:
Operating activities	$61	$1,905
Financing activities	(1,043)	(1,840)
Increase / (Decrease) in cash equivalents	(982)	65
Cash equivalents at beginning of year	1,725	2,561
Cash equivalents at end of year	$743	$2,626

	Twelve Months Ended December 31,
	2007	2006	2005
Cash flows (used in) provided by:
Operating activities	$1,013	$(1,940)	$(675)
Financing activities	(1,848)	-	-
Decrease in cash equivalents	(835)	(1,940)	(675)
Cash equivalents at beginning of year	2,561	4,501	5,176
Cash equivalents at end of year	$1,725	$2,561	$4,501

Cash and liquidity requirements have historically been met through the Teton's operating activities.  Additionally, the Company’s financing activities represent payments of dividends to shareholders of excess cash.  The dividends were paid out after analysis by management and the board of directors of the Company’s operating cash needs and were only paid out when it was determined that there were sufficient resources to fund the dividend without impinging on the Company’s operations.  The Company does not currently have any debt nor does it anticipate the need to issue debt in order to fund future operations.  During 2006 and 2005, the primary reason for the negative operating cash flow was the decision to repay amounts owed to affiliates that had accumulated over earlier periods.  During 2008, the Company has adopted a policy of paying down any affiliate payable balances on a monthly basis and as a result the Company does not anticipate that there will be large negative operating cash flows on a going forward basis.  As the Company’s revenues and a majority of the expenses are tied directly to the level of AUM, we anticipate that we will be able to continue to produce positive operating cash flows regardless of a decrease of our AUM as expenses will decrease, albeit not dollar for dollar, in line with a decrease in our revenues.  At September 30, 2008, we had cash equivalents of $0.7 million, a decrease of $982,000 from the prior year-end.

Net cash provided by operating activities was $61,000 for the nine months ended September 30, 2008, principally resulting from net income of $520,000 offset in part by the decrease in payables to affiliates of $478,000.  Net cash provided by operating activities was $1.9 million for the nine months ended September 30, 2007, principally from an increase in payables to affiliates of $1.3 million and from net income of $0.8 million, partially offset by a decrease in NTF payable of $0.2 million.

Net cash used in financing activities was $1.0 million for the nine months ended September 30, 2008, from the payment of dividends to the Company’s shareholders.  Net cash used in financing activities was $1.8 million for the nine months ended September 30, 2007, from the payment of dividends to the Company’s shareholders.

At December 31, 2007, we had cash equivalents of $1.7 million, a decrease of $0.8 million from the prior year-end primarily due to the payment of $1.8 million in dividends.

Net cash provided by operating activities was $1.0 million for the year ended December 31, 2007, principally resulting from net income.  Net cash used in operating activities was $1.9 million in 2006, principally from the reduction in payables to affiliates of $3.1 million offset slightly by net income of $1.1 million.

Net cash used in financing activities was $1.8 million for the year ended December 31, 2007, principally resulting from the payment of dividends to the Company’s shareholders.  For the year ended December 31, 2006, there were no dividends paid.

Off Balance Sheet Arrangements

Gabelli & Company, a subsidiary of GAMCO and an affiliate of Teton, distributes the Westwood Funds pursuant to distribution agreements with each fund.  Under the distribution agreements, Teton reimburses Gabelli & Company for any expenses incurred by Gabelli & Company for acting as a distributor of the Westwood Funds that exceed the 12b-1 fees earned by Gabelli & Company.  These payments can then be recovered from Gabelli & Company to the extent that they were previously paid to Gabelli & Company.  At September 30, 2008 and September 30, 2007, the amounts receivable from Gabelli & Company were $268,000 and $315,000, respectively.  For the years ended December 31, 2007, 2006 and 2005 the amounts receivable from Gabelli & Company were $303,000, $291,000 and $414,000, respectively.

Critical Accounting Estimates

The preparation of the financial statements included in this information statement requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying footnotes.  Estimates and assumptions about future events and their effects cannot be perceived with certainty.  Estimates may change as new events occur, as more experience is acquired, as additional information becomes available and as Teton’s operating environment changes.  Actual results could differ from estimates.

Teton believes the following are the most critical accounting policies used in the preparation of Teton’s financial statements as well as the significant judgments and uncertainties affecting the application of these policies.

Revenue Recognition

The responsibility of estimating fair value of the net assets in the Funds used to calculate the investment advisory fees is subject to pricing and fair value procedures approved by the Board of Trustees of the Funds.  An unaffiliated third party administrator determines the daily fair value of fund assets using independent pricing services.  When the independent pricing service cannot provide a valuation for a particular security, the advisor will provide the fair value in accordance with the Fund’s fair value procedures.  At September 30, 2008, the percentage of net assets fair valued by the advisor was 0.54% of net assets of the Funds.  Investment advisory fees are computed daily, by the unaffiliated third party administrator for the Funds, based on average net assets and amounts receivable are included in investment advisory fees receivable in the statement of financial condition. These fees are recognized as earned in the period in which the service is provided and paid in the month after they are earned.  Teton has agreements with three of the Funds to reimburse expenses in order to maintain Fund expenses at a certain level.  Payments to the Funds under these agreements are recorded on a gross basis, as expenses in the statements of income as expense reimbursements, and do not change the revenue recognition policy for these Funds.

Distribution Costs

The Company incurs certain promotion and distribution costs, which are expensed as incurred, principally related to the sale of shares of open-end mutual funds.

Sub-advisory fees

Sub-advisory fees are based on predetermined percentages of net revenues of the individual funds and are recognized as expenses as the related services are performed.  The sub-advisory fees are paid in the month following when they are earned.

Stock Based Compensation

Upon completion of the spin-off, Teton will issue to Mr. Galluccio an amount of class A restricted stock equal to 20% of our outstanding common stock (inclusive of the restricted stock issuance) on the date of the spin-off.  Such award will be for 260,849 RSAs.  Teton will apply Statement 123 (R) “Share-Based Payment” (“Statement 123 (R)”) upon issuance of the restricted stock.  Teton will expense the restricted stock award over the vesting period of the award, 30% at the end of three years and 70% at the end of 5 years.

The fair value of the award will be determined based on the value of the shares on the date of the grant upon spin-off.  The Company will calculate a value for the shares to be spun-off to its shareholders using a market comparable approach.  This value will be used to determine the value of the RSAs that are being granted to Mr. Galluccio and could change between the date of this information statement and the date of the spin-off.

Currently, we have estimated the fair value based on a comparison with recent values for transactions involving investment advisory assignments.  More specifically, we looked at the price paid in March of 2008 to acquire an investment advisory contract.  The Company believes that this is the most comparable basis for fair value given the similarity of such contracts to the current business of Teton.  Teton has investment advisory contracts with the funds that it manages.  In large part, the portfolio management expertise resides in GAMCO or in the subadvisory relationships.  The value of Teton resides in the advisory contract, making it highly analogous to the March 2008 transaction.  We believe that this is a more accurate measure of fair value than a discounted cash flow model would produce.  The Company’s current assets under management were applied to the 80 basis point rate at which a recent transaction was executed.  This value was further adjusted by the relative level of advisory fee rates between the Company and the market transaction.  The average advisory fee at Teton is 89 basis point versus a fee of 94 basis points for the market transaction.  Consequently, the assets under management of Teton (approximately $400 million) were applied to the 80 basis point market level.  Such product was multiplied by the ratio of fees under the contract (89/94).  The fair value of the RSA grant will be calculated as 20% of the total given the percentage interest of the award.  We considered using publicly traded asset managers for fair value multiples.  However, we found those businesses to be non-comparable relative to Teton at the current time given the breadth, depth, or resources of the publicly traded asset managers.  If these companies were used as comparables for fair value without substantial adjustment, the fair value and the value of the RSA grant would have been higher.  Consequently, the Company believes that the fair value used is appropriate

Based on the estimated fair value the RSAs will be expensed over the time periods as follows:

	2009	2010	2011	2012	2013	Total
1st Quarter	$35,466	$35,466	$35,466	$20,688	$20,688
2nd Quarter	35,466	35,466	35,466	20,688	20,688
3rd Quarter	35,466	35,466	35,466	20,688	20,688
4th Quarter	35,466	35,466	35,466	20,688	20,688
Full Year	$141,864	$141,864	$141,864	$82,752	$82,752	$ 591,096

The following tables illustrates what the statements of income and statement of financial condition would be on a pro forma basis if the RSAs had been issued at January 1, 2007:

Statement of Income
	For the Twelve Months Ended
	Actual			Pro Forma
	December 31,			December 31,
	2007	Adjustments		2007
Income Statement:
Revenues	$3,955,725	$-		$3,955,725

Expenses
Marketing and administrative fees	854,003	-		854,003
Sub-advisory fees	840,065	-		840,065
Distribution costs and expense reimbursements	366,882	-		366,882
Compensation	278,772	141,863	(1)	420,635
Other	108,487	-		108,487
Total expenses	2,448,209	141,863		2,590,072

Income before taxes	1,507,516	(141,863)		1,365,653
Income tax expense	520,802	(49,009	)(2)	471,793
Net income (loss)	$986,714	$(92,854)		$893,860

Net income per share:
Basic	$0.94			$0.85
Diluted	$0.94			$0.83

Weighted average shares outstanding:
Basic	1,050,715	-		1,050,715
Diluted	1,050,715	31,302	(3)	1,082,017

Footnotes:
(1)	Compensation expense for the twelve months ended December 31, 2007 as if the 20% RSA grant was made on January 1, 2007.

(2)	Income tax benefit associated with the adjustment above.

(3)
Additional diluted shares for the twelve months ended December 31, 2007 associated with the post spin grant of 260,849 RSAs assuming that it occurred on January 1, 2007.  The additional diluted shares are calculated using the treasury stock method and reflect the vesting characteristics of 30% at the end of three years and 70% at the end of five years.  The pro forma diluted EPS calculation reflects the application of the treasury stock method by adding to the share computation all of the granted shares but reducing the share computation by considering unrecognized future compensation cost (relating to this grant) as proceeds available for stock repurchase on a weighted average basis.

Statement of Income
	For the Nine Months Ended
	Actual September 30, 2008	Adjustments		Pro Forma September 30, 2008
Income Statement:
Revenues	$2,953,273	$-		$2,953,273

Expenses
Marketing and administrative fees	648,697	-		648,697
Sub-advisory fees	606,266	-		606,266
Distribution costs and expense reimbursements	314,616	-		314,616
Compensation	385,616	106,398	(1)	492,014
Other	203,080	-		203,080
Total expenses	2,158,275	106,398		2,264,673

Income before taxes	794,998	(106,398)		688,600
Income tax expense	274,736	(36,769	) (2)	237,967
Net income (loss)	$520,262	$(69,629)		$450,633

Net income per share:
Basic	$0.50			$0.43
Diluted	$0.50			$0.40

Weighted average shares outstanding:
Basic	1,043,394	-		1,043,394
Diluted	1,043,394	86,081	(3)	1,129,475

Footnotes:

(1)	Compensation expense for the nine months ended September 30, 2008 as if the 20% RSA grant was made on January 1, 2007.

(2)	Income tax benefit associated with the adjustment above.

(3)
Additional diluted shares for the nine months ended September 30, 2008 associated with the post spin grant of 260,849 RSAs assuming that it occurred on January 1, 2007.  The additional diluted shares are calculated using the treasury stock method and reflect the vesting characteristics of 30% at the end of three years and 70% at teh end of five years.  The pro forma diluted EPS calculation reflects the application of the treasury stock method by adding to the share computation all of the granted shares but reducing the share computation by considering unrecognized future compensation cost (relating to this grant) as proceeds available for stock repurchase on a weighted average basis.

Statement of Financial Condition
	As of September 30, 2008
	Actual	Adjustments		Pro Forma

Assets
Cash equivalents	$743,239	$-		$743,239
Investment advisory fees receivable	296,265	-		296,265
Deferred tax asset	35,711	85,778	(1)	121,489
Other assets	43,441	-		43,441
Total assets	$1,118,656	$85,778		$1,204,434

Liabilities and stockholders’ equity
Payables to affiliates	$191,475	$-		$191,475
Compensation payable	60,571	-		60,571
NTF payable	31,617	-		31,617
Accrued expenses and other liabilities	110,575	-		110,575
Total liabilities	394,238	-		394,238

Total stockholders’ equity	724,418	85,778	(2)	810,196
Total liabilities and stockholders’ equity	$1,118,656	$85,778		$1,204,434

Footnotes:

(1)	Income tax benefit associated with the compensation expense for the full year 2007 and nine months ended September 30, 2008 as if the 20% RSA grant were made on January 1, 2007.

(2)
$248,261 addition to equity as a result of the equity award as if the RSA grant had been made on January 1, 2007 and net loss of $(162,483) as a result of the pro forma adjustments on the statement of income.

Income Taxes

The Company accounts for income taxes under the liability method prescribed by Financial Accounting Standards Board (“FASB”) Statement No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial accounting purposes and the amounts used for income tax purposes.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which is an interpretation of Statement 109.  This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Company’s historical accounting policy with respect to penalties and interest related to tax uncertainties has been to classify these amounts as income taxes, and the Company continued this classification upon the adoption of FIN 48.  The Company adopted this interpretation on January 1, 2007.  There was no impact from the adoption of this interpretation.

Recent Accounting Developments

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“Statement 157”). The statement provides guidance for using fair value to measure assets and liabilities. The statement provides guidance to companies about the extent of which to measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The statement applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The statement does not expand the use of fair value in any new circumstances. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. The Company adopted this statement on January 1, 2008. The impact of adopting Statement 157 is expected to be minimal to the Company’s financial statements, as the Company will continue to account for cash equivalents at fair value.

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115,” (“Statement 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. The standard’s objective is to reduce both the complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Statement 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  This statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007.  The Company adopted this statement on January 1, 2008.  The impact of adopting Statement 159 is expected to be immaterial to the Company’s financial statements.

In December 2007, the FASB issued FASB Statement No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51" ("Statement 160") to improve the relevance, comparability, and transparency of the financial information that a reporting entity with minority interests provides in its consolidated financial statements. Statement 160 changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. Statement 160 requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the noncontrolling owners of a subsidiary. Statement 160 does not change the provisions of “Consolidated Financial Statements” ("ARB 51") related to consolidation purpose or consolidation policy or the requirement that a parent consolidate all entities in which it has a controlling financial interest. Statement 160 does, however, amend certain of ARB 51’s consolidation procedures to make them consistent with the requirements of FASB Statement 141(R) "Business Combinations". It also amends ARB 51 to provide definitions for certain terms and to clarify some terminology. Statement 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company plans to adopt this statement on January 1, 2009. Statement 160 will impact the Company's financial statements presentation and disclosure of minority interest.

Market Risk

Equity Price Risk

Our revenues are principally generated by investment advisory fees based on our assets under management.  Our assets under management primarily consist of equity securities.  A decline in equity securities will therefore have a material impact on our revenues.

Interest Rate Risk

Teton’s exposure to interest rate risk results, principally, from our investment of excess cash in money market mutual funds.  This investment is primarily short term in nature, and the fair value of this investment generally approximates market value.

Seasonality and Inflation

We do not believe Teton’s operations are subject to significant seasonal fluctuations. We do not believe inflation will significantly affect Teton’s compensation costs, as they are substantially variable in nature. However, the rate of inflation may affect Teton’s expenses such as information technology and occupancy costs. To the extent inflation results in rising interest rates and has other effects upon the securities markets, it may adversely affect Teton’s financial position and results of operations by reducing their AUM, revenues or otherwise.

Employees

At the time of the spin-off, Teton is expected to have one executive officer and two other employees performing day-to-day management functions.  Additionally, through the Administrative Agreement, employees of GAMCO will perform other functions.  See “Management” for more information.

Real Estate Properties

Teton owns no properties.  Teton currently leases 1,771 square feet of office space at 401 Theodore Fremd Avenue in Rye, New York in accordance with an Administrative and Management Services agreement with GAMCO.  Teton will continue to use the same space after the distribution pursuant to an Administrative and Management Services Agreement to be entered into with GAMCO.

Legal Proceedings

None.

Government Regulation

Our business is subject to extensive regulation in the United States, primarily at the federal level, including regulation by the SEC under the Investment Company Act and the Investment Advisers Act of 1940. We are registered with the SEC as an investment adviser. The Westwood Funds are registered with the SEC as investment companies under the Investment Company Act. The Investment Advisers Act imposes numerous obligations on investment advisers, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities. The Investment Company Act imposes similar obligations, as well as additional detailed operational requirements, on registered investment companies and investment advisers. Our failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions, including revocation of its registration as an investment adviser. Industry regulations are designed to protect investors in the Westwood Funds and other third parties who deal with us and to ensure the integrity of the financial markets. They are not designed to protect our shareholders.

In response to scandals in the financial services industry regarding late trading, market timing and selective disclosure of portfolio information, various legislative and regulatory proposals are pending in or before, or have been adopted by, the U.S. Congress and the various regulatory agencies that supervise our operations, including the SEC. These proposals, to the extent enacted or adopted, could have a substantial impact on the regulation and operation of registered funds and investment advisers and could adversely affect our assets under management, revenues and net income.  Additionally, the SEC, FINRA and other regulators, as well as Congress, are investigating certain practices within the mutual fund industry.  These investigations could lead to further legislative and regulatory proposals that, if enacted or adopted, could adversely affect our business.

The Westwood Funds’ business involves compliance with numerous investment, asset valuation, distribution and tax requirements.  A failure to adhere to or satisfy these requirements could result in losses that could be recovered by the Westwood Funds from us in certain circumstances.  Although we have installed procedures and utilize the services of experienced administrators, accountants and lawyers to assist us in adhering to these guidelines and satisfying these requirements, and maintain insurance to protect us in the case of client losses, there can be no assurance that such precautions or insurance will protect us from potential liabilities.

ARRANGEMENTS BETWEEN GAMCO AND TETON AFTER THE SPIN-OFF

General

Immediately prior to the spin-off, GAMCO owned shares of Teton common stock representing a 42.1% equity interest and 85.9% voting interest of Teton.  After the spin-off, GAMCO will not own any shares of Teton common stock.

We will enter into agreements with GAMCO prior to and concurrently with the spin-off to govern the terms of the spin-off and to define our ongoing relationship following the spin-off, allocating responsibility for obligations arising before and after the spin-off, including obligations with respect to liabilities relating to GAMCO’s business and to Teton’s business and obligations with respect to our employees and certain transition services.  We will enter into these agreements with GAMCO while we are still a majority-owned subsidiary of GAMCO, and certain terms of these agreements are not necessarily the same as could have been negotiated between independent parties.

The following descriptions are summaries of the terms of the agreements.  Any of these agreements that are material will be filed as exhibits to the registration statement into which this information statement is incorporated and the summaries of such agreements are qualified in their entirety by reference to the full text of such agreements.  We encourage you to read, in their entirety, each of the material agreements when they become available.  The terms of these agreements have not yet been finalized; changes, some of which may be material, may be made prior to the spin-off.

Separation and Distribution Agreement

The Separation Agreement will set forth our agreements with GAMCO regarding the principal transactions necessary to separate us from GAMCO.  It will also set forth other agreements that govern certain aspects of our relationship with GAMCO after the completion of the separation. Concurrently with our separation from GAMCO, we will enter into the Separation Agreement with GAMCO.

Distribution.  GAMCO will distribute to its shareholders all the shares of class B common stock of Teton that it owns on the terms described in this information statement.  GAMCO's obligation to consummate the distribution is subject to the following conditions:

•	no event or development has occurred or exists that, in the judgment of GAMCO’s board of directors, in its sole discretion, makes the spin-off inadvisable;

•	the Form 10 is effective under the Exchange Act of 1934, as amended, with no stop order in effect, and this information statement is mailed to GAMCO’s stockholders;

•
 the actions and filings necessary under securities and blue sky laws of the states of the United States and any comparable laws under any foreign jurisdictions must have been taken and become effective; and

•
 no order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the spin-off will be in effect and no other event outside GAMCO’s control will have occurred or failed to occur that prevents the consummation of the spin-off.

Payment of Liabilities.  From and after the distribution, Teton will indemnify GAMCO with respect to any claims relating to Teton's business or liabilities.  From and after the distribution, GAMCO will indemnify Teton with respect to any claims relating to GAMCO's business or liabilities.

Mutual Release.  As of the time of the distribution, each party will release the other party and their respective affiliates and its directors, officers, employees and agents from all claims, demands and liabilities, in law and in equity, against such other party, which such releasing party has or may have had relating to events, circumstances or actions taken by such other party prior to the distribution.  This release does not apply to claims arising from the Separation Agreement.

Indemnification.  From and after the distribution, GAMCO will indemnify Teton and its directors, officers, employees, agents and affiliates, or "Teton indemnitees," against all losses, liabilities and damages incurred or suffered by any of the Teton indemnitees arising out of:

•	the failure or alleged failure of GAMCO or any of its subsidiaries to pay, perform or otherwise discharge in due course any of GAMCO liabilities;

•	a breach by GAMCO of any its obligations under the Separation Agreement; and

•
 any untrue statement or alleged untrue statement of a material fact: (i) contained in any document filed with the SEC by GAMCO pursuant to any securities rule, regulation or law, (ii) otherwise disclosed by GAMCO or its subsidiaries to investors or potential investors in GAMCO or its subsidiaries or (iii) furnished to any Teton indemnitee by GAMCO or any of its subsidiaries for inclusion in any public disclosures to be made by any Teton indemnitee; or any omission or alleged omission to state in any information described in clauses (i), (ii) or (iii) a material fact necessary to make the statements not misleading.  The indemnity described in this paragraph will be available only to the extent that Teton losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied after the distribution by Teton or its agent.

From and after the distribution, Teton will indemnify GAMCO and its directors, officers, employees, agents and affiliates, or "GAMCO indemnitees," against all losses, liabilities and damages incurred or suffered by any of the GAMCO indemnitees arising out of:

•	the failure or alleged failure of Teton or any of its subsidiaries to pay, perform or otherwise discharge in due course any of Teton liabilities;

•	a breach by Teton of any its obligations under the Separation Agreement; and

•
 any untrue statement or alleged untrue statement of a material fact: (i) contained in any document filed with the SEC by Teton following the distribution pursuant to any securities rule, regulation or law, (ii) otherwise disclosed following the distribution by Teton or its subsidiaries to investors or potential investors in Teton or its subsidiaries or (iii) furnished to any GAMCO indemnitee by Teton or any of its subsidiaries for inclusion in any public disclosures to be made by any GAMCO indemnitee; or any omission or alleged omission to state in any information described in clauses (i), (ii) or (iii) a material fact necessary to make the statements not misleading.  The indemnity described in this paragraph will be available only to the extent that GAMCO losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied by GAMCO or its agent.

Employee Matters.  Certain GAMCO employees will be transferred to Teton on an “at-will” basis.  Teton will assume all the obligations relating to these employees arising on or after the distribution, including all obligations relating to employee benefits, vacation, health insurance and severance.

Further Assurances.  Each of the parties will agree to cooperate with each other and use reasonable best efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Separation Agreement and the ancillary agreements.

Other Matters.  Other matters governed by the Separation Agreement include, among others, access to financial and other records and information, legal privilege, confidentiality and resolution of disputes between the parties relating to the Separation Agreement and the ancillary agreements and the agreements and transactions contemplated thereby.

Transitional Administrative and Management Services Agreement

Concurrently with our separation from GAMCO, we will enter into a Administrative Agreement with GAMCO pursuant to which GAMCO will provide Teton with a variety of services for a period of time following the spin-off.  Among the principal services GAMCO will provide to us are:

•
Senior executive functions and strategic planning and general corporate management services, including strategic planning, investment banking and financial advisory services, supervision of certain tax and other regulatory matters;

•	Mutual fund administration services;
•	Treasury services, including insurance and risk management services and administration of benefits;
•	Operational and general administrative assistance including office space, office equipment, administrative personnel, payroll, and procurement services as needed;
•	Accounting and related financial services, including Mr. Farber's service as Chief Financial Officer;
•	Legal, regulatory and compliance advice; and
•	Human resources functions, including the retention of a Chief Compliance Officer, sourcing of permanent and temporary employees as needed, recordkeeping, performance reviews and terminations.

In providing the services pursuant to this agreement, GAMCO may, subject to the prior written consent of Teton, employ consultants and other advisers in addition to utilizing its own employees.  GAMCO has the right to delegate all or a portion of the mutual fund administration services to be performed by it to another entity.   Mr. Farber will continue to serve as the chief financial officer of Teton after the distribution pursuant to the Administrative Agreement.   Mr. Jamieson is a member of our board and an executive officer of GAMCO.  Mr. Jamieson may be called upon to perform services from time to time pursuant to the Administrative Agreement.  In addition, Mr. Jamieson and Mr. Farber supervise directly or indirectly employees of GAMCO that may provide services to Teton pursuant to the Administrative Agreement.

These services, other than the mutual fund administration services, will be provided to Teton in exchange for a payment of $15,000 per month.  The mutual fund administration services will be provided to Teton for a monthly payment of an amount equal to 20 basis points of the average net assets managed by the Funds in such month.

The Administration Agreement is terminable by either party on 30 days’ prior written notice to the other party.  The term of this agreement is 24 months.

MANAGEMENT

Executive Officers Following the Separation

All of our executive officers, except for Nicholas F. Galluccio, our President and Chief Executive Officer, will provide their services pursuant to the Administrative Agreement following the spin-off.  Jeffrey M. Farber was appointed Chief Financial Officer of Teton on October 16, 2008.  He is expected to continue serving as Chief Financial Officer following the spin-off pursuant to the terms of the Administrative Agreement.  The following table sets forth the information as of December 31, 2008 regarding the individuals who are expected to serve as our executive officers following the spin-off.

Name	Age	Title with Teton Advisors, Inc.
Nicholas F. Galluccio	58	President and Chief Executive Officer
Jeffrey M. Farber	44	Chief Financial Officer

Nicholas F. Galluccio, age 58, currently serves as President, Chief Executive Officer and a director of Teton, and is expected to continue to serve in these roles following the spin-off.  Mr. Galluccio was formerly with Trust Company of the West from 1982 through June 30, 2008, where he served as the Group Managing Director, U.S. Equities and Senior Portfolio Manager for the TCW Small Cap Value Added Funds and TCW Mid Cap Value Opportunities Funds.  Mr. Galluccio was a security analyst with Lehman Brothers Kuhn Loeb, from 1980 to 1982, following the semiconductor industry.  From 1978 to 1980, Mr. Galluccio was a staff writer at Forbes Magazine.  Mr. Galluccio holds an M.B.A. from Columbia Business School and an M.A. from Columbia University and a B.A. from University of Hartford.  He is on the board of regents at University of Hartford and is on the Board of Trustees at St. Luke’s School in New Canaan, Connecticut.

Jeffrey M. Farber, age 44, is expected to continue to serve as our Chief Financial Officer pursuant to the Administrative Agreement between Teton and GAMCO.  Mr. Farber joined GAMCO in July 2008 as Executive Vice President – Finance/Corporate Development and Chief Financial Officer.  Prior to joining GAMCO, Mr. Farber was with The Bear Stearns Companies Inc. where he served as the Senior Vice President – Finance since February 2007, Controller since January 2004 and was a Managing Director since May 2000.  Prior to that Mr. Farber was a partner with Deloitte & Touche LLP, where he worked for fourteen years.  Mr. Farber is a Certified Public Accountant.

Board of Directors Following the Separation

The     following table sets forth the information as of December 31, 2008 regarding the individuals who are expected to serve as members of our board of directors following the spin-off.  Bruce N. Alpert and Douglas R. Jamieson are executive officers of GAMCO and currently serve as members of our board of directors and are expected to continue serving in such role following the spin-off

Name	Age
Bruce N. Alpert	57
Alfred W. Fiore*	70
Nicholas F. Galluccio*	58
Douglas R. Jamieson	54
Edward T. Tokar*	61

* Elected to the Board October 16, 2008.

Bruce N. Alpert, age 57, currently serves as our Chairman of the Board and a member of our board of directors.  Mr. Alpert has served as Executive Vice President and Chief Operating Officer of Gabelli Funds, LLC or its predecessor since June 1988. Mr. Alpert is an officer of all of the Gabelli/GAMCO Funds. Mr. Alpert was President and a director of Teton Advisors, Inc. from 1994 through June 2008 and is President and a director of Gabelli Fixed Income, Inc. From 1986 until June 1988, he worked at the InterCapital Division of Dean Witter as Vice President and Treasurer of the mutual funds sponsored by Dean Witter. From 1983 through 1986, he worked at Smith Barney Harris Upham & Co. as Vice President in the Financial Services Division and as Vice President and Treasurer of the mutual funds sponsored by Smith Barney. Mr. Alpert also was an Audit Manager and Specialist at Price Waterhouse in the Investment Company Industry Services Group for three years at which he served from 1975 through 1983. Mr. Alpert is a Certified Public Accountant.

Alfred W. Fiore, age 70, currently serves as a director.  Mr. Fiore is a retired partner of KPMG, LLP and is currently a senior compensation consultant with The Ross Companies.  In addition, Mr. Fiore is currently serving as or has been a director and/or officer of the following organizations: Dresdner RCM Investment Funds, Inc., Dresdner RCM Global Funds, Inc., Southeast Frozen Foods, LLP, Intelecom Solutions, Inc., Overture Asset Managers, LLP, LICT Corporation, Greenwich Country Club and the USO of Metropolitan New York.

Douglas R. Jamieson, age 54, currently serves as a director.  Mr. Jamieson has served as President and Chief Operating Officer of GAMCO since August 2004. He has served as President or Chief Operating Officer of GAMCO Asset Management Inc. (a wholly-owned subsidiary of GAMCO) since 1986 and as a director of GAMCO Asset Management Inc. since 1991. Mr. Jamieson also serves as President and a director of Gabelli Securities, Inc. and a director of GAMCO Asset Management (Singapore) Pte. Ltd. Mr. Jamieson also serves as a director of several Investment Partnerships that are managed by Gabelli Securities, Inc. Mr. Jamieson was an investment analyst with Gabelli & Company, Inc. from 1981 to 1986. He has been a director of GGCP, Inc. since December 2005.

Edward T. Tokar, age 61, currently serves as a director.  Mr. Tokar has served as Senior Managing Director of Investments for Beacon Trust Company since 2004.  Prior to joining Beacon Trust Company, Mr. Tokar served as Chief Executive Officer of Allied Capital Management, LLC and as Vice President-Investments (Corporate Officer) of Honeywell International, Inc. where he was employed since 1977.  He served as a Director, Trustee or Advisory Board member for a number of leading U.S. and international investment organizations, including  currently serving on The Gabelli Dividend & Income Trust and The Gabelli Global Deal Fund.  He was awarded a B.S. degree with High Honors from the University of Maryland, and received an M.B.A. degree from the College of William and Mary and is a Certified Public Accountant.

Messrs. Fiore and Tokar are each considered "independent," as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and Securities and Exchange Commission regulations. The board of directors has determined that based on the credentials of Mr. Fiore, Mr. Fiore qualifies as an "audit committee financial expert" within the meaning of SEC regulations.

Committees of the Board

The board does not currently have any committees, such as audit, compensation or governance committees, but from time to time the board will consider whether to establish these committees. The functions of the committees are carried out by the board.

Compensation of Directors

Non-employee directors are entitled to an annual cash payment of $5,000 per year, payable in quarterly installments.  Members of our board who are also our employees, like Mr. Galluccio, are not entitled to any compensation for their services as board members.  No directors received compensation for his or her services as a member of our board in 2007.  With respect to service starting October 16, 2008, the non-executive directors will receive $5,000 per year, payable in quarterly installments.

Stock Ownership of Directors and Executive Officers

See “Security Ownership of Certain Beneficial Owners and Management.”

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation policy the Company expects to apply to Teton’s named executive officers with respect to fiscal 2008.  With the exception of Nicholas F. Galluccio, our President and Chief Executive Officer, all the individuals serving as our executive officers will be serving in such positions pursuant to the Administrative Agreement.

The investment management and securities industries are highly competitive, and experienced professionals have significant career mobility.  Teton believes that the ability to attract, retain and provide appropriate incentives for the highest quality professional personnel is important for maintaining its competitive position in the investment management and securities industries, as well as for providing for the long-term success of Teton.

Because Teton’s compensation arrangements involve variable incentive-based fees, the $1.0 million deductibility limit of Section 162(m) is generally not expected to apply to the payments.

The following table summarizes the compensation of our principal executive officers during 2007:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Total ($)
James E. McKee	2007	$3,000	$3,000	$6,000
Secretary	2006	$3,000	$3,000	$6,000

Bruce N. Alpert	2007	$11,250	$11,250	$22,500
President	2006	$11,250	$11,250	$22,500

Galluccio Employment Agreement

On July 18, 2008, Teton entered into an employment agreement with Mr. Galluccio, pursuant to which Teton is obligated to pay Mr. Galluccio an annual draw and certain incentive compensation.  Mr. Galluccio is entitled to receive an annual draw of $250,000, which is payable in monthly installments.  His annual draw is offset by any incentive compensation payable to Mr. Galluccio.  As compensation for performing portfolio management of any of the Westwood Funds, Mr. Galluccio is entitled to receive incentive compensation equal to 20% of “net revenues,” as defined in the agreement, of such funds.  In addition, as compensation for introducing sales of share classes of the Westwood Funds that carry 12b-1 fees, Mr. Galluccio is entitled to receive 40% of the 12b-1 fees typically paid to distributors of such funds for such accounts.  In addition, Teton has agreed to issue to Mr. Galluccio an amount of class A restricted stock equal to 20% of our outstanding common stock, inclusive of the restricted stock issuance, on the date of the spin-off.  Thirty percent of these shares will vest on the third anniversary of the spin-off and the balance on the fifth anniversary of the spin-off, provided that the restricted stock vest immediately prior to the consummation of a change of control and is subject to acceleration in the event of termination without cause.

The term of the employment agreement is five years.  In the event Teton terminates Mr. Galluccio’s employment prior to the expiration of the five year term without cause, other than due to disability or death, Mr. Galluccio would be entitled to receive the monthly installments of his annual draw until the five year anniversary of the agreement and he would be entitled to receive incentive compensation until his termination date.  If the termination occurred prior the third anniversary of the agreement, 20% of the restricted shares Mr. Galluccio is entitled to receive pursuant to the employment agreement will immediately vest.  If the termination occurred subsequent to the third anniversary of the agreement, 20% of the unvested portion of the restricted shares Mr. Galluccio is entitled to receive pursuant to the employment agreement will immediately vest.

DESCRIPTION OF CAPITAL STOCK AND GOVERNANCE

The Company has provided below a summary description of its capital stock and governance provisions.  This description is not complete, and is qualified in its entirety by the full text of the Company’s Certificate of Incorporation and By-laws.  You should read the full text of the Certificate of Incorporation and By-laws, as well as the provisions of applicable Delaware law.  These documents will be made available upon completion of the spin-off on Teton’s website, at www.tetonadv.com.

General

The Company is authorized under its Certificate of Incorporation to issue 1,200,000 shares of Class A common stock and 800,000 shares of Class B common stock, both par value $0.001 per share.  Upon completion of the spin-off, management expects that there will be approximately 1,043,394 shares of Teton common stock outstanding.

Common Stock

Voting Rights.  At any meeting of the shareholders, every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, the Certificate of Incorporation or the By-laws, Class A common shareholders shall have one (1) vote for each such share and Class B common shareholders shall have ten (10) votes for each such share.  Except as otherwise required by statute, the Certificate of Incorporation or the By-laws, all elections of directors shall be decided by a plurality of votes cast, and all other matters shall be decided by a majority of the votes cast.

Dividends.  The Company does not intend initially to pay any cash dividends.  Its board of directors may review this policy from time to time and, if deemed appropriate, may amend or modify it in the future.

Conversion.  The holder of any shares of class B common stock may, at such holder’s option, elect to convert all or any portion of the shares of class B common stock held by such person into a number of fully paid and nonassessable shares of class A common stock at a conversion rate of one share of class A common stock for each share of class B common stock.

Upon completion of the spin-off, all of the outstanding shares of common stock will be validly issued, fully paid and nonassessable.

Board of Directors

Teton’s By-laws provide that directors shall be elected at each annual shareholder meeting by a plurality of the votes cast and shall hold office for a term expiring at the next annual meeting of shareholders, with each director to hold office until his or her successor has been duly elected and qualified.  All vacancies on the board of directors, including those created by an increase in the size of the board, shall be filled by vote of the remaining directors, even if less than a quorum.

Amendments to Teton’s By-laws

The Company’s Certificate of Incorporation and By-laws provide that the board of directors shall have the power to make, alter or repeal the By-laws of the corporation, subject to the power of the shareholders to alter or repeal the By-laws made or altered by the board of directors.

Special Shareholder Meetings

Teton’s By-laws provide that special meetings of its shareholders may be called by the Chairman, the President or a resolution of the board of directors of Teton.

No Cumulative Voting for Directors

Teton’s Certificate of Incorporation and By-laws do not provide for cumulative voting in the election of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Teton has two classes of common stock: class A and class B.

GAMCO Investors, Inc. owned approximately 4.9% of Teton’s class A shares and approximately 98.1% of its class B shares as of February 13, 2009.

GGCP, Inc. owned approximately 95% of the combined voting power of the outstanding common stock of GAMCO and approximately 72% of the equity interest of GAMCO.  Mr. Gabelli owned approximately 75% of the shares of GGCP.  Cascade Investments, L.L.C., Frederick J. Mancheski and Royce & Associates owned approximately 23.1%, 25.1% and 7.7% of GAMCO’s class A shares.  The ownership percentages set forth in this paragraph is accurate as of December 31, 2008.

MJG IV Partnership owned approximately 47.9% of Teton’s class A shares and none of its class B shares.  Mr. Gabelli is the general partner of MJG IV Partnership and the limited partners of MJG IV Partnership are family members of Mr. Gabelli.  The ownership percentages set forth in this paragraph is accurate as of February 13, 2009.

Westwood Management Corporation owned approximately 31.9% of Teton’s class A shares.  Westwood Holdings Group owns 100% of Westwood Management Corporation.  The ownership percentages set forth in this paragraph is accurate as of February 13, 2009.

GAMCO has historically performed many corporate functions for Teton.  Also, in connection with the spin-off, Teton has entered into certain other agreements with GAMCO to define Teton’s ongoing relationship with GAMCO after the spin-off.  These other agreements define responsibility for obligations arising before and after the spin-off date, including obligations relating to Teton’s employees, certain transitional services, and taxes.  See “Arrangements Between Teton and GAMCO.”

GAMCO owns 15.8% of Westwood Holdings Group Inc.

Teton invested all of its cash equivalents in 2007 in money market mutual funds managed by Gabelli Funds, LLC. Gabelli Funds, LLC is owned 100% by GAMCO.  At December 31, 2007 and 2006, Teton had approximately $1,725,000 and $2,561,000 respectively, in these money market funds and earned approximately $114,000 and $231,000 for the years ended December 31, 2007 and 2006, respectively.

Gabelli & Company, Inc. (“Gabelli & Co.”), serves as the principal distributor for the Funds. As distributor, Gabelli & Co. incurs certain promotional and distribution costs, which are expensed as incurred, related to the sale of Fund shares. Gabelli & Co. receives reimbursements from the Company in connection with these distribution activities to the extent such costs exceed distribution fees received from the mutual funds managed by the Company.  Such amounts are repaid to the Company if distribution fees are in excess of distribution expenses of the Funds. In connection with its role as principal distributor, the Company reimbursed Gabelli & Co. distribution expenses of $12,000 and received from Gabelli & Co. approximately $123,000 of previously paid reimbursed distribution expenses in 2007 and 2006, respectively.  As of December 31, 2007 and 2006, there was $303,000 and $291,000, respectively, contingently payable to the Company from Gabelli & Co., representing the net accumulated reimbursements paid by the Company to Gabelli & Co. since the inception of each of the Funds calculated on an individual Fund basis.  Gabelli & Co. is owned 100% by Gabelli Securities, Inc., which in turn is owned 92% by GAMCO.

Teton paid GAMCO administration fees based on the average net assets of the Funds, amounting to approximately $854,000 and $819,000 for the years ended December 31, 2007 and 2006, respectively.  Teton also paid GAMCO reimbursement for compensation, which amounted to approximately $279,000 and $307,000 for the years ended December 31, 2007 and 2006, respectively.  Teton pays Westwood Management Corporation a sub-advisory fee of 35% of net revenues for funds which Westwood acts as the sub-advisor.  The percentage of net revenues is defined as advisory fees less 20 basis points for administrative fees, after any expense reimbursements paid by Teton to the Westwood Funds.  The fees amounted to approximately $840,000 and $844,000 for the years ended December 31, 2007 and 2006, respectively. Westwood Management Corporation is owned 100% by Westwood Holdings Group.

Teton pays Westwood Management Corporation a sub-advisory fee of 35% of net revenues for funds which Westwood acts as the sub-advisor.  The percentage of net revenues is defined as advisory fees less 20 basis points for administrative fees, after any expense reimbursements paid by Teton to the Westwood Funds.  The fees amounted to approximately $840,000 and $844,000 for the years ended December 31, 2007 and 2006, respectively. Westwood Management Corporation is owned 100% by Westwood Holdings Group.

Teton is charged or incurs certain overhead expenses that are also attributable to other affiliates. These overhead expenses are allocated to the Company by GAMCO, if general and administrative related, and by Gabelli & Company, if payroll or expense reimbursement related, as the expenses are incurred, based upon methodologies periodically reviewed by the management of the Company and the affiliates for reasonableness.  During 2007 and 2006, GAMCO allocated $1,147,000 and $1,037,000, respectively, and Gabelli & Company allocated $291,000 and $184,000, respectively.  The methodologies of the allocation are based on usage of shared services, whether personnel, administrative or other.  Each service is analyzed by management as to the users of the service and is allocated in proportion to that usage at the cost of the particular service.

Teton’s payables to affiliates at December 31, 2007 and 2006 are non-interest bearing and are receivable and payable on demand.  At December 31, 2007 and 2006, the amount payable to GAMCO was $260,000 and $374,000, respectively, the amount payable to Gabelli & Company was $270,000 and $81,000, respectively, and the amount payable to Westwood Management Corporation was $139,000 and $72,000, respectively.

On November 30, 2007, the shareholders of GAMCO approved, subject to final action by GAMCO's Board of Directors, the distribution to GAMCO’s shareholders of the shares of common stock of Teton that GAMCO owns.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitation of Liability of Directors

Teton’s Certificate of Incorporation and By-laws limit the liability of directors to the maximum extent permitted by Delaware law.  Delaware law provides that directors of a corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its shareholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

Indemnification of Officers and Directors

Teton’s Certificate of Incorporation and By-laws provide that each person who was or is a director or officer shall be indemnified to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and states that the Company may advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

Teton has obtained directors and officers liability insurance for the benefit of its directors and officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Teton Advisors, Inc.

There were 1,043,394 shares of our common stock outstanding on February 13, 2009.  The following table sets forth, as of February 13, 2009, certain information with respect to: (i) all persons known to us who beneficially own more than 5% of any class of our common stock as of such date; and (ii) ownership by our executive officers or directors owned any of our common stock as of such date.

Name of Beneficial Owner 1	Title of Class	Shares owned	Percent of class (%)
5% or Greater Shareholders
GAMCO Investors, Inc.	Class A	30,970	8.9
	Class B	408,800	58.7
WestwoodManagemenCorporation	Class A	200,000	57.6
MJG IV Partnership	Class A	21,152	6.1
	Class B	279,200	40.1
Bruce N. Alpert	Class A	60,242	17.3
	Class B	-	0
Directors and Executive Officers
Douglas R. Jamieson**	Class A	606	*
	Class B	8,000	1.1
Jeffrey M. Farber***	Class A	-	0
	Class B	-	0
Alfred W. Fiore	Class A	-	0
	Class B	-	0
Nicholas F. Galluccio (2)	Class A	-	0
	Class B	-	0
Edward T. Tokar	Class A	-	0
	Class B	-	0
All Directors and ExecutiveOfficers as a Group (6 persons)	Class A	60,848	17.5
	Class B	8,000	1.1

(*)	Represents beneficial ownership of less than 1%.

(**)	Expected to continue his current directorship with the Company following the spin-off and expected to provide services to us under the Administrative Agreement.

(***)	Expected to continue serving as Chief Financial Officer of Teton following the spin-off pursuant to the terms of the Administrative Agreement.

(1)
The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580; Westwood Management Corporation, 200 Crescent Court, Suite 1200, Dallas, TX 75201; MJG IV Partnership, One Corporate Center, Rye, NY 10580; and Bruce N. Alpert, One Corporate Center, Rye, NY 10580.

(2)	Pursuant to the terms of the employment agreement between Teton and Mr. Galluccio, Teton is required to issue Mr. Galluccio shares of class A restricted stock in the Company equal to 20% of Teton’s outstanding common stock as of the date of the spin off. This table of beneficial ownership does not reflect this issuance.

GAMCO Investors, Inc.

There were 27,745,789 shares of GAMCO common stock outstanding on December 31, 2008.  The following table sets forth, as of December 31, 2008, the number and percentage of outstanding shares of GAMCO common stock beneficially owned as of such date by (i) each of GAMCO’s directors, (ii) each of GAMCO’s named executive officers, (iii) all of GAMCO’s executive officers and directors as a group and (iv) each of GAMCO’s shareholders who we believe is a beneficial owner of more than 5% of GAMCO’s outstanding class A and/or B common stock.

The table also reflects the number and percentage of our shares of class B common stock each of these persons and entities is expected to receive in the spin-off, assuming that there are no changes in their holdings of GAMCO common stock after December 31, 2008. and assuming a distribution ratio of 14.930 shares of our class B common stock for every one thousand (1,000) shares of GAMCO common stock held as of the record date.

The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options).  Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table.

	GAMCO shares				Teton shares of class B common stock
Name of Beneficial Owner*	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class (%)
5% or Greater Shareholders
Cascade Investment, L.L.C	Class A	1,702,703	(1)	23.1	Class B	1,356	**
	Class B	-		**	Class B	-	0
Frederick J. Mancheski	Class A	1,845,739	(2)	25.1	Class B	27,557	6.7
Royce & Associates, LLC	Class A	568,575	(3)	7.7	Class B	8,489	2.1
GGCP, Inc.	Class B	20,028,500		98.3	Class B	299,024	73.1

Directors and Executive Officers
Mario J. Gabelli	Class A	14,300	(4)	**	Class B	213	**
	Class B	20,272,532	(5)	99.5	Class B	302,668	74.0
Bruce N. Alpert	Class A	34,390	(6)	**	Class B	409	**
	Class B	655		**	Class B	10	**
Kieran Caterina	Class A	5,000	(7)	**	Class B	-	0
Jeffrey M. Farber***	Class A	25,000	(8)	**	Class B	-	0
Douglas R. Jamieson***	Class A	41,751	(9)	**	Class B	86	**
	Class B	20,000		**	Class B	299	**
Diane M. LaPointe	Class A	5,000	(7)	**	Class B	-	0
Edwin L. Artzt	Class A	10,000	(10)	**	Class B	-	0
Raymond C. Avansino, Jr.	Class A	84,000	(11)	1.1	Class B	1,254	**
Richard L. Bready	Class A	1,000		**	Class B	15	**
John D. Gabelli	Class A	17,434	(12)	**	Class B	118	**
	Class B	1,065		**	Class B	16	**
Eugene R. McGrath	Class A	1,000	(13)	**	Class B	15	**
Robert S. Prather, Jr.	Class A	10,010	(10)	**	Class B	-	0
All Directors and Executive Officers as a Group (12 persons)	Class A	248,885		3.4	Class B	2,110	**
	Class B	20,294,252		99.6	Class B	302,993	74.1

(*)
The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: Cascade Investment, L.L.C., 2365 Carillon Point, Kirkland, WA 98033; Frederick J. Mancheski, 1060 Vegas Valley Drive, Las Vegas, NV 89109; Royce & Associates, LLC, 1414 Avenue of the Americas, New York, NY 10019; and Mario J. Gabelli, One Corporate Center, Rye, NY 10580.

(**)	Represents beneficial ownership of less than 1%.

(***)	Expected to provide services to us under the Administrative Agreement.

(1)
As reported in Amendment No. 7 to Schedule 13D that was filed with the Securities and Exchange Commission by Cascade Investment, L.L.C. (“Cascade”) on October 2, 2008, Cascade beneficially owns 1,611,858 shares of common stock issuable upon conversion of convertible notes purchased by it from GAMCO and 90,845 shares directly. The shares beneficially owned by Cascade Investment, L.L.C. may be deemed to be beneficially owned by William H. Gates III, the sole member of Cascade Investment, L.L.C.

(2)
As reported in Amendment to Schedule 13D as filed with the Securities and Exchange Commission by Mr. Frederick J. Mancheski dated December 31, 2007, Mr. Mancheski beneficially owns 1,845,739 shares of common stock. Pursuant to an Exchange and Standstill Agreement between GAMCO and Mr. Mancheski, dated May 31, 2006, 345,273 of these shares remain subject to a lockup period of two years which began on September 1, 2006.  On the first day of each month during the lockup period, 86,318 shares are freed from the restriction and may thereafter be sold. Pursuant to the Exchange and Settlement Agreement, Mr. Mancheski also agreed, among other things, (i) not to solicit proxies in opposition to GAMCO management; (ii) not to attempt to exercise any control over management or GAMCO; (iii) to vote his shares in favor of the nominees and positions advocated by the board of directors; (iv) subject to certain exceptions, not to acquire any additional shares of GAMCO or seek to acquire GAMCO; (v) not to become part of a “group” with any other persons; (vi) not to initiate, propose or submit one or more shareholder proposals or induce or attempt to induce any other person to initiate any shareholder proposal; (vii) not to seek to call or to request the call of, a special meeting of the GAMCO’s shareholders, or make a request for a list of GAMCO’s shareholders; (viii) not to deposit any Class A Stock or other Voting Securities (as defined in the Exchange and Standstill Agreement) in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof; and (ix) not to commence, encourage, or support any derivative action in the name of GAMCO or any class action against GAMCO or any of its officers or directors, each for a period of ten years.

(3)	As reported in an amendment to Schedule 13G, dated January 26, 2009. According to this filing, Royce & Associates LLC has sole voting and sole dispositive power with respect to these shares

(4)
All 44,500 shares are owned by a private charitable foundation for which Mr. Gabelli serves as the Chairman, Chief Investment Officer and Trustee.  Mr. Gabelli disclaims beneficial ownership of all 44,500 shares.

(5)
20,028,500 of these shares are owned by GGCP, Inc.  Mr. Gabelli disclaims beneficial ownership of the shares owned by GGCP, Inc. in excess of his ownership interest in GGCP, Inc.  52,055 shares are authorized to be converted into an equal number of class A shares.

(6)
Includes 2,000 shares that may be acquired through the exercise of stock options and includes 5,000 shares which are restricted as to Mr. Alpert’s ability to dispose of these until December 2010 for 1,500 shares and until December 2012 for 3,500 shares.

(7)	All 5,000 shares are restricted as to the officer’s ability to dispose of these until December 2010 for 1,500 shares and until December 2012 for 3,500 shares.

(8)	All 25,000 shares are restricted as to the officer’s ability to dispose of these until July 2011 for 7,500 shares and until July 2013 for 17,500 shares.

(9)
Includes 20,000 shares that may be acquired through the exercise of stock options and includes 16,000 shares which are restricted as to Mr. Jamieson’s ability to dispose of these until December 2010 for 4,800 shares and until December 2012 for 11,200 shares.

(10)	Includes 10,000 shares that may be acquired through exercise of options.

(11)	Includes 60,000 shares that are owned by entities for which Mr. Avansino serves as a director or officer. Mr. Avansino disclaims beneficial ownership of 60,000 shares.

(12)
Includes 2,000 shares which are restricted as to Mr. John Gabelli’s ability to dispose of these until December 2010 for 600 shares and until December 2012 for 1,400 shares.  Includes 7,500 shares that may be acquired through exercise of options.

(13)	Mr. McGrath has shared voting and dispositive power with respect to these shares.

Prior to the spin-off, there are nine holders of Class A shares of Teton and eight holders of Class B shares.
WHERE YOU CAN FIND MORE INFORMATION

For further information with respect to Teton’s business and common stock being received by holders of GAMCO common stock in the spin-off, please refer to GAMCO’s website, www.gabelli.com, Teton’s website at www.tetonadv.com, or contact GAMCO at One Corporate Center, Rye, New York 10580 or by telephone at (914) 921-5000.  While this information statement has provided a summary of the material terms of certain agreements and other documents, the summary does not describe all of the details of the agreements and other documents.  Each statement on this information statement regarding an agreement or other document is qualified in all respects by such agreement or other document.  These documents will be available to Teton shareholders upon request following the spin-off, and in most cases will also be available on GAMCO’s and/or Teton’s website.

As a result of the spin-off, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC.  These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s Public Reference Room and the SEC’s website at http://www.sec.gov.

Teton intends to furnish its shareholders with annual reports containing financial statements (beginning with the year ending December 31, 2008), audited, and with an opinion expressed by, an independent registered public accounting firm.

We plan to make available free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. All of these documents will be made available free of charge on our website, www.tetonadv.com, and will be provided free of charge to any shareholders requesting a copy by writing to: Teton Advisors, Inc., One Corporate Center, Rye, NY 10580, Attention: Nicholas Galluccio.

The information on our website is not, and shall not be deemed to be, a part of this information statement or incorporated into any other filings we make with the SEC.

You should rely only on the information contained in this information statement and other documents referred to in this information statement.  Neither Teton nor GAMCO has authorized anyone to provide you with other information or information that is different.  This information statement is being furnished by GAMCO solely to provide information to Teton shareholders who will receive Teton class B common stock in the spin-off.  It is not, and it is not to be construed as, an inducement or encouragement to buy or sell any securities of GAMCO or Teton.  Teton and GAMCO believe that the information presented herein is accurate as of the date hereof.  Changes will occur after the date of this information statement.  However, neither Teton nor GAMCO is obligated to nor intends to update the information, except to the extent required in the normal course of each company’s respective public disclosure practices, and if required by the federal securities laws.

Exhibit A

Financial Statements
Gabelli Advisers, Inc. (currently known as Teton Advisors, Inc.)

For the years ended December 31, 2007 and 2006
with Report of Independent Auditors

Gabelli Advisers, Inc.
Financial Statements

For the years ended December 31, 2007 and 2006

Report of Independent Auditors

The Board of Directors and Stockholders

Gabelli Advisers, Inc.

We have audited the accompanying statements of financial condition of Gabelli Advisers, Inc. (the “Company”) as of December 31, 2007 and 2006, and the related statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States and in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gabelli Advisers, Inc. at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
February 27, 2008

1

Gabelli Advisers, Inc.

Statements of Income

	Years ended December 31,
	2007	2006

Revenues
Investment advisory fees	$3,841,410	$3,676,139
Interest income	114,315	230,806
Total revenues	3,955,725	3,906,945

Expenses
Marketing and administrative fees	854,003	819,296
Sub-advisory fees	840,065	843,628
Distribution costs and expense reimbursements	366,882	130,368
Compensation	278,772	307,332
Other	108,487	78,632
Total expenses	2,448,209	2,179,256

Income before income taxes	1,507,516	1,727,689
Income tax expense	520,802	596,688
Net income	$986,714	$1,131,001

Net income per share:
Basic	$0.94	$1.08
Diluted	$0.94	$1.08

Weighted average shares outstanding:
Basic	1,050,715	1,051,394
Diluted	1,050,715	1,051,394

See accompanying notes.

2

Gabelli Advisers, Inc.

Statements of Financial Condition

	December 31,
	2007	2006

Assets
Cash equivalents	$1,725,461	$2,561,080
Investment advisory fees receivable	321,249	301,020
Deferred tax asset	-	13,649
Current tax receivable	-	16,024
Receivables from affiliates	-	40,582
Other assets	19,626	39,874
Total assets	$2,066,336	$2,972,229

Liabilities and stockholders’ equity
Payables to affiliates	$669,367	$527,253
Compensation payable	36,681	43,573
Income taxes payable	13,629	-
Dividend payable	-	1,366,811
NTF payable	48,317	272,389
Accrued expenses and other liabilities	50,792	20,118
Total liabilities	818,786	2,230,144

Stockholders’ equity:
Class A Common stock, $.001 par value; 1,200,000 shares authorized: 259,394 shares issued and outstanding in 2007 and 2006	259	259
Class B Common stock, $.001 par value; 800,000 shares authorized; 784,000 issued and outstanding in 2007; 792,000 issued and outstanding in 2006	784	792
Additional paid in capital – Class A	296,911	296,911
Retained earnings	949,596	444,123
Total stockholders’ equity	1,247,550	742,085
Total liabilities and stockholders’ equity	$2,066,336	$2,972,229

See accompanying notes.

3

Gabelli Advisers, Inc.

Statements of Stockholders’ Equity

Years ended December 31, 2007 and 2006

			Additional
	Common Stock		Paid in Capital	Retained
	Class A	Class B	- Class A	Earnings	Total

Balance at December 31, 2005	$259	$792	$296,911	$679,933	$977,895
Net income	–	–	–	1,131,001	1,131,001
Dividends paid	–	–	–	(1,366,811)	(1,366,811)
Balance at December 31, 2006	259	792	296,911	444,123	742,085
Net income	–		–	986,714	986,714
Stock repurchased	–	(8)	–	(8,112)	(8,120)
Dividends paid	–	–	–	(473,129)	(473,129)
Balance at December 31, 2007	$259	$784	$296,911	$949,596	$1,247,550

See accompanying notes.

4

Gabelli Advisers, Inc.

Statements of Cash Flows

	Years ended December 31,
	2007	2006
Cash flows from operating activities
Net income	$986,714	$1,131,001
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred tax asset	13,648	(11,607)
(Increase) decrease in operating assets:
Investment advisory fees receivable	(20,229)	6,368
Receivables from affiliates	40,582	(36,893)
Other assets	20,248	(8,967)
(Decrease) increase in operating liabilities:
Payables to affiliates	142,114	(3,102,034)
Compensation payable	(6,892)	43,573
Income taxes payable	29,654	(21,705)
NTF payable	(224,072)	78,824
Accrued expenses and other liabilities	30,674	(18,046)
Total adjustments	25,727	(3,070,487)
Net cash provided by (used in) operating activities	1,012,441	(1,939,486)
Cash flows from financing activities
Dividends paid	(1,839,940)	-
Stock repurchased	(8,120)	-
Net cash used in financing activities	(1,848,060)	-

Net decrease in cash equivalents	(835,619)	(1,939,486)
Cash equivalents at beginning of year	2,561,080	4,500,566
Cash equivalents at end of year	$1,725,461	$2,561,080

Supplemental disclosure of cash flow information
Cash paid for income taxes	$477,500	$599,167

See accompanying notes.

5

Gabelli Advisers, Inc.

Notes to Financial Statements

December 31, 2007

A.	Organization

Gabelli Advisers, Inc. (the “Company”) is a 42%-owned subsidiary of GAMCO Investors, Inc. (“GBL”), and serves as the investment advisor of the GAMCO Westwood Funds (“Funds”, individually “Fund”).  The Company’s capital structure consists of 1,200,000 shares authorized of Class A common stock with one vote per share and 800,000 shares authorized of Class B common stock with ten votes per share.  At the date of incorporation, 200,000 shares of the Class A shares were issued to Westwood Management Corporation (“WMC”) and 800,000 shares of Class B shares were issued to GBL and its affiliates.  In addition, certain shareholders exercised warrants to purchase 59,394 shares of the Class A common stock for $5 per share on December 31, 2001.

The Company receives the majority of its revenues from advisory contracts with the six Funds for which it serves as the Investment Adviser.  The contracts are subject to renewal annually by (i) the Board of Trustees or (ii) the fund’s shareholders and, in either case, the vote of a majority of the trustees who are not parties to the agreement or “interested persons” of any such party, within the meaning of the Investment Company Act of 1940.  The fees for serving as Investment Adviser range from 0.60% to 1.00% of the average daily assets under management.  The fees are calculated daily and paid to the Company on a monthly basis.  Each Fund may terminate its investment management agreement at any time upon 60 days’ written notice by (i) a vote of the majority of the Board of Trustees cast in person at a meeting called for the purpose of voting on such termination or (ii) a vote at a meeting of shareholders of the lesser of either 67% of the voting shares represented in person or by proxy or 50% of the outstanding voting shares of such Fund. Each investment management agreement automatically terminates in the event of its assignment, as defined in the Investment Company Act.  The Company may terminate an investment management agreement without penalty on 60 days’ written notice.  The Company’s principal market is in the United States.

The Company is an investment adviser registered under the Investment Advisers Act of 1940.

6

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

B.  Significant Accounting Policies

Cash Equivalents

Cash equivalents consist of affiliated money market mutual funds which are highly liquid.

Fair Values of Financial Instruments

The carrying amounts of all assets and liabilities in the statements of financial condition approximate their fair values.

Revenue Recognition

Investment advisory fees are computed daily, by an unaffiliated administrator for the Funds, based on average net assets and amounts receivable are included in investment advisory fees receivable in the statement of financial condition. These fees are recognized as earned in the period in which the service is provided and received in the month after they are earned.

Distribution Costs and Expense Reimbursements

The Company incurs certain promotion and distribution costs, which are expensed as incurred, principally related to the sale of shares of open-end mutual funds.  The Company has agreements with three of the Funds to reimburse expenses in order to maintain Fund expenses at a certain level.  Reimbursement of expenses to the Funds under these agreements is recorded on a gross basis, in the statements of income as expense reimbursements.  For 2007 and 2006, expense reimbursements were approximately $170,000 and $115,000, respectively.

Sub-advisory fees

Sub-advisory fees are based on predetermined percentages of net revenues of the individual funds and are recognized as expenses as the related services are performed.

7

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

B.  Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes under the liability method prescribed by Financial Accounting Standards Board (“FASB”) Statement No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial accounting purposes and the amounts used for income tax purposes.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which is an interpretation of Statement 109.  This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Company’s historical accounting policy with respect to penalties and interest related to tax uncertainties has been to classify these amounts as income taxes, and the Company continued this classification upon the adoption of FIN 48.  The Company adopted this interpretation on January 1, 2007.  There was no impact from the adoption of this interpretation.

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Earnings Per Share

Net income per share is computed in accordance with FASB Statement No. 128, “Earnings Per Share”.  Basic net income per common share is calculated by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the year.  As the Company does not have any common stock equivalents outstanding diluted net income per share is the same as basic net income per share.

8

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

B.  Significant Accounting Policies (continued)

Recent Accounting Developments

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“Statement 157”). The statement provides guidance for using fair value to measure assets and liabilities. The statement provides guidance to companies about the extent of which to measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The statement applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The statement does not expand the use of fair value in any new circumstances. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. The Company plans to adopt this statement on January 1, 2008. The impact of adopting Statement 157 is expected to be minimal to the Company’s financial statements, as the Company will continue to account for cash equivalents at fair value.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115,” (“Statement 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. The standard’s objective is to reduce both the complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Statement 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  This statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007.  The Company plans to adopt this statement on January 1, 2008.  The impact of adopting Statement 159 is expected to be immaterial to the Company’s financial statements.

9

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

C.  Income Taxes

The Company accounts for income taxes under the liability method prescribed by Statement 109.  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the temporary differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Future tax benefits are recognized only to the extent that realization of such benefits is more likely than not.  At December 31, 2006, the Company’s deferred tax asset relates to accrued portfolio manager compensation.

In June 2006, the FASB issued FIN 48.  See the Recent Accounting Developments section of Note B for details pertaining to the Company’s adoption and impact of adoption.

The provision for (benefit from) income taxes for the years ended December 31, 2007 and 2006 consisted of the following:

	2007	2006
Federal:
Current	$494,476	$593,966
Deferred	13,307	(11,316)
State and local:
Current	12,678	14,328
Deferred	341	(290)
	$520,802	$596,688

The difference between the Company’s statutory U.S. tax rate and its effective tax rate is primarily due to the effects of state and local income taxes.

The effective tax rate for each of the years ended December 31, 2007 and 2006 was 34.5% and 34.5%, respectively.

10

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

D.  Stockholders’ Equity

On December 12, 2006, the Board of Directors declared a $1.30 per share dividend to all shareholders of record on December 15, 2006 and payable January 4, 2007.

On July 19, 2007, the Board of Directors declared a $0.45 per share dividend to all shareholders of record on July 23, 2007 and payable July 30, 2007.

The Company repurchased 8,000 shares of Class B common stock from a shareholder, who also was an employee of GBL, upon his resignation from GBL at the November 30, 2007 book value.

E.  Related Party Transactions

All cash equivalents at December 31, 2007 and 2006 were invested in money market mutual funds managed by Gabelli Funds, LLC, an affiliate. The Company earned interest income from these investments of approximately $114,000 and $231,000 for the years ended December 31, 2007 and 2006, respectively, which comprises other income.

Gabelli & Company, Inc. (“Gabelli & Co.”), an affiliate of the Company, serves as the principal distributor for the Funds. As distributor, Gabelli & Co. incurs certain promotional and distribution costs, which are expensed as incurred, related to the sale of Fund shares. Gabelli & Co. receives reimbursements from the Company in connection with these distribution activities to the extent such costs exceed distribution fees received from the mutual funds managed by the Company.  Such amounts will be repaid to the Company if distribution fees are in excess of distribution expenses of the Funds. In connection with its role as principal distributor, the Company reimbursed Gabelli & Co., during 2007, distribution expenses of $12,000 for distribution costs incurred in excess of distribution fees earned during 2007 and received from Gabelli & Co., during 2006, approximately $123,000 of previously paid reimbursed distribution expenses as Gabelli & Co.'s distribution fees exceeded distribution costs in 2006, which is included in distribution costs and expense reimbursements in the statements of income.  As of December 31, 2007 and 2006, there was $303,000 and $291,000, respectively, contingently payable to the Company from Gabelli & Co., representing the net accumulated reimbursements paid by the Company to Gabelli & Co. since the inception of each of the Funds calculated on an individual Fund basis.

The Company paid GBL marketing and administration fees based on the average net assets of the Funds, amounting to approximately $854,000 and $819,000 for the years ended December 31, 2007 and 2006, respectively. The Company also paid GBL reimbursement for compensation, which amounted to approximately $279,000 and $307,000 for the years ended December 31, 2007 and 2006, respectively.  The Company, as a subsidiary of GBL, benefits from certain synergies in respect to the Company’s expenses.  If the Company were no longer a subsidiary of GBL, the expenses of the Company could be higher.

11

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

E.  Related Party Transactions (continued)

The Company pays WMC a sub-advisory fee of 35% of net revenues for funds which Westwood acts as the sub-advisor, which amounted to approximately $840,000 and $844,000 for the years ended December 31, 2007 and 2006, respectively. Net revenues are defined as management fees less twenty basis points for marketing and administration expenses (which are paid to GBL) and less expense reimbursements to the funds for which it serves as a sub-advisor.

Effective July 1, 2007, the Board of Trustees of the Funds terminated the sub-advisory contracts with WMC with respect to the GAMCO Westwood Income Fund and GAMCO Westwood Small Cap Equity Fund.  The Company assumed responsibility for the day to day management of these portfolios.

The Company serves as the investment adviser for the Funds and earns advisory fees based on predetermined percentages of the net  average  assets of the Funds.  Advisory fees earned from the Funds were approximately $3,841,000 and $3,676,000 for the years ended December 31, 2007 and 2006, respectively.  Advisory fees receivable from the Funds were approximately $321,000 and $301,000 at December 31, 2007 and 2006, respectively.

The Company has receivables from the Funds of approximately $18,000 and $39,000, which are included in other assets in the statement of financial condition, at December 31, 2007 and 2006, respectively, relating to reimbursement of shareholder servicing costs associated with No Transaction Fee (“NTF”) programs.

The Company is charged or incurs certain overhead expenses that are also attributable to other affiliates. These overhead expenses are allocated to the Company by other affiliates or allocated by the Company to other affiliates as the expenses are incurred.  The expenses are allocated based on usage of shared services, whether personnel, administrative or other.  Each service is analyzed by management as to the users of the service and in what capacity the user was serving and is allocated in proportion to that usage across the various entities at the cost of the particular service.  Management believes that this proportionate allocation methodology of overhead expenses to the Company and the affiliates is a reasonable method.

The Company’s receivables from and payables to affiliates at December 31, 2007 and 2006 are non-interest bearing and are receivable and payable on demand.

On November 30, 2007, the shareholders of GBL approved, subject to final action by GBL’s Board of Directors, the distribution to GBL’s shareholders of the shares of common stock of the Company that GBL owns.

12

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

E.  Related Party Transactions (continued)

At December 31, 2007 and 2006, the payables to affiliates consist of compensation payables of $270,549 and $80,973, respectively, administrative expenses paid by an affiliate on behalf of the Company of $259,769 and $374,638, respectively, and sub advisory fees of $139,049 and $71,642, respectfully.

F.  Indemnifications

In the ordinary course of business, the Company may enter into contracts or agreements that contain indemnifications or warranties.  Future events could occur that lead to the execution of these provisions against the Company.  Based on its history and experience, the Company believes that the likelihood of any such event is remote.

G. Subsequent Events

A shareholder meeting was held on January 24, 2008 where the shareholders voted to change the name of the Company to Teton Advisors, Inc.  The name change became effective on January 25, 2008.

13

Financial Statements
Gabelli Advisers, Inc. (currently known as Teton Advisors, Inc.)

For the years ended December 31, 2006 and 2005

with Report of Independent Auditors

Gabelli Advisers, Inc.

Financial Statements

For the years ended December 31, 2006 and 2005

Report of Independent Auditors

The Board of Directors and Stockholders

Gabelli Advisers, Inc.

We have audited the accompanying statements of financial condition of Gabelli Advisers, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States and in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gabelli Advisers, Inc. at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

New York, New York

October 25, 2007

1

Gabelli Advisers, Inc.

Statements of Operations

	Years ended December 31
	2006	2005

Revenues
Investment advisory fees	$3,676,139	$3,682,140
Other income	230,806	116,592
Total revenues	3,906,945	3,798,732

Expenses
Management fees	-	1,479,227
Sub-advisory fees	843,628	758,485
Marketing and administrative fees	819,296	819,697
Compensation	307,332	213,873
Distribution costs and expense reimbursements	130,368	437,613
Other	78,632	92,467
Total expenses	2,179,256	3,801,362

(Loss) income before income taxes	1,727,689	(2,630)
Income taxes (benefit) expense	596,688	(1,394)
Net (loss) income	$1,131,001	$(1,236)

Net income per share:
Basic	$1.08	$(0.00)
Diluted	$1.08	$(0.00)

Weighted average shares outstanding:
Basic	1,051,394	1,051,394
Diluted	1,051,394	1,051,394

See accompanying notes.

2

Gabelli Advisers, Inc.

Statements of Financial Condition

	December 31
	2006	2005
Assets
Cash equivalents	$2,561,080	$4,500,566
Investment advisory fees receivable	301,020	307,388
Deferred tax asset	13,649	2,042
Current tax receivable	16,024	-
Receivables from affiliates	40,582	3,689
Other assets	39,874	30,907
Total assets	$2,972,229	$4,844,592

Liabilities and stockholders’ equity
Payables to affiliates	$527,253	$3,629,287
Income taxes payable	-	5,681
Dividend payable	1,366,811	-
Accrued expenses and other liabilities	336,080	231,729
Total liabilities	2,230,144	3,866,697

Stockholders’ equity:
Class A Common stock, $.001 par value; 1,200,000 shares authorized: 259,394 shares issued and outstanding in 2005 and 2006	259	259
Class B Common stock, $.001 par value; 800,000 shares authorized; 792,000 issued and outstanding in 2005 and 2006	792	792
Additional paid in capital – Class A	296,911	296,911
Retained earnings	444,123	679,933
Total stockholders’ equity	742,085	977,895
Total liabilities and stockholders’ equity	$2,972,229	$4,844,592

See accompanying notes.

3

Gabelli Advisers, Inc.

Statements of Stockholders’ Equity

Years ended December 31, 2006 and 2005

			Additional
	Common Stock		Paid in Capital	Retained
	Class A	Class B	- Class A	Earnings	Total

Balance at December 31, 2004	$259	$792	$296,911	$512,041	$810,003
Cumulative adjustment to
retained earnings	–	–	–	169,128	169,128
Balance at December 31, 2004, as restated	259	792	296,911	681,169	979,131
Net loss	–	–	–	(1,236)	(1,236)
Balance at December 31, 2005	259	792	296,911	679,933	977,895
Net income	–	–	–	1,131,001	1,131,001
Dividends paid	–	–	–	(1,366,811)	(1,366,811)
Balance at December 31, 2006	$259	$792	$296,911	$444,123	$742,085

See accompanying notes.

4

Gabelli Advisers, Inc.

Statements of Cash Flows

	Years ended December 31
	2006	2005
Cash flows from operating activities
Net (loss) income	$1,131,001	$(1,236)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Deferred tax asset	(11,607)	73,715
(Increase) decrease in operating assets:
Investment advisory fees receivable	6,368	(1,814)
Receivables from affiliates	(36,893)	29,805
Other assets	(8,967)	3,458
(Decrease) increase in operating liabilities:
Payables to affiliates	(3,102,034)	(782,097)
Income taxes payable	(21,705)	(50,679)
Accrued expenses and other liabilities	104,351	53,779
Total adjustments	(3,070,487)	(673,833)
Net cash used in operating activities	(1,939,486)	(675,069)

Net decrease in cash equivalents	(1,939,486)	(675,069)
Cash equivalents at beginning of year	4,500,566	5,175,635
Cash equivalents at end of year	$2,561,080	$4,500,566

Supplemental disclosure of cash flow information
Cash paid for income taxes	$599,167	$44,487
Cash paid for interest	$-	$700

See accompanying notes.

5

Gabelli Advisers, Inc.

Notes to Financial Statements

December 31, 2006

A.	Organization

Gabelli Advisers, Inc. (the “Company”) is a subsidiary of GAMCO Investors, Inc. (“GBL”), and serves as the investment advisor of the Westwood Funds (“Funds”).  The Company’s capital structure consists of 1,200,000 shares authorized of Class A common stock with one vote per share and 800,000 shares authorized of Class B common stock with ten votes per share.  At the date of incorporation, 200,000 shares of the Class A shares were issued to Westwood Management Corporation (“WMC”) and 800,000 shares of Class B shares were issued to GBL and its affiliates.  In addition, certain shareholders exercised warrants to purchase 59,394 shares of the Class A common stock for $5 per share on December 31, 2001.

The Company is an investment adviser registered under the Investment Advisers Act of 1940.

B.  Significant Accounting Policies

Cash Equivalents

The Company generally classifies money market mutual funds and other highly liquid investments with a maturity of three months or less as cash equivalents.

Fair Values of Financial Instruments

The carrying amounts of all assets and liabilities in the statements of financial condition approximate their fair values.

Revenue Recognition

Investment advisory fees are computed daily, by an unaffiliated administrator for the Funds, based on average net assets and amounts receivable are included in investment advisory fees receivable in the statement of financial condition.  These fees are recognized as earned in the period in which the service is provided and received in the month after they are earned.

Distribution Costs and Expense Reimbursements

The Company incurs certain promotion and distribution costs, which are expensed as incurred, principally related to the sale of shares of open-end mutual funds.  The Company has agreements with three of the Funds to reimburse expenses in order to maintain Fund expenses at a certain level.  Reimbursement of expenses to the Funds under these agreements is recorded on a gross basis, in the statements of income as expense reimbursements.  For 2006 and 2005, expense reimbursements were approximately $115,000 and $403,000, respectively.

6

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

B.  Significant Accounting Policies (continued)

Sub-advisory fees

Sub-advisory fees are based on predetermined percentages of net revenues of the individual funds and are recognized as expenses as the related services are performed.

Income Taxes

We account for income taxes under the liability method prescribed by Financial Accounting Standards Board (“FASB”) Statement No. 109, “Accounting for Income Taxes” (“Statement 109”).  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis.  Future tax benefits are recognized only to the extent that realization of such benefits is more likely than not.

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Earnings Per Share

Net income per share is computed in accordance with FASB Statement No. 128, “Earnings Per Share”.  Basic net income per common share is calculated by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the year.  As the Company does not have any common stock equivalents outstanding diluted net income per share is the same as basic net income per share.

Recent Accounting Developments

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Errors Corrections,” (“Statement 154”), which is a replacement of Accounting Principles Board Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.”  The statement applies to all voluntary changes in accounting principles, and changes the requirements for accounting for and reporting of a change in accounting principle.  Statement 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable.  The statement is effective for accounting changes and corrections for errors made in fiscal years beginning after December 15, 2005.  The statement does not change the transition provisions of any existing accounting pronouncements.  The Company adopted this statement on January 1, 2006.  The impact of adopting Statement 154 is immaterial to the financial statements.

7

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

B.  Significant Accounting Policies (continued)

Recent Accounting Developments (continued)

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which is an interpretation of Statement 109. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company plans to adopt this interpretation on January 1, 2007. The Company has completed its review and there is no impact of adoption to the Company’s financial statements.

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements”. The statement provides guidance for using fair value to measure assets and liabilities. The statement provides guidance to companies about the extent to which to measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The statement applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The statement does not expand the use of fair value in any new circumstances. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. The Company plans to adopt this statement on January 1, 2008. The impact of adopting this statement is expected to be immaterial to the financial statements.

In September 2006, Securities and Exchange Commission (“SEC”) released Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (the “SAB”). The SAB addresses diversity in how companies consider and resolve the quantitative effect of financial statement misstatements. The SAB is effective as of the beginning of  the first day of the first reporting period beginning after November 15, 2006.  The Company plans to adopt this SAB on January 1, 2007.  The impact of adopting this SAB is expected to be immaterial to the financial statements.

8

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

B.  Significant Accounting Policies (continued)

Recent Accounting Developments (continued)

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“Statement 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. The standard’s objective is to reduce both the complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Statement 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  This statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of Statement 157.  The Company plans to adopt this statement on January 1, 2008.  The impact of adopting Statement 159 is expected to be immaterial to the financial statements.

C.  Income Taxes

The Company accounts for income taxes under the liability method prescribed by Statement 109.  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the temporary differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Future tax benefits are recognized only to the extent that realization of such benefits is more likely than not.  At December 31, 2006 and 2005, the Company’s deferred tax asset relates to accrued portfolio manager compensation.

In June 2006, the FASB issued FIN 48. See the Recent Accounting Developments section of Note B for details pertaining to the Company’s adoption and expected effects.

9

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

C.  Income Taxes (continued)

The (benefit from) provision for income taxes for the years ended December 31, 2006 and 2005 consisted of the following:

	2006	2005
Federal:
Current	$593,966	$465
Deferred	(11,316)	(1,995)
State and local:
Current	14,328	189
Deferred	(290)	(53)
	$596,688	$(1,394)

The difference between the Company’s statutory U.S. tax rate and its effective tax rate is primarily due to the effects of state and local income taxes.

D.  Stockholders’ Equity

On December 12, 2006, the Board of Directors declared a $1.30 per share dividend to all shareholders of record on December 15, 2006 and payable January 4, 2007.  The cumulative adjustment to retained earnings reflects overaccrual of legal, tax preparation and other expenses offset by an underaccrual of tax expense.

E.  Related Party Transactions

All cash equivalents at December 31, 2006 and 2005 were invested in money market mutual funds managed by Gabelli Funds, LLC, an affiliate. The Company earned interest income from these investments of approximately $230,806 and $116,592 for the years ended December 31, 2006 and 2005, respectively, which comprises other income.

10

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

E.  Related Party Transactions (continued)

Gabelli & Company, Inc. (“Gabelli & Co.”) serves as the principal distributor for the Funds. As distributor, Gabelli & Co. incurs certain promotional and distribution costs, which are expensed as incurred, related to the sale of Fund shares. Gabelli & Co. receives reimbursements from the Company in connection with these distribution activities to the extent such costs exceed distribution fees received from the mutual funds managed by the Company.  Such amounts will be repaid to the Company if distribution fees are in excess of distribution expenses of the Funds. In connection with its role as principal distributor, Gabelli & Co., during 2006 and 2005, refunded to the Company approximately $123,000 and $110,000 of previously paid reimbursed distribution expenses as Gabelli & Co.'s distribution fees exceeded distribution costs in 2006 and 2005, respectively, which is included in distribution costs and expense reimbursements in the statements of operations.  As of December 31, 2006 and 2005, there was $290,582 and $413,892, respectively, contingently payable to the Company from Gabelli & Co., representing the net accumulated reimbursements paid by the Company to Gabelli & Co. since the inception of each of the Funds calculated on an individual Fund basis.

The Company paid GBL marketing and administration fees based on the average net assets of the Funds, amounting to approximately $819,000 and $820,000 for the years ended December 31, 2006 and 2005, respectively. The Company also paid GBL a management fee of $1,200,000 in 2005 and reimbursement for compensation, which amounted to approximately $307,000 and $214,000 for the years ended December 31, 2006 and 2005, respectively.  In 2006, management of the Company and GBL agreed to eliminate the management fee.  Based on a review of the services provided on an ongoing basis it was determined that the marketing and administration fee and the allocated overhead expenses, including portfolio management compensation, were appropriate to reflect the services and costs between the parties.

The Company, as a subsidiary of GBL, benefits from certain synergies in respect to the Company’s expenses.  If the Company were no longer a subsidiary of GBL, the expenses of the Company could be higher.

The Company pays WMC a sub-advisory fee of 35% of net revenues for the five funds which Westwood acts as the sub-advisor, which amounted to approximately $844,000 and $758,000 for the years ended December 31, 2006 and 2005, respectively. Net revenues are defined as management fees less twenty basis points for marketing and administration expenses (which are paid to GBL) and less expense reimbursements to the funds for which it serves as a sub-advisor.

The Company also paid WMC a management fee based on 20% of the Company’s pre-tax profits before consideration of management fees. This fee approximated $279,000 for the year ended December 31, 2005.  In 2006, management of the Company and WMC agreed to eliminate the management fee.  Based on a review of the services provided on an ongoing basis it was determined that the sub-advisory fees were appropriate to reflect the services between the parties.

11

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

E.  Related Party Transactions (continued)

The Company serves as the investment adviser for the Funds and earns advisory fees based on predetermined percentages of the average net assets of the Funds.  Advisory fees earned from the Funds were approximately $3,676,000 and $3,682,000 for the years ended December 31, 2006 and 2005, respectively.  Advisory fees receivable from the Funds were approximately $301,000 and $307,000 at December 31, 2006 and 2005, respectively.

The Company has receivables from the Funds of approximately $39,000 and $30,000 at December 31, 2006 and 2005, respectively, relating to reimbursement of shareholder servicing costs associated with No Transaction Fee (“NTF”) programs.

The Company is charged or incurs certain overhead expenses that are also attributable to other affiliates. These overhead expenses are allocated to the Company by other affiliates or allocated by the Company to other affiliates as the expenses are incurred.  The expenses are allocated based on usage of shared services, whether personnel, administrative or other.  Each service is analyzed by management as to the users of the service and in what capacity the user was serving and is allocated in proportion to that usage across the various entities at the cost of the particular service.  Management believes that this proportionate allocation methodology of overhead expenses to the Company and the affiliates is a reasonable method.

The Company’s receivables from and payables to affiliates at December 31, 2006 and 2005 are non-interest bearing and are receivable and payable on demand.

F.  Indemnifications

In the ordinary course of business, the Company may enter into contracts or agreements that contain indemnifications or warranties.  Future events could occur that lead to the execution of these provisions against the Company.  Based on its history and experience, the Company believes that the likelihood of any such event is remote.

G.  Subsequent Events

On July 19, 2007, the Board of Directors declared a $0.45 per share dividend to all shareholders of record on July 23, 2007 and payable July 30, 2007.

Effective July 1, 2007, the Board of Trustees of the Westwood Funds terminated the sub-advisory contracts with Westwood Management Corporation with respect to the Westwood Income Fund and Westwood Small Cap Equity Fund.  The Company assumed responsibility for the day to day management of these portfolios.

12

Exhibit B

Unaudited Condensed Financial Statements

Teton Advisors, Inc. (formerly Gabelli Advisers, Inc.)

Unaudited Quarterly Report for the Period Ended September 30, 2008

Teton Advisors, Inc.

Condensed Financial Statements

Unaudited Quarterly Report for Period Ended September 30, 2008

Teton Advisors, Inc.

Condensed Statements of Income

(Unaudited)

	Three months ended September 30,
	2008	2007

Revenues
Investment advisory fees	$972,011	$977,561
Interest income	5,515	30,768
Total revenues	977,526	1,008,329

Expenses
Marketing and administrative fees	215,310	217,035
Sub-advisory fees	198,148	211,828
Distribution costs and expense reimbursements	128,796	108,452
Compensation	216,551	10,793
Other	101,681	12,447
Total expenses	860,486	560,555

Income before income taxes	117,040	447,774
Income tax expense	40,444	150,453
Net income	$76,596	$297,321

Net income per share:
Basic	$0.07	$0.28
Diluted	$0.07	$0.28

Weighted average shares outstanding:
Basic	1,043,394	1,051,394
Diluted	1,043,394	1,051,394

See accompanying notes

1

Teton Advisors, Inc.

Condensed Statements of Income

(Unaudited)

	Nine months ended September 30,
	2008	2007

Revenues
Investment advisory fees	$2,921,389	$2,839,684
Interest income	31,884	80,685
Total revenues	2,953,273	2,920,369

Expenses
Marketing and administrative fees	648,697	631,711
Sub-advisory fees	606,266	628,993
Distribution costs and expense reimbursements	314,616	290,667
Compensation	385,616	157,157
Other	203,080	46,288
Total expenses	2,158,275	1,754,816

Income before income taxes	794,998	1,165,553
Income tax expense	274,736	392,220
Net income	$520,262	$773,333

Net income per share:
Basic	$0.50	$0.74
Diluted	$0.50	$0.74

Weighted average shares outstanding:
Basic	1,043,394	1,051,394
Diluted	1,043,394	1,051,394

See accompanying notes

2

Teton Advisors, Inc.

Condensed Statements of Financial Condition

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets
Cash equivalents	$743,239	$1,725,461
Investment advisory fees receivable	296,265	321,249
Deferred tax asset	35,711	-
Other assets	43,441	19,626
Total assets	$1,118,656	$2,066,336

Liabilities and stockholders’ equity
Payables to affiliates	$191,475	$669,367
Compensation payable	60,571	36,681
Income taxes payable	-	13,629
NTF payable	31,617	48,317
Accrued expenses and other liabilities	110,575	50,792
Total liabilities	394,238	818,786

Stockholders’ equity:
Class A Common stock, $.001 par value; 1,200,000 shares authorized: 259,394 shares issued and outstanding	259	259
Class B Common stock, $.001 par value; 800,000 shares authorized; 784,000 issued and outstanding	784	784
Additional paid in capital – Class A	296,911	296,911
Retained earnings	426,464	949,596
Total stockholders’ equity	724,418	1,247,550
Total liabilities and stockholders’ equity	$1,118,656	$2,066,336

See accompanying notes

3

Teton Advisors, Inc.

Condensed Statements of Stockholders’ Equity

(Unaudited)

For the Nine Months Ended September 30, 2008

			Additional
	Common Stock		Paid in Capital	Retained
	Class A	Class B	- Class A	Earnings	Total

Balance at December 31, 2007	$259	$784	$296,911	$949,596	$1,247,550
Dividends declared	–	–	–	(1,043,394)	(1,043,394)
Net income	–	–	–	520,262	520,262
Balance at September 30, 2008	$259	$784	$296,911	$426,464	$724,418

See accompanying notes.

4

Teton Advisors, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities
Net income	$520,262	$773,333
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred tax asset	(35,711)	-
Depreciation	509	-
(Increase) decrease in operating assets:
Investment advisory fees receivable	24,984	(26,513)
Receivables from affiliates	-	14,807
Other assets	(24,324)	29,877
(Decrease) increase in operating liabilities:
Payables to affiliates	(477,892)	1,255,083
Compensation payable	23,890	10,146
Income taxes payable	(13,629)	80,420
NTF payable	(16,700)	(243,348)
Accrued expenses and other liabilities	59,783	10,703
Total adjustments	(459,090)	1,131,175
Net cash provided by operating activities	61,172	1,904,508
Cash flows from financing activities
Dividends paid	(1,043,394)	(1,839,940)
Net cash used in financing activities	(1,043,394)	(1,839,940)

Net increase (decrease) in cash equivalents	(982,222)	64,568
Cash equivalents at beginning of period	1,725,461	2,561,080
Cash equivalents at end of period	$743,239	$2,625,648

Supplemental disclosure of cash flow information
Cash paid for income taxes	$345,250	$311,800

See accompanying notes.

5

Teton Advisors, Inc.

Notes to Condensed Financial Statements

September 30, 2008 (unaudited)

A.	Organization

Teton Advisors, Inc. (the “Company”) (formerly Gabelli Advisers, Inc.) is a 42%-owned subsidiary of GAMCO Investors, Inc. (“GBL”), and serves as the investment advisor of the GAMCO Westwood Funds (“Funds”, individually “Fund”).  The Company’s capital structure consists of 1,200,000 shares authorized of Class A common stock with one vote per share and 800,000 shares authorized of Class B common stock with ten votes per share.  At the date of incorporation, 200,000 shares of the Class A shares were issued to Westwood Management Corporation (“WMC”) and 800,000 shares of Class B shares were issued to GBL and its affiliates.  In addition, certain shareholders exercised warrants to purchase 59,394 shares of the Class  common stock for $5 per share on December 31, 2001.

The Company receives the majority of its revenues from advisory contracts with the six Funds for which it serves as the Investment Adviser.  The contracts are subject to renewal annually by (i) the Board of Trustees or (ii) the fund’s shareholders and, in either case, the vote of a majority of the trustees who are not parties to the agreement or “interested persons” of any such party, within the meaning of the Investment Company Act of 1940.  The fees for serving as Investment Adviser range from 0.60% to 1.00% of the average daily assets under management.  The fees are calculated daily and paid to the Company on a monthly basis.  Each Fund may terminate its investment management agreement at any time upon 60 days’ written notice by (i) a vote of the majority of the Board of Trustees cast in person at a meeting called for the purpose of voting on such termination or (ii) a vote at a meeting of shareholders of the lesser of either 67% of the voting shares represented in person or by proxy or 50% of the outstanding voting shares of such Fund. Each investment management agreement automatically terminates in the event of its assignment, as defined in the Investment Company Act.  The Company may terminate an investment management agreement without penalty on 60 days’ written notice.  The Company’s principal market is in the United States.

The Company is an investment adviser registered under the Investment Advisers Act of 1940.

6

Teton Advisors, Inc.

Notes to Condensed Financial Statements (continued)

A.  Organization (continued)

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  Accordingly, they are not audited and do not include all of the information and notes required for complete financial statements.  These financial statements and notes should be read in conjunction with the financial statements and notes thereto included in the Company’s financial statements for the year ended December 31, 2007.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three and nine month periods ending September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

B.  Related Party Transactions

All cash equivalents at September 30, 2008 and December 31, 2007 were invested in money market mutual funds managed by Gabelli Funds, LLC, an affiliate. The Company earned interest income from these investments of approximately $6,000 and $31,000 for the three-month periods ended September 30, 2008 and 2007, respectively, and approximately $32,000 and $81,000 for the nine-month periods ended September 30, 2008 and 2007, respectively, which comprises other income.

Gabelli & Company, Inc. (“Gabelli & Co.”), an affiliate of the Company, serves as the principal distributor for the Funds. As distributor, Gabelli & Co. incurs certain promotional and distribution costs, which are expensed as incurred, related to the sale of Fund shares. Gabelli & Co. receives reimbursements from the Company in connection with these distribution activities to the extent such costs exceed distribution fees received from the mutual funds managed by the Company.  Such amounts will be repaid to the Company if distribution fees are in excess of distribution expenses of the Funds. In connection with its role as principal distributor, the Company received from Gabelli & Co. approximately $6,000 of previously paid reimbursed distribution expenses for the three months ended September 30, 2008, paid approximately $27,000 for the three months ended September 30, 2007 and received approximately $34,000 of previously paid reimbursed distribution expenses and paid approximately $24,000 for the nine months ended September 30, 2008 and 2007, respectively, which is included in distribution costs and expense reimbursements in the statements of income.  As of September 30, 2008 and December 31, 2007, there was $268,000 and $303,000, respectively, contingently payable to the Company from Gabelli & Co.

7

Teton Advisors, Inc.

Notes to Condensed Financial Statements (continued)

B.  Related Party Transactions (continued)

The Company paid GBL marketing and administration fees based on the average net assets of the Funds, amounting to approximately $215,000 and $217,000 for the three month periods ended September 30, 2008 and 2007, respectively, and approximately $649,000 and $632,000 for the nine month periods ended September 30, 2008 and 2007, respectively. The Company also paid GBL reimbursement for compensation, which amounted to approximately $217,000 and $11,000 for the three month periods ended September 30, 2008 and 2007, respectively, and approximately $386,000 and $157,000 for the nine month periods ended September 30, 2008 and 2007, respectively.  The Company, as a subsidiary of GBL, benefits from certain synergies in respect to the Company’s expenses.  If the Company were no longer a subsidiary of GBL, the expenses of the Company could be higher.

The Company pays WMC a sub-advisory fee of 35% of net revenues for funds which Westwood acts as the sub-advisor, which amounted to approximately $198,000 and $212,000 for the three month periods ended September 30, 2008 and 2007, respectively, and approximately $606,000 and $629,000 for the nine month periods ended September 30, 2008 and 2007, respectively. Net revenues are defined as investments advisory fees less twenty basis points for marketing and administration expenses (which are paid to GBL) and less expense reimbursements to the funds for which it serves as a sub-advisor.

Effective July 1, 2007, the Board of Trustees of the Funds terminated the sub-advisory contracts with WMC with respect to the GAMCO Westwood Income Fund and GAMCO Westwood Small Cap Equity Fund.  The Company assumed responsibility for the day to day management of these portfolios.

The Company serves as the investment adviser for the Funds and earns advisory fees based on predetermined percentages of the net average assets of the Funds.  Advisory fees earned from the Funds were approximately $972,000 and $978,000 for the three-month periods ended September 30, 2008 and 2007, respectively, and approximately $2,921,000 and $2,840,000 for the nine month periods ended September 30, 2008 and 2007, respectively.  Advisory fees receivable from the Funds were approximately $296,000 and $321,000 at September 30, 2008 and December 31, 2007, respectively.

The Company has receivables from the Funds of approximately $20,000 and $18,000, which are included in other assets in the statement of financial condition, at September 30, 2008 and December 31, 2007, respectively, relating to reimbursement of shareholder servicing costs associated with No Transaction Fee (“NTF”) programs.

The Company is charged or incurs certain overhead expenses that are also attributable to other affiliates. These overhead expenses are allocated to the Company by other affiliates or allocated by the Company to other affiliates as the expenses are incurred, based upon methodologies periodically reviewed by the management of the Company and the affiliates for reasonableness.  The methodologies of the allocation are based on usage of shared services, whether personnel, administrative or other.  Each service is analyzed by management as to the users of the service and is allocated in proportion to that usage at the cost of the particular service.

8

Teton Advisors, Inc.

Notes to Condensed Financial Statements (continued)

B.  Related Party Transactions (continued)

The Company’s receivables from and payables to affiliates at September 30, 2008 and December 31, 2007 are non-interest bearing and are receivable and payable on demand.

On November 30, 2007, the shareholders of GBL approved, subject to final action by GBL’s Board of Directors, the distribution to GBL’s shareholders of the shares of common stock of the Company that GBL owns.

At September 30, 2008 and December 31, 2007, the payables to affiliates consist of compensation payables of approximately $1,000 and $271,000, respectively, administrative expenses paid by an affiliate on behalf of the Company of approximately $126,000 and $260,000, respectively, and sub advisory fees of approximately $64,000 and $139,000, respectfully.

C.  Indemnifications

In the ordinary course of business, the Company may enter into contracts or agreements that contain indemnifications or warranties.  Future events could occur that lead to the execution of these provisions against the Company.  Based on its history and experience, the Company believes that the likelihood of any such event is remote.

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